PROSPECTUS SUPPLEMENT DATED MAY 10, 2005
(To Prospectus dated March 18, 2005)


                          $1,591,174,000 (APPROXIMATE)

                  MASTR ASSET BACKED SECURITIES TRUST 2005-OPT1     [MASTR Logo]

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                   (DEPOSITOR)

                         UBS REAL ESTATE SECURITIES INC.
                                    (SELLER)

                         OPTION ONE MORTGAGE CORPORATION
                                (MASTER SERVICER)

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-OPT1

         The MASTR Asset Backed Securities Trust 2005-OPT1 is issuing twenty classes of certificates, but is offering only sixteen classes through this prospectus supplement.

o The trust's main source of funds for making distributions on the certificates will be collections on closed end, fixed-rate and adjustable-rate mortgage loans secured by first and second mortgages or deeds of trust on residential one- to four-family properties.

o Credit enhancement will be provided by subordination as described in this prospectus supplement under "Description of the Offered Certificates--Credit Enhancement," overcollateralization as described in this prospectus supplement under "Description of the Offered Certificates--Overcollateralization Provisions," excess interest as described in this prospectus supplement under "Description of the Offered Certificates--Overcollateralization Provisions" and a primary mortgage insurance policies as described in this prospectus supplement under "Description of the Offered Certificates--The PMI Policies."

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-17 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 7 IN THE PROSPECTUS.

The certificates will not represent obligations of Mortgage Asset Securitization Transactions, Inc., UBS Real Estate Securities Inc., UBS Securities LLC or any other person or entity. No governmental agency or instrumentality will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

         The underwriter, UBS Securities LLC, will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. and expects to deliver the offered certificates in book entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System, to purchasers on or about May 12, 2005.

         The proceeds to the depositor are expected to be approximately $1,586,563,271 before deducting expenses. See "Underwriting" in this prospectus supplement. The underwriter will sell the offered certificates from time to time in negotiated transactions at varying prices determined at the time of sale.


                           [UBS Investment Bank Logo]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page

SUMMARY......................................................................S-5
RISK FACTORS................................................................S-17
FORWARD LOOKING STATEMENTS..................................................S-27
DEFINED TERMS...............................................................S-27
DESCRIPTION OF THE MORTGAGE LOANS...........................................S-28
UNDERWRITING STANDARDS OF OPTION ONE MORTGAGE CORPORATION...................S-53
THE MASTER SERVICER.........................................................S-58
DESCRIPTION OF THE OFFERED CERTIFICATES.....................................S-60
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-75
THE POOLING AND SERVICING AGREEMENT.........................................S-95
FEDERAL INCOME TAX CONSEQUENCES............................................S-100
ERISA CONSIDERATIONS.......................................................S-103
LEGAL INVESTMENT...........................................................S-104
USE OF PROCEEDS............................................................S-104
UNDERWRITING...............................................................S-104
RATINGS....................................................................S-104
LEGAL MATTERS..............................................................S-105
GLOSSARY OF TERMS..........................................................S-106

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         Information about the offered certificates is provided in two separate documents that progressively include more detail:

         o the accompanying prospectus, dated March 18, 2005, provides general information, some of which may not apply to the offered certificates; and

         o this prospectus supplement, which describes the specific terms of the offered certificates.

         Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

         IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         Cross references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The foregoing table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                        THE SERIES 2005-OPT1 CERTIFICATES

                                ORIGINAL
                                PRINCIPAL        INITIAL PASS
          CLASS                BALANCE(1)        THROUGH RATE          TYPE         FITCH      MOODY'S      S&P
          -----                ----------        ------------          ----         -----      -------      ---
OFFERED CERTIFICATES
Class A-1..............     $   666,810,000       Variable(2)         Senior         AAA         Aaa        AAA
Class A-2..............     $    74,091,000       Variable(2)         Senior         AAA         Aaa        AAA
Class A-3..............     $   316,612,000       Variable(2)         Senior         AAA         Aaa        AAA
Class A-4..............     $   247,690,000       Variable(2)         Senior         AAA         Aaa        AAA
Class A-5..............     $    45,612,000       Variable(2)         Senior         AAA         Aaa        AAA
Class M-1..............     $    46,469,000       Variable(2)       Mezzanine        AA+         Aa1        AA+
Class M-2..............     $    37,656,000       Variable(2)       Mezzanine        AA+         Aa2        AA+
Class M-3..............     $    24,837,000       Variable(2)       Mezzanine        AA+         Aa3         AA
Class M-4..............     $    39,259,000       Variable(2)       Mezzanine         AA         NR          AA
Class M-5..............     $    13,620,000       Variable(2)       Mezzanine        AA-         NR         AA-
Class M-6..............     $    15,223,000       Variable(2)       Mezzanine         A+         NR          A+
Class M-7..............     $    18,427,000       Variable(2)       Mezzanine         A          NR          A
Class M-8..............     $    14,422,000       Variable(2)       Mezzanine         A-         NR          A-
Class M-9..............     $    15,223,000       Variable(2)       Mezzanine        BBB+        NR         BBB+
Class M-10.............     $     8,012,000       Variable(2)       Mezzanine        BBB         NR         BBB
Class M-11.............     $     7,211,000       Variable(2)       Mezzanine        BBB-        NR         BBB-
NON-OFFERED CERTIFICATES
Class CE...............     $    11,215,935        N/A((3))        Subordinate       N/A         N/A        N/A
Class P................     $           100           N/A           Prepayment       N/A         N/A        N/A
                                                                     Charges
Class R................            N/A                N/A            Residual        N/A         N/A        N/A
Class R-X..............            N/A                N/A            Residual        N/A         N/A        N/A

-----------------
(1)   Approximate.
(2) The pass-through rate on the offered certificates is generally based on one-month LIBOR plus an applicable margin and is subject to an applicable rate cap, as described in this prospectus supplement.
(3) The pass-through rate for the Class CE Certificates will be as described in the pooling and servicing agreement.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

Issuer..................................    MASTR Asset Backed Securities Trust
                                            2005-OPT1. The trust will be
                                            established under a pooling and
                                            servicing agreement among Mortgage
                                            Asset Securitization Transactions,
                                            Inc., as depositor, Option One
                                            Mortgage Corporation, as master
                                            servicer and Wells Fargo Bank, N.A.,
                                            as trustee.

Depositor...............................    Mortgage Asset Securitization
                                            Transactions, Inc., a Delaware
                                            corporation. The depositor's address
                                            is 1285 Avenue of the Americas, New
                                            York, New York 10019, telephone
                                            number (212) 713 2000. See "The
                                            Depositor" in the accompanying
                                            prospectus.

Originator and Master Servicer..........    Option One Mortgage Corporation, a
                                            California corporation. The master
                                            servicer's principal office is 3
                                            Ada, Irvine, California 92618. See
                                            "The Master Servicer" in this
                                            prospectus supplement.

Seller..................................    UBS Real Estate Securities Inc. The
                                            seller's address is 1285 Avenue of
                                            the Americas, New York, New York
                                            10019, telephone number (212) 713
                                            2000.

Trustee.................................    Wells Fargo Bank, N.A., a national
                                            banking association. The trustee's
                                            corporate trust office is located
                                            (i) for certificate transfer
                                            purposes, at Sixth Street and
                                            Marquette Avenue, Minneapolis,
                                            Minnesota 55479 and (ii) for all
                                            other purposes, at 9062 Old
                                            Annapolis Road, Columbia, Maryland
                                            21045-1951. See "The Pooling and
                                            Servicing Agreement--The Trustee" in
                                            this prospectus supplement.

PMI Insurers............................    Mortgage Guaranty Insurance
                                            Corporation, a Wisconsin stock
                                            insurance corporation and Radian
                                            Guaranty Inc., a Pennsylvania
                                            corporation and Mortgage Guaranty
                                            Insurance Corporation, a Wisconsin
                                            stock insurance corporation. See
                                            "Description of the Offered
                                            Certificates--PMI Insurers" in this
                                            prospectus supplement.

NIMS Insurer............................    One or more insurance companies may
                                            issue a financial guaranty insurance
                                            policy covering certain payments to
                                            be made on net interest margin
                                            securities to be issued by a
                                            separate trust and secured by all or
                                            a portion of the Class CE
                                            Certificates and the Class P
                                            Certificates. In such event, the
                                            NIMS Insurer will be able to
                                            exercise rights which could
                                            adversely impact the
                                            certificateholders. See "Risk
                                            Factors--Rights of NIMS Insurer" in
                                            this prospectus supplement.

RELEVANT DATES

Cut-off Date............................    May 1, 2005.

Closing Date............................    On or about May 12, 2005.

Distribution Date.......................    The 25th day of each month or, if
                                            such day is not a business day, the
                                            next business day, commencing in
                                            June 2005.

Record Date.............................    In the case of any offered
                                            certificate held in book-entry form,
                                            the business day preceding the
                                            distribution date. In the case of
                                            any offered certificate held in
                                            registered, certificated form, the
                                            last business day of the month
                                            immediately preceding the month in
                                            which the distribution date occurs.

OFFERED CERTIFICATES....................    On the closing date, the trust will
                                            issue twenty classes of
                                            certificates, sixteen of which are
                                            being offered by this prospectus
                                            supplement and the accompanying
                                            prospectus. The assets of the trust
                                            that will support the certificates
                                            will consist of a pool of fixed-rate
                                            and adjustable-rate mortgage loans
                                            having the characteristics described
                                            in this prospectus supplement. The
                                            Class A-1 Certificates, the Class
                                            A-2 Certificates, the Class A-3
                                            Certificates, the Class A-4
                                            Certificates, the Class A-5
                                            Certificates, the Class M-1
                                            Certificates, the Class M-2
                                            Certificates, the Class M-3
                                            Certificates, the Class M-4
                                            Certificates, the Class M-5
                                            Certificates, the Class M-6
                                            Certificates, the Class M-7
                                            Certificates, the Class M-8
                                            Certificates, the Class M-9
                                            Certificates, the Class M-10
                                            Certificates and the Class M-11
                                            Certificates are the only classes of
                                            offered certificates and are
                                            referred to in this prospectus
                                            supplement as the "offered
                                            certificates."

                                            The Class A-1 Certificates, the
                                            Class A-2 Certificates, the Class
                                            A-3 Certificates, the Class A-4
                                            Certificates and the Class A-5
                                            Certificates are referred to in this
                                            prospectus supplement as the "Class
                                            A Certificates." The Class M-1
                                            Certificates, the Class M-2
                                            Certificates, the Class M-3
                                            Certificates, the Class M-4
                                            Certificates, the Class M-5
                                            Certificates, the Class M-6
                                            Certificates, the Class M-7
                                            Certificates, the Class M-8
                                            Certificates, the Class M-9
                                            Certificates, the Class M-10
                                            Certificates and the Class M-11
                                            Certificates are referred to in this
                                            prospectus supplement as the
                                            "Mezzanine Certificates."

OTHER CERTIFICATES......................    The trust will issue four additional
                                            classes of certificates. These
                                            certificates will be designated as
                                            the Class CE Certificates, the Class
                                            P Certificates, the Class R
                                            Certificates and the Class R-X
                                            Certificates and are not being
                                            offered to the public by this
                                            prospectus supplement and the
                                            prospectus.

                                            The Class CE Certificates will have
                                            an initial certificate principal
                                            balance of approximately
                                            $11,215,935, which is approximately
                                            equal to the overcollateralization
                                            required by the pooling and
                                            servicing agreement. The Class CE
                                            Certificates initially evidence
                                            an interest of approximately 0.70%
                                            in the trust. The Class CE
                                            Certificates will be sold to UBS
                                            Securities LLC on the closing date.

                                            The Class P Certificates will have
                                            an original certificate principal
                                            balance of $100 and will not be
                                            entitled to distributions in respect
                                            of interest. The Class P
                                            Certificates will be entitled to all
                                            prepayment charges received in
                                            respect of the mortgage loans. The
                                            Class P Certificates will be sold to
                                            UBS Securities LLC on the closing
                                            date.

                                            The Class R Certificates and the
                                            Class R-X Certificates (referred to
                                            in this prospectus supplement as the
                                            "Residual Certificates") will not
                                            have original certificate principal
                                            balances and are the classes of
                                            certificates representing the
                                            residual interests in the trust. The
                                            Residual Certificates will be sold
                                            to UBS Securities LLC on the closing
                                            date.

MORTGAGE LOANS..........................    On the closing date, the trust will
                                            acquire a pool of first lien and
                                            second lien fixed-rate and
                                            adjustable-rate mortgage loans that
                                            will be divided into two loan
                                            groups, Loan Group I and Loan Group
                                            II. The Group I Mortgage Loans will
                                            consist of fixed-rate and
                                            adjustable-rate mortgage loans with
                                            principal balances that conform to
                                            Fannie Mae and Freddie Mac loan
                                            limits. The Group II Mortgage Loans
                                            will consist of fixed-rate and
                                            adjustable-rate mortgage loans with
                                            principal balances that may or may
                                            not conform to Fannie Mae and
                                            Freddie Mac loan limits.

                                            The Class A-1 Certificates and the
                                            Class A-2 Certificates represent an
                                            interest in the Group I Mortgage
                                            Loans (referred to in this
                                            prospectus supplement as the "Group
                                            I Certificates"). The Class A-3
                                            Certificates, the Class A-4
                                            Certificates and the Class A-5
                                            Certificates represent an interest
                                            in the Group II Mortgage Loans
                                            (referred to in this prospectus
                                            supplement as the "Group II
                                            Certificates"). The Mezzanine
                                            Certificates represent interests in
                                            all of the mortgage loans.

                                            The statistical information in this
                                            prospectus supplement reflects the
                                            characteristics of the mortgage
                                            loans as of the cut-off date. After
                                            the date of this prospectus
                                            supplement and prior to the closing
                                            date, some mortgage loans may be
                                            added to the mortgage pool and some
                                            mortgage loans may be removed from
                                            the mortgage pool, as described
                                            under "Description of the Mortgage
                                            Loans" in this prospectus
                                            supplement. The depositor believes
                                            that the information set forth in
                                            this prospectus supplement is
                                            representative of the
                                            characteristics of the mortgage pool
                                            as it will be constituted at the
                                            closing date, although certain
                                            characteristics of the mortgage
                                            loans may vary.

                                            The mortgage loans consist of
                                            approximately 8,683 fixed-rate and
                                            adjustable-rate mortgage loans with
                                            an aggregate outstanding principal
                                            balance as of the cut-off date of
                                            approximately $1,602,390,035.

                                            The mortgage loans have the
                                            following characteristics (with all
                                            figures being approximate and all
                                            percentages and weighted averages
                                            being based on scheduled principal
                                            balances as of the cut-off date):

                                            Mortgage Loans with Prepayment Charges:          67.54%
                                            Fixed-Rate Mortgage Loans:                       15.36%
                                            Interest Only Mortgage Loans:                    17.70%
                                            Second Lien Mortgage Loans:                      0.73%
                                            Range of Remaining Term to Stated Maturities:    115 months - 357 months
                                            Weighted Average Remaining Term to Stated
                                              Maturity:                                      354 months
                                            Range of Original Principal Balances:            $50,000 - $1,450,000
                                            Average Original Principal Balance:              $185,115
                                            Range of Outstanding Principal Balances:         $44,738 - $1,445,989
                                            Average Outstanding Principal Balance:           $184,543
                                            Range of Current Mortgage Rates:                 4.290% - 12.500%
                                            Weighted Average Current Mortgage Rate:          7.071%
                                            Weighted Average Gross Margin of the
                                              Adjustable-Rate Mortgage Loans:                5.088%
                                            Weighted Average Maximum Mortgage Rate of the
                                              Adjustable-Rate Mortgage Loans:                13.038%
                                            Weighted Average Minimum Mortgage Rate of the
                                              Adjustable-Rate Mortgage Loans:                7.035%
                                            Weighted Average Initial Rate Adjustment Cap
                                              of the Adjustable-Rate Mortgage Loans:         2.992%
                                            Weighted Average Periodic Rate Adjustment Cap
                                              of the Adjustable-Rate Mortgage Loans:         1.001%
                                            Weighted Average number of months Until Next
                                              Adjustment Date for the Adjustable-Rate
                                              Mortgage Loans:                                21 months
                                            Geographic Concentration in Excess of 5%:
                                                    California                               24.22%
                                                    New York                                 10.30%
                                                    Massachusetts                            9.07%
                                                    Florida                                  6.87%

                                            The Group I Mortgage Loans consist
                                            of approximately 5,239 fixed-rate
                                            and adjustable-rate mortgage loans
                                            with an aggregate outstanding
                                            principal balance as of the cut-off
                                            date of approximately $878,886,200.

                                            The Group I Mortgage Loans have the
                                            following characteristics (with all
                                            figures being approximate and all
                                            percentages and weighted averages
                                            being based on scheduled principal
                                            balances as of the cut-off date):

                                            Mortgage Loans with Prepayment Charges:          62.30%
                                            Fixed-Rate Mortgage Loans:                       17.20%
                                            Interest Only Mortgage Loans:                    8.60%
                                            Second Lien Mortgage Loans:                      0.58%
                                            Range of Remaining Term to Stated Maturities:    115 months - 357 months
                                            Weighted  Average Remaining Term to Stated
                                              Maturity:                                      353 months
                                            Range of Original Principal Balances:            $50,000 - $556,000
                                            Average Original Principal Balance:              $168,342
                                            Range of Outstanding Principal Balances:         $45,636 - $553,660
                                            Average Outstanding Principal Balance:           $167,758
                                            Range of Current Mortgage Rates:                 4.290% - 12.500%
                                            Weighted Average Current Mortgage Rate:          7.112%
                                            Weighted Average Gross Margin of the
                                              Adjustable-Rate Group I Mortgage Loans:        5.153%
                                            Weighted Average Maximum Mortgage Rate of the
                                              Adjustable-Rate Group I Mortgage Loans:        13.078%
                                            Weighted Average Minimum Mortgage Rate of the
                                            Adjustable-Rate Group I Mortgage Loans:          7.077%
                                            Weighted Average Initial Rate Adjustment Cap
                                              of the Adjustable-Rate Group I Mortgage Loans: 2.995%
                                            Weighted Average Periodic Rate Adjustment Cap
                                              of the Adjustable-Rate Group I Mortgage Loans: 1.001%
                                            Weighted Average number of months Until Next     21 months
                                            Adjustment Date for the Adjustable-Rate Group
                                              I Mortgage Loans:
                                            Geographic Concentration in Excess of 5%:
                                            California                                       15.47%
                                            New York                                         12.69%
                                            Massachusetts                                    11.52%
                                            Florida                                          6.59%

                                            The Group II Mortgage Loans consist
                                            of approximately 3,444 fixed-rate
                                            and adjustable-rate mortgage loans
                                            with an aggregate outstanding
                                            principal balance as of the cut-off
                                            date of approximately $723,503,836.

                                            The Group II Mortgage Loans have the
                                            following characteristics (with all
                                            figures being approximate and all
                                            percentages and weighted averages
                                            being based on scheduled principal
                                            balances as of the cut-off date):

                                            Mortgage Loans with Prepayment Charges:          73.91%
                                            Fixed-Rate Mortgage Loans:                       13.11%
                                            Interest Only Mortgage Loans:                    28.75%
                                            Second Lien Mortgage Loans:                      0.91%
                                            Range of Remaining Term to Stated Maturities:    116 months - 357 months
                                            Weighted Average Remaining Term to Stated
                                              Maturity:                                      354 months
                                            Range of Original Principal Balances:            $50,000 - $1,450,000
                                            Average Original Principal Balance:              $210,630
                                            Range of Outstanding Principal Balances:         $44,738 - $1,445,989
                                            Average Outstanding Principal Balance:           $210,077
                                            Range of Current Mortgage Rates:                 4.850% - 12.450%
                                            Weighted Average Current Mortgage Rate:          7.021%
                                            Weighted Average Gross Margin of the
                                              Adjustable-Rate Group II Mortgage Loans:       5.012%
                                            Weighted Average Maximum Mortgage Rate of the
                                              Adjustable-Rate Group II Mortgage Loans:       12.991%
                                            Weighted Average Minimum Mortgage Rate of the
                                            Adjustable-Rate Group II Mortgage Loans:         6.988%
                                            Weighted Average Initial Rate Adjustment Cap of
                                              the Adjustable-Rate Group II Mortgage Loans:   2.989%
                                            Weighted Average Periodic Rate Adjustment Cap of
                                              the Adjustable-Rate Group II Mortgage Loans:   1.001%
                                            Weighted Average number of months Until Next
                                              Adjustment Date for the Adjustable-Rate Group
                                              II Mortgage Loans:                             21 months
                                            Geographic Concentration in Excess of 5%:
                                            California                                       34.86%
                                            New York                                         7.40%
                                            Florida                                          7.20%
                                            Massachusetts                                    6.11%

DISTRIBUTIONS ON THE CERTIFICATES

Interest Distributions..................    The pass-through rate for each class
                                            of offered certificates will be
                                            calculated at the per annum rate of
                                            one-month LIBOR plus the related
                                            margin as set forth below, subject
                                            to the limitations set forth in this
                                            prospectus supplement.

                                                                                    MARGIN (%)
                                                                                    ----------
                                                  CLASS                   (1)                        (2)
                                                  -----                   ---                        ---
                                                   A-1                   0.305                      0.610
                                                   A-2                   0.260                      0.520
                                                   A-3                   0.090                      0.180
                                                   A-4                   0.180                      0.360
                                                   A-5                   0.310                      0.620
                                                   M-1                   0.400                      0.600
                                                   M-2                   0.420                      0.630
                                                   M-3                   0.460                      0.690
                                                   M-4                   0.500                      0.750
                                                   M-5                   0.600                      0.900
                                                   M-6                   0.680                      1.020
                                                   M-7                   0.920                      1.380
                                                   M-8                   1.000                      1.500
                                                   M-9                   1.750                      2.625
                                                  M-10                   2.500                      3.750
                                                  M-11                   3.500                      5.250

                                            ----------
                                            (1) For each distribution date up to
                                                and including the Optional
                                                Termination Date, as defined in
                                                this prospectus supplement under
                                                "Pooling and Servicing
                                                Agreement-- Termination."

                                            (2) For each distribution date after
                                                the Optional Termination Date.


                                            See "Description of the Offered
                                            Certificates--Pass-Through Rates" in
                                            this prospectus supplement for
                                            additional information.

                                            Interest distributable on the
                                            certificates accrues during an
                                            accrual period. The accrual period
                                            for the offered certificates for any
                                            distribution date is the period from
                                            the previous distribution date (or,
                                            in the case of the first accrual
                                            period from the closing date) to the
                                            day prior to the current
                                            distribution date. Interest will be
                                            calculated for the offered
                                            certificates on the basis of the
                                            actual number of days in the accrual
                                            period, based on a 360-day year.

                                            The offered certificates will accrue
                                            interest on their certificate
                                            principal balance outstanding
                                            immediately prior to each
                                            distribution date.

                                            The Class CE Certificates will
                                            accrue interest as provided in the
                                            pooling and servicing agreement. The
                                            Class P Certificates and the
                                            Residual Certificates will not
                                            accrue interest.

                                            See "Description of the Offered
                                            Certificates" in this prospectus
                                            supplement for additional
                                            information.

Principal Distributions.................    Principal will be distributed to the
                                            holders of the offered certificates
                                            on each distribution date in the
                                            amounts described herein under
                                            "Description of the Offered
                                            Certificates--Allocation of
                                            Available Funds."

Distribution Priorities.................    Group I Certificates

                                            In general, on any distribution
                                            date, funds available for
                                            distribution from payments and other
                                            amounts received on the Group I
                                            Mortgage Loans will be distributed
                                            as follows:

                                            Interest Distributions
                                            to distribute interest concurrently,
                                            on each class of Group I
                                            Certificates, on a pro rata basis
                                            based on the entitlement of each
                                            such class; and

                                            Principal Distributions
                                            to distribute principal on the Group
                                            I Certificates, but only in the
                                            order of priority and amounts and to
                                            the extent described under
                                            "Description of the Offered
                                            Certificates--Allocation of
                                            Available Funds" in this prospectus
                                            supplement.

                                            Group II Certificates

                                            In general, on any distribution
                                            date, funds available for
                                            distribution from payments and other
                                            amounts received on the Group II
                                            Mortgage Loans will be distributed
                                            as follows:

                                            Interest Distributions
                                            to distribute interest concurrently,
                                            on each class of Group II
                                            Certificates, on a pro rata basis
                                            based on the entitlement of each
                                            such class; and

                                            Principal Distributions
                                            to distribute principal on the Group
                                            II Certificates, but only in the
                                            order of priority and amounts and to
                                            the extent described under
                                            "Description of the Offered
                                            Certificates--Allocation of
                                            Available Funds" in this prospectus
                                            supplement.

                                            Mezzanine Certificates

                                            In general, on any distribution
                                            date, funds available for
                                            distribution from payments and other
                                            amounts received on the Group I
                                            Mortgage Loans and the Group II
                                            Mortgage Loans, after the
                                            distributions on the Class A
                                            Certificates described above will be
                                            distributed as follows:

                                            Interest Distributions
                                            to distribute interest on the
                                            Mezzanine Certificates, but only in
                                            the amounts and to the extent
                                            described herein; and

                                            Principal Distributions
                                            to distribute principal on the
                                            Mezzanine Certificates, but only in
                                            the order of priority and amounts
                                            and to the extent described herein.

                                            See "Description of the Offered
                                            Certificates--Allocation of
                                            Available Funds" in this prospectus
                                            supplement for additional
                                            information.

Crosscollateralization..................    In certain circumstances, payments
                                            on the Group I Mortgage Loans may be
                                            used to make certain distributions
                                            to the holders of the Group II
                                            Certificates and payments on the
                                            Group II Mortgage Loans may be used
                                            to make certain distributions to the
                                            holders of the Group I Certificates.

                                            See "Description of the Offered
                                            Certificates--Allocation of
                                            Available Funds" in this prospectus
                                            supplement for additional
                                            information.

ADVANCES................................    The master servicer will make cash
                                            advances to cover delinquent
                                            payments of principal and interest
                                            to the extent it reasonably believes
                                            that the cash advances are
                                            recoverable from future payments or
                                            proceeds on the mortgage loans.
                                            Advances are intended to maintain a
                                            regular flow of scheduled interest
                                            and principal payments on the
                                            certificates and are not intended to
                                            guarantee or insure against losses.

                                            See "The Pooling and Servicing
                                            Agreement--Advances" in this
                                            prospectus supplement for additional
                                            information.

OPTIONAL TERMINATION....................    The NIMS Insurer, if any, or such
                                            other party as specified in the
                                            pooling and servicing agreement, may
                                            purchase all of the mortgage loans
                                            and any REO properties and retire
                                            the certificates when the aggregate
                                            current principal balance of the
                                            mortgage loans and any REO
                                            properties is equal to or less than
                                            10% of the aggregate principal
                                            balance of the mortgage loans as of
                                            the cut-off date.

                                            See "The Pooling and Servicing
                                            Agreement--Termination" and
                                            "Description of the Offered
                                            Certificates--Pass-Through Rates" in
                                            this prospectus supplement for
                                            additional information.

CREDIT ENHANCEMENT

Subordination...........................    The rights of the holders of the
                                            Mezzanine Certificates and the Class
                                            CE Certificates to receive
                                            distributions will be subordinated,
                                            to the extent described in this
                                            prospectus supplement, to the rights
                                            of the holders of the Class A
                                            Certificates.

                                            In addition, the rights of the
                                            holders of Mezzanine Certificates
                                            with higher numerical class
                                            designations to receive
                                            distributions will be subordinated
                                            to the rights of the holders of the
                                            Mezzanine Certificates with lower
                                            numerical class designations, and
                                            the rights of the holders of the
                                            Class CE Certificates to receive
                                            distributions will be subordinated
                                            to the rights of the holders of the
                                            Mezzanine

                                            Certificates, in each case to the
                                            extent described in this prospectus
                                            supplement.

                                            Subordination is intended to enhance
                                            the likelihood of regular
                                            distributions on the more senior
                                            certificates in respect of interest
                                            and principal and to afford such
                                            certificates protection against
                                            realized losses on the mortgage
                                            loans.

                                            See "Description of the Offered
                                            Certificates--Credit Enhancement" in
                                            this prospectus supplement for
                                            additional information.

Excess Interest.........................    The mortgage loans bear interest
                                            each month that in the aggregate is
                                            expected to exceed the amount needed
                                            to distribute monthly interest on
                                            the offered certificates and to pay
                                            certain fees and expenses of the
                                            trust. The excess interest from the
                                            mortgage loans each month will be
                                            available to absorb realized losses
                                            on the mortgage loans and to
                                            maintain overcollateralization at
                                            required levels as described in the
                                            pooling and servicing agreement.

                                            See "Description of the Offered
                                            Certificates--Allocation of
                                            Available Funds" and
                                            "--Overcollateralization" in this
                                            prospectus supplement for additional
                                            information.

Overcollateralization...................    As of the closing date, the
                                            aggregate principal balance of the
                                            mortgage loans as of the cut-off
                                            date will exceed the aggregate
                                            certificate principal balance of the
                                            offered certificates and the Class P
                                            Certificates by approximately
                                            $11,215,935, which is approximately
                                            equal to the initial certificate
                                            principal balance of the Class CE
                                            Certificates. Such amount represents
                                            approximately 0.70% of the aggregate
                                            principal balance of the mortgage
                                            loans as of the cut-off date and is
                                            the approximate amount of initial
                                            overcollateralization required to be
                                            provided under the pooling and
                                            servicing agreement. We cannot
                                            assure you that sufficient interest
                                            will be generated by the mortgage
                                            loans to maintain the required level
                                            of overcollateralization.

                                            See "Description of the Offered
                                            Certificates--Overcollateralization
                                            Provisions" in this prospectus
                                            supplement for additional
                                            information.

Allocation of Losses....................    If, on any distribution date, there
                                            is not sufficient excess interest or
                                            overcollateralization to absorb
                                            realized losses on the mortgage
                                            loans as described under
                                            "Description of the Offered
                                            Certificates-- Overcollateralization
                                            Provisions" in this prospectus
                                            supplement, then realized losses on
                                            the mortgage loans will be allocated
                                            to the Mezzanine Certificates, in
                                            reverse numerical order, until the
                                            certificate principal balances
                                            thereof are reduced to zero. The
                                            pooling and servicing agreement does
                                            not permit the allocation of
                                            realized losses on the mortgage
                                            loans to the Class A Certificates or
                                            the Class P Certificates; however
                                            investors in the Class A
                                            Certificates should realize that
                                            under certain loss scenarios there
                                            will not be enough interest and
                                            principal on the mortgage loans to
                                            distribute to the Class A
                                            Certificates all interest and
                                            principal amounts to which such
                                            certificates are then entitled.

                                            Once realized losses are allocated
                                            to the Mezzanine Certificates, such
                                            realized losses will not be
                                            reinstated thereafter (except in the
                                            case of subsequent recoveries).
                                            However, the amount of any realized
                                            losses allocated to the Mezzanine
                                            Certificates may be distributed to
                                            the holders of these certificates
                                            according to the priorities set
                                            forth under "Description of the
                                            Offered
                                            Certificates--Overcollateralization
                                            Provisions" in this prospectus
                                            supplement.

                                            See "Description of the Offered
                                            Certificates--Allocation of Losses;
                                            Subordination" in this prospectus
                                            supplement for additional
                                            information.

Cap Contracts...........................    The Group I Certificates, the Group
                                            II Certificates and the Mezzanine
                                            Certificates will have the benefit
                                            of a related cap contract to pay
                                            amounts in respect of basis risk
                                            shortfalls on such certificates.
                                            Each such cap contract requires the
                                            counterparty to make a payment to
                                            the extent one-month LIBOR as set
                                            forth in the related cap contract
                                            (subject to maximum one-month LIBOR
                                            as set forth in the related cap
                                            contract) for any interest accrual
                                            period exceeds the rate set forth in
                                            the related cap contract, multiplied
                                            by the notional amount set forth in
                                            the related cap contract and
                                            adjusted for the actual number of
                                            days in the related accrual period.
                                            Cap payments, if any, made by the
                                            counterparty will be deposited in
                                            the Net WAC Rate Carryover Reserve
                                            Account and will be available for
                                            distribution in respect of basis
                                            risk shortfall amounts on the
                                            related certificates as set forth in
                                            this prospectus supplement.

                                            See "Description of the
                                            Certificates--Cap Contracts" in this
                                            prospectus supplement for additional
                                            information.


PMI POLICIES............................    Approximately 73.76% of the Group I
                                            Mortgage Loans and approximately
                                            65.33% of the Group II Mortgage
                                            Loans (in each case, by aggregate
                                            principal balance of the related
                                            loan group as of the cut-off date),
                                            will be insured by an insurance
                                            policy issued by one of the PMI
                                            Insurers. However, such policies
                                            will provide only limited protection
                                            against losses on defaulted mortgage
                                            loans.

                                            See "Description of the
                                            Certificates--The PMI Policies" in
                                            this prospectus supplement for
                                            additional information.

REGISTRATION AND DENOMINATIONS OF
THE CERTIFICATES........................    The offered certificates will be
                                            book-entry securities clearing
                                            through The Depository Trust Company
                                            (in the United States) or upon
                                            request through Clearstream Banking
                                            Luxembourg and the Euroclear System
                                            (in Europe) in minimum denominations
                                            of $25,000.

TAX STATUS..............................    One or more elections will be made
                                            to treat designated portions of the
                                            trust (exclusive of the Net WAC Rate
                                            Carryover Reserve Account and the
                                            cap contracts) as real estate
                                            mortgage investment conduits for
                                            federal income tax purposes.

                                            See "Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement and in the prospectus for
                                            additional information.

ERISA CONSIDERATIONS....................    It is expected that the offered
                                            certificates may be purchased by a
                                            pension or other employee benefit
                                            plan subject to the Employee
                                            Retirement Income Security Act of
                                            1974, as amended, or Section 4975 of
                                            the Internal Revenue Code of 1986,
                                            as amended, so long as certain
                                            conditions are met. A fiduciary of
                                            an employee benefit plan must
                                            determine that the purchase of a
                                            certificate is consistent with its
                                            fiduciary duties under applicable
                                            law and does not result in a
                                            nonexempt prohibited transaction
                                            under applicable law.

                                            See "ERISA Considerations" in this
                                            prospectus supplement for additional
                                            information.

LEGAL INVESTMENT........................    The offered certificates will not
                                            constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984.

                                            See "Legal Investment" in this
                                            prospectus supplement.

CERTIFICATE RATINGS.....................    On the closing date, the offered
                                            certificates must have ratings not
                                            lower than those set forth in the
                                            table entitled "The Series 2005-OPT1
                                            Certificates" by each of Standard &
                                            Poor's, a division of The
                                            McGraw-Hill Companies, Inc., Moody's
                                            Investors Service, Inc. and Fitch
                                            Ratings.

                                            A security rating is not a
                                            recommendation to buy, sell or hold
                                            securities and the assigning rating
                                            organization may revise or withdraw
                                            a rating at any time. The ratings do
                                            not address the possibility that
                                            holders of the offered certificates
                                            may suffer a lower than anticipated
                                            yield.

                                            See "Ratings" in this prospectus
                                            supplement for additional
                                            information.

                                  RISK FACTORS

         Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

                  UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is distributed slower than you assume, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is distributed faster than you assume, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in each loan group may increase the difficulty in analyzing possible prepayment rates.

o Approximately 62.30% of the Group I Mortgage Loans and approximately 73.91% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from twelve months to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

o The originator may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the NIMS Insurer, if any, has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o The NIMS Insurer, if any, or such other party as specified in the pooling and servicing agreement, may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization, each as described herein, and the availability of the PMI Policy (which will provide limited coverage on some of the mortgage loans), liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the offered certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a pro rata basis based on the amount of principal actually received on the mortgage loans in the related loan group for the related distribution date. This, as well as the relative sizes of the loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the loan groups.

         See "Prepayment and Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

RIGHTS OF THE NIMS INSURER

         Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults and the right to direct the termination of the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement; and
(iii) the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor servicer or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

         INVESTORS IN THE OFFERED CERTIFICATES SHOULD NOTE THAT:

         o ANY INSURANCE POLICY ISSUED BY THE NIMS INSURER, IF ANY, WILL NOT COVER, AND WILL NOT BENEFIT IN ANY MANNER WHATSOEVER THE OFFERED CERTIFICATES;

         o THE RIGHTS TO BE GRANTED TO THE NIMS INSURER, IF ANY, ARE EXTENSIVE;

         o THE INTERESTS OF THE NIMS INSURER, IF ANY, MAY BE INCONSISTENT WITH, AND ADVERSE TO THE INTERESTS OF THE HOLDERS OF THE OFFERED CERTIFICATES AND THE NIMS INSURER, IF ANY, HAS NO OBLIGATION OR DUTY TO CONSIDER THE INTERESTS OF THE OFFERED CERTIFICATES IN CONNECTION WITH THE EXERCISE OR NONEXERCISE OF SUCH NIMS INSURER'S RIGHTS;

         o SUCH NIMS INSURER'S EXERCISE OF THE RIGHTS AND CONSENTS SET FORTH ABOVE MAY NEGATIVELY AFFECT THE OFFERED CERTIFICATES AND THE EXISTENCE OF SUCH NIMS INSURER'S RIGHTS, WHETHER OR NOT EXERCISED, MAY ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES RELATIVE TO

           OTHER ASSET-BACKED CERTIFICATES BACKED BY COMPARABLE MORTGAGE LOANS AND WITH COMPARABLE PAYMENT PRIORITIES AND RATINGS; AND

         o THERE MAY BE MORE THAN ONE SERIES OF NOTES INSURED BY THE NIMS INSURER AND THE NIMS INSURER WILL HAVE THE RIGHTS SET FORTH HEREIN SO LONG AS ANY SUCH SERIES OF NOTES REMAIN OUTSTANDING.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON THE OFFERED CERTIFICATES

         The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the master servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

         In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the "Relief Act"). See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the master servicer, any subservicer or any bond guaranty insurance policy.

INTEREST ONLY MORTGAGE LOANS

         Approximately 8.60% of the Group I Mortgage Loans and approximately 28.75% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), require the borrowers to make monthly payments only of accrued interest for the first 60 months following origination, Such mortgage loans are referred to herein as the "Interest Only Mortgage Loans."

         After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made or advanced on such mortgage loans for 60 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

SECOND LIEN LOAN RISK

         Approximately 0.58% of the Group I Mortgage Loans and approximately 0.91% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the master servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

SIMULTANEOUS SECOND LIEN RISK

         With respect to approximately 13.98% of the Group I Mortgage Loans and approximately 11.53% of the Group II Mortgage Loans (in each case by aggregate scheduled principal balance of the related loan group as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which will not be included in the trust. The weighted average loan-to-value ratio at origination of the first-liens on such mortgage loans is approximately 80.18% and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 99.45%.

         With respect to any mortgage loans originated with a simultaneous second lien, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on mortgage loans with a simultaneous second lien have less equity in the mortgaged property than is shown in the loan-to-value ratios set forth in this prospectus supplement. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

         A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement, is not enough to protect your certificates from these losses.

         Furthermore, although loan-level primary mortgage insurance coverage has been acquired on behalf of the trust from the PMI Insurer with respect to approximately 73.76% of the Group I Mortgage Loans and approximately 65.33% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), such coverage will provide only limited protection against losses on defaulted mortgage loans. Unlike a financial guaranty policy, coverage under the PMI Policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The PMI Insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

         The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses) is expected to be higher than the pass-through rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

o Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

o The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates. In addition, (i) the first adjustment of the rates for approximately 0.17% of the adjustable-rate Group I Mortgage Loans and approximately 0.33% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) will not occur until six-months after the date of origination, (ii) the first adjustment of the rates for approximately 92.47% of the adjustable-rate Group I Mortgage Loans and approximately 91.53% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) will not occur until two years after the date of origination, (iii) the first adjustment of the rates for approximately 7.36% of the adjustable-rate Group I Mortgage Loans and approximately 8.07% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) will not occur until three years after the date of origination and (iv) the first adjustment of the rates for approximately 0.07% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) will not occur until fifteen years after the date of origination. As a result, the pass-through rate on the offered certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

EFFECT OF MORTGAGE RATES ON THE OFFERED CERTIFICATES

         The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Group I Certificates is based on the weighted average of the mortgage rates on the Group I Mortgage Loans net of certain fees and expenses of the trust. The limit on the pass-through rates for the Group II Certificates is based on the weighted average of the mortgage rates on the Group II Mortgage Loans net of certain fees and expenses of the trust. The limit on the pass-through rates for the Mezzanine Certificates is based on the weighted average mortgage rate of the Group I Mortgage Loans and the Group II Mortgage Loans, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificate net of certain fees and expenses of the trust.

         The adjustable-rate mortgage loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates, generally, six-months, two years, three years or fifteen years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the offered certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

         A variety of factors could limit the pass-through rates on the offered certificates. Some of these factors are described below:

o The pass-through rates for the offered certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates, generally, six-months, two years, three years or fifteen years following their origination. Consequently, the limit on the pass-through rates on such offered certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the offered certificates are more likely to be limited.

o The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on such offered certificates may both decline or increase during the same period, but that the pass-through rates on such offered certificates may decline more slowly or increase more rapidly.

         If the pass-through rates on the offered certificates are limited for any distribution date, then in addition to the coverage afforded by the cap contracts, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust.

RISKS ASSOCIATED WITH THE MEZZANINE CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth under "Description of the Offered Certificates--Overcollateralization Provisions" in this prospectus supplement.

         Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least June 2008 or such other date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

         In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

         When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicing fee for the related period. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the master servicer.

         On any distribution date, any shortfalls resulting from the application of the Relief Act, and any Prepayment Interest Shortfalls to the extent not covered by compensating interest paid by the master servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. THE HOLDERS OF THE OFFERED CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS. IF THESE SHORTFALLS ARE ALLOCATED TO THE OFFERED CERTIFICATES THE AMOUNT OF INTEREST DISTRIBUTED TO THOSE CERTIFICATES WILL BE REDUCED, ADVERSELY AFFECTING THE YIELD ON YOUR INVESTMENT.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN PRINCIPAL BALANCE OF MORTGAGE LOANS

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 40.08% of the Group I Mortgage Loans and approximately 38.36% of the Group II Mortgage Loans (in each case, based on the aggregate principal balance of the related loan group as of the cut-off date) had loan-to-value ratios (or combined loan-to -value ratios with respect to second lien mortgage loans) in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the appraised value of such mortgaged properties. See "Underwriting Standards of Option One Mortgage Corporation" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION

         The chart presented under "Summary of Terms--Mortgage Loans" lists the states with the highest concentrations of mortgage loans. Mortgaged properties in California may be particularly susceptible to certain types of hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

o Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

         The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

         The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

High Cost Loans

         None of the mortgage loans are "High Cost Loans" within the meaning of the Homeownership Act or any state law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of Residential
Loans--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders--Homeownership Act and Similar State Laws" in the prospectus.

         In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

THE OFFERED CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

         The offered certificates will not represent an interest in or obligation of the depositor, the seller, the master servicer, the trustee or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the seller, the master servicer, the trustee, or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account, will be the sole source of distributions on the offered certificates, and there will be no recourse to the depositor, the seller, the master servicer, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the offered certificates.

LACK OF LIQUIDITY

         The underwriter intends to make a secondary market in the classes of certificates actually purchased by them, but have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE CAP CONTRACTS ARE SUBJECT TO COUNTERPARTY RISK

         The assets of the trust include the cap contracts, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the offered certificates. To the extent that distributions on the offered certificates depend in part on payments to be received by the trustee under the related cap contract, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the counterparty to the cap contracts. Although there is a mechanism in place to facilitate replacement of the cap contracts upon the default or credit impairment of the cap contract counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK ENTRY SYSTEM

         Ownership of the offered certificates will be registered electronically with the Depository Trust Company. The lack of physical certificates could:

o result in distribution delays on the offered certificates because the trustee will be sending distributions on the certificates to the Depository Trust Company instead of directly to you;

o make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

o hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Offered Certificates--Book Entry Certificates" in this prospectus supplement.

NATURE OF THE MORTGAGE LOANS

         The mortgage loans in the trust were originated or acquired in accordance with the Option One Guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

REDUCTION OR WITHDRAWAL OF RATINGS

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                           FORWARD LOOKING STATEMENTS

         In this prospectus supplement and the accompanying prospectus, we use certain forward looking statements. These forward looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

         (1) economic conditions and industry competition;

         (2) political and/or social conditions; and

         (3) the law and government regulatory initiatives.

         We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                 DEFINED TERMS

         We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use in this prospectus supplement under the caption "Glossary of Terms" in this prospectus supplement. We define capitalized terms we use in the accompanying prospectus under the caption "Glossary of Terms" in the prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by the originator at the time it sold the Mortgage Loans. Neither the underwriter nor the trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related Mortgaged Properties in each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the certificates, Mortgage Loans may be removed from any of the Loan Groups as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other Mortgage Loans may be included in each Loan Group prior to the issuance of the certificates unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Loans in such Loan Group as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans in each Loan Group will be representative of the characteristics of each such Loan Group as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in a Loan Group may vary.

         Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the Cut-off Date Principal Balance in the aggregate or with respect to the related Loan Group.

         The trust will consist of a pool of residential mortgage loans which will be divided into the Group I Mortgage Loans consisting of a group of fixed-rate and adjustable-rate, first lien and second lien, fully-amortizing mortgage loans with Principal Balances that conform to Fannie Mae and Freddie Mac loan limits. The Group II Mortgage Loans consisting of a group of fixed-rate and adjustable-rate, first lien and second lien, fully-amortizing mortgage loans with Principal Balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. The Group I Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $878,886,200. The Group II Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $723,503,836.

         All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units. The Group I Mortgage Loans consist of approximately 5,239 Mortgage Loans, of which approximately 99.42% are secured by first mortgages and approximately 0.58% are secured by second mortgages and the Group II Mortgage Loans consist of approximately 3,444 Mortgage Loans, of which approximately 99.09% are secured by first mortgages and approximately 0.91% are secured by second mortgages.

         The depositor will purchase the Mortgage Loans from the seller pursuant to the Mortgage Loan Purchase Agreement. Pursuant to the Pooling and Servicing Agreement, the depositor will cause the Mortgage Loans and the depositor's rights under the Mortgage Loan Purchase Agreement to be assigned to the trustee for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement.

         Each of the Mortgage Loans was selected from the seller's portfolio of mortgage loans. The Mortgage Loans were originated by the originator or acquired by the originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the originator in accordance with its underwriting standards as described under "Underwriting Standards of Option One Mortgage Corporation" in this prospectus supplement.

         Under the Mortgage Loan Purchase Agreement, the originator will make certain representations and warranties to the depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the originator will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders' interests in such Mortgage Loan. The seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the offered certificates in its capacity as seller. The originator will have no obligation with respect to the offered certificates other than the repurchase or substitution obligations described above.

         The Mortgage Loans are subject to the "due-on-sale" provisions included therein and each adjustable-rate Mortgage Loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

         Each Mortgage Loan will accrue interest at the related Mortgage Rate. Approximately 82.80% of the Group I Mortgage Loans are Adjustable-Rate Group I Mortgage Loans and approximately 17.20% of the Group I Mortgage Loans are Fixed-Rate Group I Mortgage Loans. Approximately 86.89% of the Group II Mortgage Loans are Adjustable-Rate Group II Mortgage Loans and approximately 13.11% of the Group II Mortgage Loans are Fixed-Rate Group II Mortgage Loans.

         Each fixed-rate Mortgage Loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

         Each adjustable-rate Mortgage Loan accrues interest at a Mortgage Rate that is adjustable following an initial period, generally, of six-months, two years, three years or fifteen years following origination. Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each Adjustment Date applicable thereto; provided, that the first adjustment for the Adjustable-Rate Group I Mortgage Loans will occur after an initial period of six-months in the case of 0.17% of the Adjustable-Rate Group I Mortgage Loans, two years in the case of 92.47% of the Adjustable-Rate Group I Mortgage Loans and three years in the case of 7.36% of the Adjustable-Rate Group I Mortgage Loans and provided that the first adjustment for the Group II Mortgage Loans will occur after an initial period of six-months in the case of 0.33% of the Adjustable-Rate Group II Mortgage Loans, two years in the case of 91.53% of the Adjustable-Rate Group II Mortgage Loans, three years in the case of 8.07% of the Adjustable-Rate Group II Mortgage Loans and fifteen years in the case of 0.07% of the Adjustable-Rate Group II Mortgage Loans. On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR and the Gross Margin. The Mortgage Rate on any adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than a stated percentage (either 1.000%, 2.000% or 3.000% per annum, as specified in the related mortgage note) on the first related Adjustment Date and will not increase or decrease by more than a stated percentage (1.000% or 1.500% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter. The Adjustable-Rate Group I Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.995% per annum and a weighted average Periodic Rate Cap of approximately 1.001% per annum thereafter. The Adjustable-Rate Group II Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.989% per annum and a weighted average Periodic Rate Cap of approximately 1.001% per annum thereafter. Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate. Effective with the first monthly payment due on each adjustable-rate Mortgage Loan (other than the Interest Only Mortgage Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related adjustable-rate

Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the adjustable-rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         Approximately 8.60% of the Group I Mortgage Loans and approximately 28.75% of the Group II Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months following origination. At the end of such period, the monthly payments on each such Interest Only Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.

         Approximately 62.30% of the Group I Mortgage Loans and approximately 73.91% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between 12 and 36 months from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling and Servicing Agreement, the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act") permits the collection of prepayment charges and late fees in connection with some types of eligible loans and pre-empts any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted against the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in this prospectus supplement. The Office of Thrift Supervision ("OTS") has withdrawn its favorable Parity Act regulations and Chief Counsel Opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the master servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions--Prepayment Penalties" in the prospectus.

         The Index. The index with respect to the adjustable-rate Mortgage Loans is Six-Month LIBOR. If the Index becomes unpublished or is otherwise unavailable, the master servicer will select an alternative index which is based upon comparable information.

MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the percentages of the Cut-off Date Principal Balances of the Mortgage Loans.

         Approximately 39.30% of the Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Mortgage Loans) at origination in excess of 80.00%. No Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratio with respect to any second lien Mortgage Loan) at origination in excess of 100.00%. The weighted average loan-to-value ratio (or combined loan-to-value ratio with respect to any second lien Mortgage Loan) of the Mortgage Loans at origination was approximately 79.29%. There can be no assurance that the loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

         Approximately 99.88% of Mortgage Loans have a Due Date on the first day of the month.

         The weighted average remaining term to maturity of the Mortgage Loans was approximately 354 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to January 2004 or after March 2005, or has a remaining term to maturity of less than 115 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is February 2035.

         The average Principal Balance of the Mortgage Loans at origination was approximately $185,115. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $184,543. No Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $1,445,989 or less than approximately $44,738.

         As of the Cut-off Date, the Mortgage Loans had Mortgage Rates of not less than 4.290% per annum and not more than 12.500% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.071% per annum. As of the Cut-off Date, the adjustable-rate Mortgage Loans had Gross Margins ranging from 2.590% per annum to 9.750% per annum, Minimum Mortgage Rates ranging from 4.290% per annum to 12.500% per annum and Maximum Mortgage Rates ranging from 10.290 per annum to 18.500% per annum. As of the Cut-off Date, the weighted average Gross Margin of the adjustable-rate Mortgage Loans was approximately 5.088% per annum, the weighted average Minimum Mortgage Rate of the adjustable-rate Mortgage Loans was approximately 7.035% per annum and the weighted average Maximum Mortgage Rate of the adjustable-rate Mortgage Loans was approximately 13.038% per annum. The latest next Adjustment Date following the Cut-off Date on any adjustable-rate Mortgage Loan occurs in January 2020 and the weighted average number of months until the next Adjustment Date for all of the adjustable-rate Mortgage Loans is approximately 21 months.

         The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

            CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS(1)

                                                             % OF
                                                          AGGREGATE
                                              PRINCIPAL   PRINCIPAL                         WEIGHTED
                                              BALANCE     BALANCE                           AVERAGE
                                            OUTSTANDING  OUTSTANDING             WEIGHTED   ORIGINAL
                                NUMBER OF      AS OF      AS OF THE   AVERAGE    AVERAGE    LOAN-TO-  WEIGHTED   % OF       % OF
    RANGE OF CUT-OFF DATE        MORTGAGE   THE CUT-OFF    CUT-OFF   PRINCIPAL    GROSS      VALUE    AVERAGE  FULL DOC    SECOND
    PRINCIPAL BALANCES ($)        LOANS        DATE         DATE     BALANCE ($) COUPON (%) RATIO (%)  FICO     LOANS (%)  LIENS (%)
    ----------------------      --------- --------------  ---------  ----------- ---------- ---------  ------  ---------  ---------
   50,000.00 or less...........     120   $    5,968,636     0.37%   $   49,739    8.918%    65.14%     579      75.05%     11.68%
   50,000.01  -   100,000.00...   1,988      151,497,205     9.45        76,206    8.272     78.55      602      78.04       4.49
  100,000.01  -   150,000.00...   2,117      264,795,035    16.53       125,080    7.456     79.05      608      73.23       1.10
  150,000.01  -   200,000.00...   1,602      278,704,477    17.39       173,973    7.104     78.84      609      65.69       0.38
  200,000.01  -   250,000.00...     969      217,763,773    13.59       224,730    6.911     78.63      613      59.18       0.11
  250,000.01  -   300,000.00...     679      185,638,134    11.59       273,399    6.792     79.27      619      53.22       0.00
  300,000.01  -   350,000.00...     420      136,227,451     8.50       324,351    6.729     81.45      624      48.98       0.00
  350,000.01  -   400,000.00...     326      121,979,075     7.61       374,169    6.672     80.74      628      50.79       0.00
  400,000.01  -   450,000.00...     159       67,617,378     4.22       425,267    6.447     81.59      632      43.13       0.00
  450,000.01  -   500,000.00...     132       62,889,503     3.92       476,436    6.588     80.82      630      43.95       0.00
  500,000.01  -   550,000.00...      59       31,078,629     1.94       526,756    6.449     82.58      637      45.74       0.00
  550,000.01  -   600,000.00...      51       29,485,553     1.84       578,148    6.607     82.26      624      57.06       0.00
  600,000.01  -   650,000.00...      16       10,054,524     0.63       628,408    6.717     78.81      622      49.99       0.00
  650,000.01  -   700,000.00...       6        3,978,880     0.25       663,147    7.172     82.42      630      17.09       0.00
  700,000.01  -   750,000.00...      13        9,544,074     0.60       734,160    6.646     73.60      614      23.24       0.00
  750,000.01  -   800,000.00...       3        2,324,668     0.15       774,889    6.063     70.00      709      33.04       0.00
  800,000.01  -   850,000.00...       3        2,481,964     0.15       827,321    6.960     76.66      649       0.00       0.00
  850,000.01  -   900,000.00...       4        3,531,129     0.22       882,782    6.461     65.65      605      50.02       0.00
  900,000.01  -   950,000.00...       3        2,774,934     0.17       924,978    6.704     72.22      605      33.01       0.00
  950,000.01  - 1,000,000.00...       4        3,911,382     0.24       977,845    7.070     68.72      611      24.86       0.00
1,000,000.01  - 1,250,000.00...       8        8,697,643     0.54     1,087,205    6.489     61.36      628      36.95       0.00
1,250,000.01  - 1,500,000.00...       1        1,445,989     0.09     1,445,989    7.900     50.00      514     100.00       0.00
                                 ------   -------------- --------
    Total*.....................   8,683   $1,602,390,035   100.00%   $  184,543    7.071%    79.29%     616      59.97%      0.73%
                                 ======   ============== ========

----------------------
 (1) The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $184,543.
  * Or average, weighted average or percentage of aggregate principal balance, as applicable.


                     CREDIT SCORES FOR THE MORTGAGE LOANS(1)

                                                         % OF
                                                       AGGREGATE
                                       PRINCIPAL       PRINCIPAL
                           NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                             OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                          MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
RANGE OF CREDIT SCORES     LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------     -----         ----        ------------    -------     ------       ---        ----      -----      -----
N/A..................          58     $ 6,761,575         0.42%    $116,579       8.563%      73.72%     N/A       74.92%     2.86%
500  -  519..........         578      96,296,099         6.01      166,602       8.348       72.50      510       64.87      0.59
520  -  539..........         633     102,479,929         6.40      161,896       8.186       73.92      530       70.78      0.37
540  -  559..........         691     116,070,485         7.24      167,975       7.768       75.21      549       70.03      0.94
560  -  579..........         765     130,961,312         8.17      171,191       7.394       76.55      569       66.48      0.49
580  -  599..........         998     176,085,651        10.99      176,439       7.174       79.16      589       71.72      0.59
600  -  619..........       1,198     218,537,030        13.64      182,418       7.003       81.01      609       68.25      1.03
620  -  639..........       1,107     208,350,670        13.00      188,212       6.782       80.60      629       58.20      1.04
640  -  659..........         907     179,430,998        11.20      197,829       6.561       81.21      649       53.47      0.83
660  -  679..........         664     137,604,400         8.59      207,236       6.472       80.89      669       45.83      0.41
680  -  699..........         440      95,597,845         5.97      217,268       6.475       82.39      689       41.25      0.99
700  -  719..........         247      52,904,975         3.30      214,190       6.461       83.70      708       43.27      0.24
720  -  739..........         170      35,463,627         2.21      208,610       6.432       83.21      729       44.40      0.62
740  -  759..........         117      22,424,309         1.40      191,661       6.441       84.13      749       36.83      0.27
760  -  779..........          68      15,416,031         0.96      226,706       6.471       83.90      769       39.89      0.00
780  -  799..........          31       5,956,590         0.37      192,148       6.450       84.15      785       62.91      0.00
800  -  819..........          11       2,048,511         0.13      186,228       6.706       81.90      804       26.32      0.00
                            -----  --------------       ------
  Total*.............       8,683  $1,602,390,035       100.00%    $184,543       7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

----------------------
(1) The weighted average credit score of the Mortgage Loans that had credit scores was approximately 616.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

              REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE                            WEIGHTED
                                        PRINCIPAL       PRINCIPAL                            AVERAGE
                            NUMBER       BALANCE         BALANCE                 WEIGHTED    ORIGINAL
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE    AVERAGE     LOAN-TO    WEIGHTED    % OF       % OF
  RANGE OF REMAINING       MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL    GROSS       VALUE     AVERAGE   FULL DOC    SECOND
    TERMS (MONTHS)          LOANS         DATE        CUT-OFF DATE    BALANCE    COUPON (%)  RATIO (%)    FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------    ----------  ---------    ----      -----      -----
180 or less..........         124  $   12,595,610         0.79%      $101,577     7.488%      67.92%     617       60.59%     3.83%
181  -  240..........          77       8,885,742         0.55        115,399     7.557       70.66      623       59.50      7.97
301  -  360..........       8,482   1,580,908,684        98.66        186,384     7.065       79.43      616       59.97      0.67
                            -----   -------------        -----
  Total*.............       8,683  $1,602,390,035       100.00%      $184,543     7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

--------------------
(1) The weighted average remaining term to maturity of the Mortgage Loans was approximately 354 months.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
     PROPERTY TYPE          LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Single Family.........      6,698  $1,197,499,741        74.73%    $178,785       7.074%      78.85%     611       61.19%     0.79%
2-4 Family............        642     157,823,063         9.85      245,830       6.986       80.13      639       44.85      0.49
PUD (1)...............        715     147,990,436         9.24      206,980       7.049       81.37      615       64.06      0.69
Low Rise Condo........        393      69,094,747         4.31      175,814       7.178       80.58      624       52.28      0.65
Manufactured Housing..        208      23,472,470         1.46      112,848       7.333       78.74      643       97.25      0.00
High Rise Condo.......         26       6,381,868         0.40      245,456       6.969       81.28      642       56.49      1.22
Coop..................          1         127,709         0.01      127,709       8.870       80.00      514        0.00      0.00
                            -----  --------------        -----
  Total*.............       8,683  $1,602,390,035       100.00%    $184,543       7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

--------------------
(1) PUD refers to a home or "unit" in a Planned Unit Development.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                    OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
   OCCUPANCY STATUS         LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Owner Occupied.......       7,940  $1,483,401,809        92.57%      $186,826     7.034%      79.14%     612       61.60%     0.76%
Investor.............         626      95,574,401         5.96        152,675     7.650       81.84      660       40.34      0.33
Second Home..........         117      23,413,825         1.46        200,118     7.073       78.16      636       36.78      0.47
                            -----  --------------       -----
  Total*.............       8,683  $1,602,390,035       100.00%      $184,543     7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

--------------------
(1) Occupancy as represented by the mortgagor at the time of origination.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                          PURPOSE OF THE MORTGAGE LOANS

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
        PURPOSE             LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Cash Out Refinance....      5,300  $1,013,031,282        63.22%    $191,138       7.072%      76.83%     604       58.30%     0.87%
Purchase..............      2,723     474,226,780        29.59      174,156       7.034       84.27      643       60.27      0.51
Rate/Term Refinance...        660     115,131,973         7.19      174,442       7.217       80.42      606       73.45      0.43
                            -----  --------------       ------
  Total*.............       8,683  $1,602,390,035       100.00%    $184,543       7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

--------------------
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

          ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)(2)(3)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
  RANGE OF ORIGINAL        MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
LOAN-TO-VALUE RATIOS (%)    LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
------------------------    -----         ----        ------------    -------     ------       ---        ----      -----      -----
 50.00 or less.......         355  $   50,294,296         3.14%    $141,674       7.109%      41.84%     592       49.60%     1.18%
50.01-   55.00.......         191      34,762,997         2.17      182,005       6.761       52.79      592       62.01      0.17
55.01-   60.00.......         229      42,088,640         2.63      183,793       6.894       57.90      588       54.36      0.77
60.01-   65.00.......         457      87,435,863         5.46      191,326       7.046       63.58      588       49.43      1.12
65.01-   70.00.......         559     113,035,770         7.05      202,211       6.968       68.88      590       50.78      1.21
70.01-   75.00.......         713     141,138,585         8.81      197,950       7.114       73.96      591       52.20      0.92
75.01-   80.00.......       2,841     503,847,113        31.44      177,349       6.894       79.73      622       59.09      0.42
80.01-   85.00.......         791     150,424,266         9.39      190,170       7.051       84.33      618       59.93      0.82
85.01-   90.00.......       1,432     287,025,387        17.91      200,437       7.190       89.67      632       57.62      0.13
90.01-   95.00.......         993     175,314,455        10.94      176,550       7.481       94.73      630       85.15      0.26
95.01-   100.00......         122      17,022,664         1.06      139,530       7.674       99.28      678       86.27     17.29
                            -----  --------------       ------
  Total*.............       8,683  $1,602,390,035       100.00%    $184,543       7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

------------------
(1) The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 79.29%.
(2) For a description of the determination of loan-to-value ratio by the originator see "Underwriting Standards of Option One Mortgage Corporation" in this prospectus supplement.
(3) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE
                                MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
       LOCATION             LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Southern California..         829  $  229,445,241        14.32%    $276,774       6.590%      76.15%     615       46.72%     1.07%
New York.............         657     165,064,749        10.30      251,240       6.959       77.65      625       43.29      1.56
Northern California..         567     158,702,587         9.90      279,899       6.344       77.58      633       59.41      1.00
Massachusetts........         604     145,415,496         9.07      240,754       6.761       77.14      624       49.63      0.61
Florida..............         726     110,014,478         6.87      151,535       7.499       79.88      613       56.54      1.66
New Jersey...........         321      73,164,306         4.57      227,926       7.146       76.12      606       51.25      0.35
Texas................         548      67,056,943         4.18      122,367       7.775       81.36      598       67.96      0.10
Michigan.............         400      51,654,905         3.22      129,137       7.486       83.55      602       75.67      0.00
Virginia.............         291      49,751,882         3.10      170,969       7.599       81.14      597       72.62      0.61
Illinois.............         306      48,790,245         3.04      159,445       7.600       82.07      609       72.73      0.11
Other................       3,434     503,329,203        31.41      146,572       7.302       81.58      613       71.49      0.34
                            -----  --------------       ------
  Total*.............       8,683  $1,602,390,035       100.00%    $184,543       7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

-------------------
(1) The greatest zip code geographic concentration of Mortgage Loans was approximately 0.27% in the 92336 zip code.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                  DOCUMENTATION LEVELS OF THE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
 DOCUMENTATION LEVEL        LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Full.................       5,766    $960,916,619        59.97%      $166,652     7.110%      80.58%     606      100.00%     0.52%
Limited Income & Asset         33       7,528,967         0.47        228,151     7.831       77.03      583        0.00      1.06
No Income No Asset...          86      18,056,357         1.13        209,958     6.754       78.88      710        0.00      0.00
Stated Doc...........       2,798     615,888,092        38.44        220,117     7.009       77.32      628        0.00      1.07
                            -----  --------------       ------
  Total*.............       8,683  $1,602,390,035       100.00%      $184,543     7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

--------------------
(1) For a description of each Documentation Level, see "Underwriting Standards of Option One Mortgage Corporation" herein.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                    RISK CATEGORIES OF THE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
    RISK CATEGORY           LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
A....................         585    $102,402,649         6.39%      $175,047      7.653%      75.68%     556       67.93%     0.56%
AA...................       1,070     198,808,169        12.41        185,802      7.367       77.89      576       62.42      1.19
AA+..................       6,189   1,169,851,168        73.01        189,021      6.809       80.80      635       58.02      0.73
B....................         473      77,003,102         4.81        162,797      8.157       72.94      550       60.43      0.23
C....................         231      35,099,120         2.19        151,944      8.556       69.75      554       73.08      0.14
CC...................         126      17,561,556         1.10        139,377     10.021       61.81      545       89.13      0.00
NG...................           9       1,664,271         0.10        184,919      7.310       85.49      626       40.45      0.00
                            -----  --------------       ------
  Total*.............       8,683  $1,602,390,035       100.00%      $184,543      7.071%      79.29%     616       59.97%     0.73%
                            =====  ==============       ======

--------------------
(1) For a description of each risk category, see "Underwriting Standards of Option One Mortgage Corporation" herein.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                 CURRENT MORTGAGE RATES OF THE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF      % OF
  RANGE OF CURRENT         MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC   SECOND
  MORTGAGE RATES (%)        LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS     LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----     -----
4.001   -   4.500....           1     $    98,253         0.01%       $98,253       4.290%      80.00%     626      100.00%    0.00%
4.501   -   5.000....          90      24,906,712         1.55        276,741       4.921       76.74      664       70.53     0.00
5.001   -   5.500....         277      73,380,443         4.58        264,911       5.339       75.57      659       68.44     0.00
5.501   -   6.000....         839     209,967,879        13.10        250,260       5.841       76.07      646       58.75     0.00
6.001   -   6.500....       1,174     270,936,309        16.91        230,781       6.306       77.63      635       56.26     0.00
6.501   -   7.000....       1,556     320,330,018        19.99        205,868       6.802       80.27      626       55.31     0.00
7.001   -   7.500....       1,144     207,016,978        12.92        180,959       7.297       80.87      609       58.29     0.05
7.501   -   8.000....       1,267     210,348,103        13.13        166,021       7.775       81.60      594       60.18     0.25
8.001   -   8.500....         761     106,619,544         6.65        140,105       8.276       82.38      581       68.50     0.68
8.501   -   9.000....         675      85,117,856         5.31        126,101       8.779       80.80      566       64.70     1.76
9.001   -   9.500....         305      34,163,019         2.13        112,010       9.269       80.54      562       69.91     4.07
9.501   -  10.000....         282      29,980,770         1.87        106,315       9.775       78.03      554       72.01     8.41
10.001  -  10.500....         141      13,972,511         0.87         99,096      10.254       77.56      552       67.65    13.65
10.501  -  11.000....          87       7,546,039         0.47         86,736      10.753       73.75      542       66.55    17.96
11.001  -  11.500....          50       5,117,233         0.32        102,345      11.271       72.84      536       61.87    18.37
11.501  -  12.000....          22       1,791,461         0.11         81,430      11.752       69.03      531       60.53    21.24
12.001  -  12.500....          12       1,096,907         0.07         91,409      12.308       67.70      525       47.55    33.33
                            -----  --------------        -----
  Total*.............       8,683  $1,602,390,035       100.00%      $184,543       7.071%      79.29%     616       59.97%    0.73%
                            =====  ==============       ======

--------------------
(1) The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 7.071% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

             GROSS MARGINS OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
    RANGE OF GROSS         MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
      MARGINS (%)           LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Less than or equal
  to 4.000...........         869  $  219,203,346        16.16%      $252,248      5.716%      75.86%     657       64.11%     0.00%
4.001 -  4.500.......       1,029     226,615,599        16.71        220,229      6.286       77.09      633       54.08      0.00
4.501 -  5.000.......       1,261     260,029,363        19.17        206,209      6.720       80.78      626       53.28      0.00
5.001 -  5.500.......       1,249     231,378,501        17.06        185,251      7.195       82.60      610       56.31      0.00
5.501 -  6.000.......       1,015     170,583,524        12.58        168,063      7.645       83.65      592       60.71      0.00
6.001 -  6.500.......         743     113,744,997         8.39        153,089      8.113       83.26      572       63.86      0.00
6.501 -  7.000.......         414      60,187,085         4.44        145,379      8.577       79.52      552       67.53      0.00
7.001 -  7.500.......         225      34,122,712         2.52        151,656      8.996       80.51      542       70.47      0.00
7.501 -  8.000.......         215      29,200,777         2.15        135,818      9.790       76.43      534       75.85      0.00
8.001 -  8.500.......          50       6,639,190         0.49        132,784     10.169       72.92      537       67.06      0.00
8.501 -  9.000.......          24       3,060,483         0.23        127,520     10.489       68.21      527       82.98      0.00
9.001 -  9.500.......          14       1,245,493         0.09         88,964     11.158       62.67      521       80.44      0.00
9.501 - 10.000......            3         322,381         0.02        107,460     11.721       69.68      519       22.46      0.00
                            -----  --------------       ------
  Total*.............       7,111  $1,356,333,450       100.00%      $190,737      7.036%      80.00%     613       59.20%     0.00%
                            =====  ==============       ======

--------------------
(1) The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 5.088% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

         NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
 NEXT ADJUSTMENT DATE       LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
June 1, 2005.........           2  $      799,678         0.06%      $399,839      5.746%      81.64%     588       71.87%     0.00%
July 1, 2005.........          10       2,462,768         0.18        246,277      7.606       67.43      554       24.39      0.00
June 1, 2006.........           1         269,450         0.02        269,450      6.950       80.00      603        0.00      0.00
July 1, 2006.........           1         314,525         0.02        314,525      6.100       90.00      655        0.00      0.00
August 1, 2006.......           2         382,092         0.03        191,046      8.083       84.45      593       41.98      0.00
September 1, 2006....           1         184,170         0.01        184,170      9.000       52.86      503      100.00      0.00
October 1, 2006......           5       1,169,505         0.09        233,901      7.589       72.08      562       63.69      0.00
November 1, 2006.....           9       2,497,820         0.18        277,536      5.941       76.06      641       52.88      0.00
December 1, 2006.....         759     154,548,834        11.39        203,622      6.846       80.74      616       65.69      0.00
December 4, 2006.....           1          94,793         0.01         94,793     11.400       45.89      520        0.00      0.00
December 7, 2006.....           1         145,805         0.01        145,805      9.440       75.00      552      100.00      0.00
December 13, 2006....           4         517,443         0.04        129,361      7.803       78.81      582       68.25      0.00
December 14, 2006....           1         182,078         0.01        182,078      7.990       90.00      634        0.00      0.00
December 17, 2006....           1          86,061         0.01         86,061      9.050       75.00        0      100.00      0.00
December 20, 2006....           2         510,425         0.04        255,212      8.422       72.84      610       21.62      0.00
January 1, 2007......       5,792   1,086,486,387        80.10        187,584      7.093       79.96      611       58.62      0.00
February 1, 2007.....           6         936,559         0.07        156,093      8.232       80.19      580       79.82      0.00
June 1, 2007.........           1         356,586         0.03        356,586      6.890       80.00      594      100.00      0.00
October 1, 2007......           1         174,620         0.01        174,620      6.500       95.00      673      100.00      0.00
November 1, 2007.....           1         138,723         0.01        138,723      6.500       69.06      537      100.00      0.00
December 1, 2007.....          56      10,706,998         0.79        191,196      6.602       81.64      650       65.67      0.00
January 1, 2008......         452      92,903,402         6.85        205,539      6.706       79.63      628       55.33      0.00
January 1, 2020......           2         464,727         0.03        232,364      8.189       94.28      666      100.00      0.00
                            -----  --------------       ------
  Total*.............       7,111  $1,356,333,450       100.00%      $190,737      7.036%      80.00%     613       59.20%     0.00%
                            =====  ==============       ======

--------------------
(1) The weighted average months until the next Adjustment Date for the Adjustable-Rate Mortgage Loans as of the Cut-off Date is approximately 21 months.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
    RANGE OF MAXIMUM       MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
   MORTGAGE RATES (%)       LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
10.001 - 10.500.......          1  $       98,253         0.01%      $ 98,253      4.290%      80.00%     626      100.00%     0.00%
10.501 - 11.000.......         89      24,683,864         1.82        277,347      4.920       76.62      663       70.26      0.00
11.001 - 11.500.......        265      70,784,759         5.22        267,112      5.338       75.69      658       68.36      0.00
11.501 - 12.000.......        688     171,328,136        12.63        249,023      5.829       77.66      642       57.26      0.00
12.001 - 12.500.......        984     230,594,139        17.00        234,344      6.295       78.43      632       55.22      0.00
12.501 - 13.000.......      1,261     263,598,015        19.43        209,039      6.798       81.62      623       54.45      0.00
13.001 - 13.500.......        981     181,967,125        13.42        185,491      7.290       81.30      606       57.19      0.00
13.501 - 14.000.......      1,058     179,957,549        13.27        170,092      7.776       82.09      591       59.02      0.00
14.001 - 14.500.......        643      91,568,323         6.75        142,408      8.266       82.82      576       69.73      0.00
14.501 - 15.000.......        533      71,466,986         5.27        134,084      8.778       80.99      560       62.77      0.00
15.001 - 15.500.......        230      27,615,587         2.04        120,068      9.255       80.14      554       69.58      0.00
15.501 - 16.000.......        190      22,411,108         1.65        117,953      9.761       76.85      544       71.56      0.00
16.001 - 16.500.......         88      10,133,851         0.75        115,157     10.242       75.79      536       70.99      0.00
16.501 - 17.000.......         52       4,994,568         0.37         96,049     10.749       71.77      528       68.08      0.00
17.001 - 17.500.......         29       3,509,114         0.26        121,004     11.291       68.57      525       67.83      0.00
17.501 - 18.000.......         12         951,501         0.07         79,292     11.718       67.44      514       55.98      0.00
18.001 - 18.500.......          7         670,573         0.05         95,796     12.357       64.40      513       68.72      0.00
                            -----  --------------        -----
  Total*.............       7,111  $1,356,333,450       100.00%      $190,737     7.036%       80.00      613       59.20%     0.00%
                            =====  ==============       ======

--------------------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 13.038% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

         MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
    RANGE OF MINIMUM       MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
   MORTGAGE RATES (%)       LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
 4.001 -  4.500.......          1  $       98,253         0.01%      $ 98,253      4.290%      80.00%     626      100.00%     0.00%
 4.501 -  5.000.......         89      24,683,864         1.82        277,347      4.920       76.62      663       70.26      0.00
 5.001 -  5.500.......        269      71,959,080         5.31        267,506      5.342       75.69      658       67.68      0.00
 5.501 -  6.000.......        690     172,053,392        12.69        249,353      5.828       77.66      642       57.44      0.00
 6.001 -  6.500.......        982     229,793,760        16.94        234,006      6.300       78.44      632       55.23      0.00
 6.501 -  7.000.......      1,262     263,483,140        19.43        208,782      6.801       81.60      623       54.40      0.00
 7.001 -  7.500.......        978     181,215,708        13.36        185,292      7.293       81.34      607       57.28      0.00
 7.501 -  8.000.......      1,057     179,805,314        13.26        170,109      7.777       82.12      591       58.98      0.00
 8.001 -  8.500.......        643      91,568,323         6.75        142,408      8.266       82.82      576       69.73      0.00
 8.501 -  9.000.......        534      71,560,631         5.28        134,009      8.778       81.01      560       62.82      0.00
 9.001 -  9.500.......        229      27,521,943         2.03        120,183      9.257       80.09      554       69.48      0.00
 9.501 - 10.000.......        190      22,411,108         1.65        117,953      9.761       76.85      544       71.56      0.00
10.001 - 10.500.......         88      10,133,851         0.75        115,157     10.242       75.79      536       70.99      0.00
10.501 - 11.000.......         51       4,913,897         0.36         96,351     10.752       71.63      526       69.20      0.00
11.001 - 11.500.......         29       3,509,114         0.26        121,004     11.291       68.57      525       67.83      0.00
11.501 - 12.000.......         12         951,501         0.07         79,292     11.718       67.44      514       55.98      0.00
12.001 - 12.500.......          7         670,573         0.05         95,796     12.357       64.40      513       68.72      0.00
                            -----  --------------        -----
  Total*.............       7,111  $1,356,333,450       100.00%      $190,737      7.036%      80.00%     613       59.20%     0.00%
                            =====  ==============       ======

------------------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 7.035% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

       INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
INITIAL PERIODIC RATE      MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
        CAP (%)             LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
1.000.................         19  $    5,187,999         0.38%      $273,053     6.650%      70.75%     587       41.47%     0.00%
2.000.................          1         347,781         0.03        347,781     5.750       84.33      643      100.00      0.00
3.000.................      7,091   1,350,797,671        99.59        190,495     7.038       80.04      613       59.26      0.00
                            -----  --------------       ------
  Total*.............       7,111  $1,356,333,450       100.00%      $190,737     7.036%      80.00%     613       59.20%     0.00%
                            =====  ==============       ======

------------------
(1) Relates solely to initial rate adjustments.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

      SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
  SUBSEQUENT PERIODIC      MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
      RATE CAP (%)          LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
1.000.................      7,103  $1,354,060,117        99.83%      $190,632     7.038%      80.02%     613       59.21%     0.00%
1.500.................          8       2,273,333         0.17        284,167     5.795       72.60      631       58.22      0.00
                            -----  --------------       ------
       Total*.........      7,111  $1,356,333,450       100.00%      $190,737     7.036%      80.00%     613       59.20%     0.00%
                            =====  ==============       ======

------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

GROUP I MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the percentages of the Cut-off Date Principal Balances of the Group I Mortgage Loans.

         Approximately 40.08% of the Group I Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Mortgage Loans) at origination in excess of 80.00%. No Group I Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratio with respect to any second lien Mortgage Loan) at origination in excess of 100.00%. The weighted average loan-to-value ratio (or combined loan-to-value ratio with respect to any second lien Mortgage Loan) at origination of the Group I Mortgage Loans was approximately 79.50%. There can be no assurance that the loan-to-value ratio of any Group I Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

         Approximately 99.92% of Group I Mortgage Loans have a Due Date on the first day of the month.

         The weighted average remaining term to maturity of the Group I Mortgage Loans was approximately 353 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first Due Date prior to March 2004 or after May 2005, or has a remaining term to maturity of less than 115 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is February 2035.

         The average Principal Balance of the Group I Mortgage Loans at origination was approximately $168,342. The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $167,758. No Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $553,660 or less than approximately $45,636.

         As of the Cut-off Date, the Group I Mortgage Loans had Mortgage Rates of not less than 4.290% per annum and not more than 12.500% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately 7.112% per annum. As of the Cut-off Date, the Adjustable-Rate Group I Mortgage Loans had Gross Margins ranging from 2.590% per annum to 7.990% per annum, Minimum Mortgage Rates ranging from 4.290% per annum to 12.500% per annum and Maximum Mortgage Rates ranging from 10.290% per annum to 18.500% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Group I Mortgage Loans was approximately 5.153% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans was approximately 7.077% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans was approximately 13.078% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Group I Mortgage Loan occurs in January 2008 and the weighted average number of months until the next Adjustment Date for all of the Adjustable-Rate Group I Mortgage Loans is approximately 21 months.

         The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
 RANGE OF CUT-OFF DATE     MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
PRINCIPAL BALANCES ($)      LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
 50,000.00 or less.....        70    $  3,483,524         0.40%       $49,765      8.981%      66.32%     585       78.55%    17.14%
 50,000.01 - 100,000.00     1,135      86,686,338         9.86         76,376      8.154       79.33      606       77.83      4.11
100,000.01 - 150,000.00     1,354     169,773,147        19.32        125,386      7.370       79.57      609       71.53      0.48
150,000.01 - 200,000.00     1,104     191,967,141        21.84        173,883      7.067       78.90      610       65.44      0.08
200,000.01 - 250,000.00       687     154,334,591        17.56        224,650      6.823       78.33      615       60.05      0.00
250,000.01 - 300,000.00       473     129,200,534        14.70        273,151      6.796       79.36      621       53.91      0.00
300,000.01 - 350,000.00       300      97,363,462        11.08        324,545      6.773       81.64      625       46.05      0.00
350,000.01 - 400,000.00        71      25,976,948         2.96        365,873      6.923       82.54      632       44.83      0.00
400,000.01 - 450,000.00        26      11,012,259         1.25        423,548      6.534       81.64      636       30.96      0.00
450,000.01 - 500,000.00        16       7,512,345         0.85        469,522      6.955       86.00      647       56.64      0.00
500,000.01 - 550,000.00         2       1,022,250         0.12        511,125      6.798       86.42      717        0.00      0.00
550,000.01 - 600,000.00         1         553,660         0.06        553,660      5.750       80.00      639        0.00      0.00
                            -----    -----------        ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758     7.112%       79.50%     615       61.87%     0.58%
                            =====    ============       ======

-------------------
(1) The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $167,758.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                 CREDIT SCORES FOR THE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
RANGE OF CREDIT SCORES      LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
N/A..................          25    $  3,192,886         0.36%      $127,715     8.588%      67.98%     N/A       76.46%     1.87%
500  -  519..........         323      50,110,270         5.70        155,140     8.223       72.33      509       64.58      0.96
520  -  539..........         397      65,164,236         7.41        164,142     8.054       74.42      530       70.89      0.09
540  -  559..........         418      68,564,344         7.80        164,030     7.738       76.44      548       73.56      0.77
560  -  579..........         485      77,274,812         8.79        159,330     7.377       76.14      569       68.79      0.36
580  -  599..........         576      92,448,288        10.52        160,501     7.273       79.40      589       73.02      0.46
600  -  619..........         646     100,538,757        11.44        155,633     7.122       80.56      609       68.08      0.95
620  -  639..........         677     111,442,296        12.68        164,612     6.833       80.93      630       63.15      0.87
640  -  659..........         594     105,406,647        11.99        177,452     6.603       81.31      649       55.19      0.34
660  -  679..........         448      82,677,220         9.41        184,547     6.516       81.82      669       49.02      0.48
680  -  699..........         265      49,520,514         5.63        186,870     6.583       83.86      689       44.80      0.77
700  -  719..........         147      28,092,600         3.20        191,106     6.580       84.21      708       42.66      0.18
720  -  739..........         102      18,928,631         2.15        185,575     6.483       82.90      729       44.71      0.66
740  -  759..........          69      11,783,699         1.34        170,778     6.549       86.81      749       45.64      0.52
760  -  779..........          37       8,287,668         0.94        223,991     6.641       84.26      769       39.42      0.00
780  -  799..........          24       4,467,037         0.51        186,127     6.449       82.56      786       54.21      0.00
800  -  819..........           6         986,294         0.11        164,382     6.734       89.09      802       41.23      0.00
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758     7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

----------------------
(1) The weighted average credit score of the Group I Mortgage Loans that had credit scores was approximately 615.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

          REMAINING TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
  RANGE OF REMAINING       MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
    TERMS (MONTHS)          LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
180 or less..........          81    $  8,230,822         0.94%      $101,615     7.454%      67.29%     617       63.72%     4.24%
181  -  240..........          49       6,522,621         0.74        133,115     7.332       70.53      628       50.76      7.23
301  -  360..........       5,109     864,132,756        98.32        169,139     7.107       79.69      615       61.93      0.50
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758     7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

--------------------
(1) The weighted average remaining term to maturity of the Group I Mortgage Loans was approximately 353 months.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                  PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
     PROPERTY TYPE          LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Single Family.........      4,142    $660,737,662        75.18%      $159,521     7.135%      79.12%     611       64.13%     0.63%
2-4 Family............        470     112,355,043        12.78        239,053     6.971       79.74      636       46.49      0.37
PUD (1)...............        385      68,684,000         7.81        178,400     7.082       81.63      615       69.16      0.49
Low Rise Condo........        230      34,914,341         3.97        151,801     7.215       81.36      628       55.92      0.68
High Rise Condo.......         12       2,195,154         0.25        182,930     6.832       86.34      660       34.47      0.00
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758     7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

--------------------
(1) PUD refers to a home or "unit" in a Planned Unit Development.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
   OCCUPANCY STATUS         LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Owner Occupied.......       4,732    $804,971,777        91.59%      $170,112     7.067%      79.30%     611       63.52%     0.64%
Investor.............         442      63,660,880         7.24        144,029     7.682       81.83      660       45.01      0.00
Second Home..........          65      10,253,542         1.17        157,747     7.091       81.20      635       36.96      0.00
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758     7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

--------------------
(1) Occupancy as represented by the mortgagor at the time of origination.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                      PURPOSE OF THE GROUP I MORTGAGE LOANS

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
       PURPOSE              LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Cash Out Refinance...       3,137    $541,972,664        61.67%      $172,768     7.122%      76.97%     603       60.76%     0.71%
Purchase.............       1,679     267,209,803        30.40        159,148     7.062       84.37      643       60.61      0.33
Rate/Term Refinance..         423      69,703,732         7.93        164,784     7.229       80.58      603       75.29      0.54
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758     7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

--------------------
* Or average, weighted average or percentage of aggregate principal balance, as applicable.


      ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS(1)(2)(3)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
   RANGE OF ORIGINAL          OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
     LOAN-TO-VALUE         MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
       RATIOS (%)           LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
50.00 or less........         222    $ 30,159,806         3.43%      $135,855     7.035%      41.37%     596       47.77%     1.97%
50.01 -  55.00.......         110      18,156,496         2.07        165,059     6.914       52.80      579       61.91      0.00
55.01 -  60.00.......         125      22,286,746         2.54        178,294     6.818       57.88      584       63.69      0.88
60.01 -  65.00.......         256      44,976,936         5.12        175,691     6.869       63.50      587       51.84      1.17
65.01 -  70.00.......         319      56,793,837         6.46        178,037     7.038       68.79      583       53.56      1.17
70.01 -  75.00.......         413      74,176,196         8.44        179,603     7.133       73.85      586       53.27      0.88
75.01 -  80.00.......       1,746     280,100,452        31.87        160,424     6.930       79.76      623       61.38      0.24
80.01 -  85.00.......         405      72,881,833         8.29        179,955     7.177       84.24      611       60.58      0.98
85.01 -  90.00.......         934     166,306,959        18.92        178,059     7.274       89.67      632       59.23      0.00
90.01 -  95.00.......         644     105,403,569        11.99        163,670     7.493       94.75      634       85.19      0.10
95.01 - 100.00.......          65       7,643,369         0.87        117,590     7.818       99.33      675       81.80     13.18
                            -----    ------------       ------
  Total*............        5,239    $878,886,200       100.00%      $167,758     7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

------------------
(1)   The weighted  average original loan-to-value ratio of the Group I
      Mortgage Loans as of the Cut-off Date was approximately 79.50%.
(2) For a description of the determination of loan-to-value ratio by the originator see "Underwriting Standards of Option One Mortgage Corporation" in this prospectus supplement.
(3) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE
                           GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
        LOCATION            LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
New York..............        495    $111,561,031        12.69%      $225,376     6.983%      76.34%     618       44.47%     1.03%
Massachusetts.........        459     101,223,126        11.52        220,530     6.748       77.04      622       51.22      0.42
Southern California...        384      85,366,319         9.71        222,308     6.644       74.73      611       48.64      0.76
Florida...............        407      57,935,494         6.59        142,348     7.439       80.72      613       60.89      1.75
Northern California...        233      50,565,251         5.75        217,018     6.411       76.34      634       61.02      0.55
New Jersey............        216      42,226,354         4.80        195,492     7.160       77.09      610       52.29      0.61
Texas.................        318      37,925,523         4.32        119,263     7.695       82.16      600       69.78      0.00
Illinois..............        225      34,417,888         3.92        152,968     7.617       82.51      611       75.07      0.16
Michigan..............        256      32,833,256         3.74        128,255     7.483       84.07      605       75.03      0.00
Rhode Island..........        159      30,423,957         3.46        191,346     6.779       78.21      617       60.03      0.55
Other.................      2,087     294,408,000        33.50        141,068     7.330       82.52      614       73.82      0.38
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758     7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

-------------------
(1) The greatest zip code geographic concentration of Mortgage Loans was approximately 0.37% in the 02128 zip code.

* Or average, weighted average or percentage of aggregate principal balance, as applicable.

              DOCUMENTATION LEVELS OF THE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
  DOCUMENTATION LEVEL       LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Full  Documentation...      3,493    $543,728,133        61.87%      $155,662     7.145%      80.73%     606      100.00%     0.38%
Limited Income and
Asset Documentation...         20       4,950,262         0.56        247,513     7.418       79.43      593        0.00      1.61
Stated Income
Documentation.........      1,726     330,207,804        37.57        191,314     7.053       77.49      630        0.00      0.90
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758     7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

--------------------
(1) For a description of each Documentation Level, see "Underwriting Standards of Option One Mortgage Corporation" herein.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                RISK CATEGORIES OF THE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF      % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC   SECOND
    RISK CATEGORY           LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS     LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----     -----
A...................          366    $ 58,473,369         6.65%      $159,763       7.686%      75.73%     554       69.91%    0.59%
AA..................          661     111,564,430        12.69        168,781       7.417       77.68      571       63.12     0.62
AA+.................        3,756     634,560,233        72.20        168,946       6.875       81.16      635       59.89     0.62
B...................          286      46,581,671         5.30        162,873       8.045       72.57      555       65.00     0.25
C...................          134      21,742,110         2.47        162,255       8.401       69.52      553       77.01     0.23
CC..................           30       5,045,625         0.57        168,187       9.227       61.19      564       95.84     0.00
NG..................            6         918,762         0.10        153,127       7.577       84.77      632       55.70     0.00
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758       7.112%      79.50%     615       61.87%    0.58%
                            =====    ============       ======

--------------------
(1) For a description of each risk category, see "Underwriting Standards of Option One Mortgage Corporation" herein.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

             CURRENT MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
   RANGE OF CURRENT        MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
  MORTGAGE RATES (%)        LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
 4.001 -  4.500.......          1    $     98,253         0.01%       $98,253      4.290%      80.00%     626      100.00%     0.00%
 4.501 -  5.000.......         50      11,302,226         1.29        226,045      4.923       77.69      667       66.69      0.00
 5.001 -  5.500.......        151      33,024,173         3.76        218,703      5.368       75.31      660       69.33      0.00
 5.501 -  6.000.......        494     105,699,102        12.03        213,966      5.840       76.14      648       59.93      0.00
 6.001 -  6.500.......        733     143,953,473        16.38        196,389      6.312       77.03      635       59.97      0.00
 6.501 -  7.000.......        965     178,924,178        20.36        185,414      6.804       80.20      627       58.83      0.00
 7.001 -  7.500.......        713     120,022,451        13.66        168,334      7.302       81.08      610       58.38      0.09
 7.501 -  8.000.......        778     120,292,673        13.69        154,618      7.780       81.66      593       62.16      0.22
 8.001 -  8.500.......        495      69,239,497         7.88        139,878      8.283       82.42      581       70.04      0.40
 8.501 -  9.000.......        408      50,996,548         5.80        124,992      8.785       80.51      566       66.03      1.15
 9.001 -  9.500.......        190      21,344,615         2.43        112,340      9.276       81.89      565       68.44      2.79
 9.501 - 10.000.......        146      15,245,908         1.73        104,424      9.765       79.89      554       76.82      5.17
10.001 - 10.500.......         63       4,862,686         0.55         77,185     10.259       81.05      563       61.42     21.25
10.501 - 11.000.......         26       1,763,948         0.20         67,844     10.737       73.17      552       48.03     31.87
11.001 - 11.500.......         13         976,130         0.11         75,087     11.178       80.11      547       55.75     50.69
11.501 - 12.000.......          8         686,979         0.08         85,872     11.748       73.84      544       69.67     33.58
12.001 - 12.500.......          5         453,361         0.05         90,672     12.348       68.09      521       13.40     40.34
                            -----    ------------       ------
  Total*.............       5,239    $878,886,200       100.00%      $167,758      7.112%      79.50%     615       61.87%     0.58%
                            =====    ============       ======

--------------------
(1) The weighted average current Mortgage Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 7.112% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

         GROSS MARGINS OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
     RANGE OF GROSS        MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
      MARGINS (%)           LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
Less than or equal to
  4.000..............         481    $ 99,150,802        13.63%      $206,135     5.726%      75.76%     658       66.89%     0.00%
4.001 - 4.500........         595     109,878,967        15.10        184,671     6.285       76.89      638       57.04      0.00
4.501 - 5.000........         768     140,487,172        19.31        182,926     6.688       80.92      628       56.35      0.00
5.001 - 5.500........         763     130,096,064        17.88        170,506     7.167       82.86      614       56.72      0.00
5.501 - 6.000........         641     101,539,023        13.95        158,407     7.643       83.19      589       62.23      0.00
6.001 - 6.500........         494      72,436,137         9.95        146,632     8.134       82.65      571       65.27      0.00
6.501 - 7.000........         273      39,809,445         5.47        145,822     8.540       79.25      553       68.13      0.00
7.001 - 7.500........         155      23,767,373         3.27        153,338     8.978       81.44      541       74.84      0.00
7.501 - 8.000........          73      10,510,221         1.44        143,976     9.561       78.98      535       78.92      0.00
                            -----    ------------       ------
  Total*.............       4,243    $727,675,204       100.00%      $171,500     7.077%      80.34%     612       61.24%     0.00%
                            =====    ============       ======

--------------------
(1) The weighted average Gross Margin of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 5.153% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

     NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
 NEXT ADJUSTMENT DATE       LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
June 1, 2005..........          1      $  224,947         0.03%      $224,947     6.400%      60.27%     523        0.00%     0.00%
July 1, 2005..........          6         991,059         0.14        165,177     9.038       77.08      544       32.74      0.00
August 1, 2006........          2         382,092         0.05        191,046     8.083       84.45      593       41.98      0.00
September 1, 2006.....          1         184,170         0.03        184,170     9.000       52.86      503      100.00      0.00
October 1, 2006.......          4         810,768         0.11        202,692     7.452       73.00      574       47.62      0.00
November 1, 2006......          5       1,001,259         0.14        200,252     6.348       76.12      657       77.32      0.00
December 1, 2006......        520      92,213,660        12.67        177,334     6.977       80.60      613       64.66      0.00
December 13, 2006.....          3         380,225         0.05        126,742     7.371       75.00      588       56.79      0.00
December 14, 2006.....          1         182,078         0.03        182,078     7.990       90.00      634        0.00      0.00
January 1, 2007.......      3,399     577,406,679        79.35        169,875     7.113       80.31      610       61.01      0.00
February 1, 2007......          1         347,900         0.05        347,900     8.800       85.00      550      100.00      0.00
October 1, 2007.......          1         174,620         0.02        174,620     6.500       95.00      673      100.00      0.00
November 1, 2007......          1         138,723         0.02        138,723     6.500       69.06      537      100.00      0.00
December 1, 2007......         38       6,218,126         0.85        163,635     6.849       82.76      646       74.15      0.00
January 1, 2008.......        260      47,018,900         6.46        180,842     6.789       80.32      627       56.15      0.00
                            -----    ------------       ------
  Total*.............       4,243    $727,675,204       100.00%      $171,500     7.077%      80.34%     612       61.24%     0.00%
                            =====    ============       ======

--------------------
(1) The weighted average months until the next Adjustment Date for the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date is approximately 21 months.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

     MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
    RANGE OF MAXIMUM       MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
   MORTGAGE RATES (%)       LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
10.001 - 10.500......           1      $   98,253         0.01%       $98,253      4.290%      80.00%     626      100.00%     0.00%
10.501 - 11.000......          49      11,079,378         1.52        226,110      4.922       77.44      667       66.02      0.00
11.001 - 11.500......         144      31,868,392         4.38        221,308      5.368       75.48      659       68.22      0.00
11.501 - 12.000......         402      84,657,924        11.63        210,592      5.825       77.83      645       59.40      0.00
12.001 - 12.500......         605     119,272,977        16.39        197,145      6.302       78.02      632       58.75      0.00
12.501 - 13.000......         771     142,905,524        19.64        185,351      6.801       81.71      623       58.31      0.00
13.001 - 13.500......         609     103,785,754        14.26        170,420      7.294       81.47      607       57.45      0.00
13.501 - 14.000......         642      99,849,093        13.72        155,528      7.779       82.28      590       61.17      0.00
14.001 - 14.500......         414      59,234,706         8.14        143,079      8.270       83.18      575       71.74      0.00
14.501 - 15.000......         328      43,270,710         5.95        131,923      8.783       80.36      561       63.04      0.00
15.001 - 15.500......         140      16,888,639         2.32        120,633      9.267       81.85      558       67.60      0.00
15.501 - 16.000......          99      11,360,741         1.56        114,755      9.744       79.03      545       77.65      0.00
16.001 - 16.500......          27       2,411,415         0.33         89,312     10.256       81.32      529       68.70      0.00
16.501 - 17.000......          10         718,127         0.10         71,813     10.691       70.99      550       49.26      0.00
17.501 - 18.000......           1          63,845         0.01         63,845     11.950       80.00      501      100.00      0.00
18.001 - 18.500......           1         209,726         0.03        209,726     12.500       60.00      502        0.00      0.00
                             -----   ------------       ------
  Total*.............        4,243   $727,675,204       100.00%      $171,500      7.077%      80.34%     612       61.24%     0.00%
                             =====   ============       ======

--------------------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 13.078% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

     MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
    RANGE OF MINIMUM       MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
   MORTGAGE RATES (%)       LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
 4.001 -  4.500.......          1    $     98,253         0.01%        98,253%     4.290%      80.00%     626      100.00%     0.00%
 4.501 -  5.000.......         49      11,079,378         1.52        226,110      4.922       77.44      667       66.02      0.00
 5.001 -  5.500.......        145      32,006,425         4.40        220,734      5.367       75.29      660       68.36      0.00
 5.501 -  6.000.......        403      85,005,705        11.68        210,932      5.825       77.86      645       59.57      0.00
 6.001 -  6.500.......        606     119,405,022        16.41        197,038      6.303       78.06      632       58.80      0.00
 6.501 -  7.000.......        772     142,790,649        19.62        184,962      6.806       81.67      623       58.22      0.00
 7.001 -  7.500.......        607     103,515,677        14.23        170,537      7.297       81.50      607       57.34      0.00
 7.501 -  8.000.......        641      99,696,858        13.70        155,533      7.780       82.32      590       61.11      0.00
 8.001 -  8.500.......        414      59,234,706         8.14        143,079      8.270       83.18      575       71.74      0.00
 8.501 -  9.000.......        328      43,270,710         5.95        131,923      8.783       80.36      561       63.04      0.00
 9.001 -  9.500.......        140      16,888,639         2.32        120,633      9.267       81.85      558       67.60      0.00
 9.501 - 10.000.......         99      11,360,741         1.56        114,755      9.744       79.03      545       77.65      0.00
10.001 - 10.500.......         27       2,411,415         0.33         89,312     10.256       81.32      529       68.70      0.00
10.501 - 11.000.......          9         637,456         0.09         70,828     10.709       69.85      537       55.49      0.00
11.501 - 12.000.......          1          63,845         0.01         63,845     11.950       80.00      501      100.00      0.00
12.001 - 12.500.......          1         209,726         0.03        209,726     12.500       60.00      502        0.00      0.00
                            -----    ------------       ------
  Total*.............       4,243    $727,675,204       100.00%     $ 171,500      7.077%      80.34%     612       61.24%     0.00%
                            =====    ============       ======

------------------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 7.077% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

   INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
INITIAL PERIODIC RATE      MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
        CAP (%)             LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
1.000.................         10    $  1,644,997         0.23%      $164,500     7.956%      68.04%     562       45.80%     0.00%
2.000.................          1         347,781         0.05        347,781     5.750       84.33      643      100.00      0.00
3.000.................      4,232     725,682,426        99.73        171,475     7.075       80.37      612       61.26      0.00
                            -----    ------------       ------
  Total*.............       4,243    $727,675,204       100.00%      $171,500     7.077%      80.34%     612       61.24%     0.00%
                            =====    ============       ======
------------------

(1) Relates solely to initial rate adjustments.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

  SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                  WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
  SUBSEQUENT PERIODIC      MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
      RATE CAP (%)          LOANS         DATE        CUT-OFF DATE    BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----         ----        ------------    -------     ------       ---        ----      -----      -----
1.000.................      4,239    $726,898,432        99.89%     $ 171,479     7.078%      80.36%     612       61.20%     0.00%
1.500.................          4         776,772         0.11        194,193     6.038       66.04      633      100.00      0.00
                            -----    ------------       ------
  Total*.............       4,243    $727,675,204       100.00%     $ 171,500     7.077%      80.34%     612       61.24%     0.00%
                            =====    ============       ======

------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

GROUP II MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the percentages of the Cut-off Date Principal Balances of the Group II Mortgage Loans.

         Approximately 38.36% of the Group II Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Mortgage Loans) at origination in excess of 80.00%. No Group II Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratio with respect to any second lien Mortgage Loan) at origination in excess of 100.00%. The weighted average loan-to-value ratio of the Group II Mortgage Loans (or combined loan-to-value ratio with respect to any second lien Mortgage Loan) at origination was approximately 79.03%. There can be no assurance that the loan-to-value ratio of any Group II Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

         99.83% of the Group II Mortgage Loans have a Due Date on the first day of the month.

         The weighted average remaining term to maturity of the Group II Mortgage Loans was approximately 354 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first Due Date prior to January 2004 or after March 2005, or has a remaining term to maturity of less than 116 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is February 2035.

         The average Principal Balance of the Group II Mortgage Loans at origination was approximately $210,630. The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $210,077. No Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $1,445,989, or less than approximately $44,738.

         As of the Cut-off Date, the Group II Mortgage Loans had Mortgage Rates of not less than 4.850% per annum and not more than 12.450% per annum and the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately 7.021% per annum. As of the Cut-off Date, the Adjustable-Rate Group II Mortgage Loans had Gross Margins ranging from 2.890% per annum to 9.750% per annum, Minimum Mortgage Rates ranging from 4.850% per annum to 12.450% per annum and Maximum Mortgage Rates ranging from 10.850% per annum to 18.450% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Group II Mortgage Loans was approximately 5.012% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans was approximately 6.988% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans was approximately 12.991% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Group II Mortgage Loan occurs in January 2020 and the weighted average number of months until the next Adjustment Date for all of the Adjustable-Rate Group II Mortgage Loans is approximately 21 months.

         The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING  AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
 RANGE OF CUT-OFF DATE     MORTGAGE   OF THE CUT-OFF    AS OF THE  PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
PRINCIPAL BALANCES ($)      LOANS         DATE        CUT-OFF DATE  BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----     --------------  ------------  -------     ------       ---        ----      -----      -----
   50,000.00 or less.....      50   $   2,485,112         0.34%     $ 49,702     8.830%      63.49%     570       70.14%     4.02%
   50,000.01 - 100,000.00     853      64,810,866         8.96        75,980     8.431       77.49      596       78.31      5.00
  100,000.01 - 150,000.00     763      95,021,888        13.13       124,537     7.609       78.14      606       76.28      2.20
  150,000.01 - 200,000.00     498      86,737,336        11.99       174,171     7.187       78.72      607       66.25      1.04
  200,000.01 - 250,000.00     282      63,429,182         8.77       224,926     7.126       79.37      607       57.08      0.39
  250,000.01 - 300,000.00     206      56,437,600         7.80       273,969     6.784       79.06      616       51.65      0.00
  300,000.01 - 350,000.00     120      38,863,989         5.37       323,867     6.619       80.96      623       56.34      0.00
  350,000.01 - 400,000.00     255      96,002,127        13.27       376,479     6.604       80.25      627       52.40      0.00
  400,000.01 - 450,000.00     133      56,605,119         7.82       425,602     6.430       81.58      631       45.50      0.00
  450,000.01 - 500,000.00     116      55,377,159         7.65       477,389     6.538       80.11      628       42.22      0.00
  500,000.01 - 550,000.00      57      30,056,379         4.15       527,305     6.437       82.45      635       47.30      0.00
  550,000.01 - 600,000.00      50      28,931,893         4.00       578,638     6.624       82.30      624       58.15      0.00
  600,000.01 - 650,000.00      16      10,054,524         1.39       628,408     6.717       78.81      622       49.99      0.00
  650,000.01 - 700,000.00       6       3,978,880         0.55       663,147     7.172       82.42      630       17.09      0.00
  700,000.01 - 750,000.00      13       9,544,074         1.32       734,160     6.646       73.60      614       23.24      0.00
  750,000.01 - 800,000.00       3       2,324,668         0.32       774,889     6.063       70.00      709       33.04      0.00
  800,000.01 - 850,000.00       3       2,481,964         0.34       827,321     6.960       76.66      649        0.00      0.00
  850,000.01 - 900,000.00       4       3,531,129         0.49       882,782     6.461       65.65      605       50.02      0.00
  900,000.01 - 950,000.00       3       2,774,934         0.38       924,978     6.704       72.22      605       33.01      0.00
  950,000.01-1,000,000.00       4       3,911,382         0.54       977,845     7.070       68.72      611       24.86      0.00
1,000,000.01-1,250,000.00       8       8,697,643         1.20     1,087,205     6.489       61.36      628       36.95      0.00
1,250,000.01-1,500,000.00       1       1,445,989         0.20     1,445,989     7.900       50.00      514      100.00      0.00
                            -----    ------------       ------
  Total*..............      3,444    $723,503,836       100.00%     $210,077     7.021%      79.03%     616       57.66%     0.91%
                            =====    ============       ======

-------------------
(1) The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $210,077.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                CREDIT SCORES FOR THE GROUP II MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                 WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING   AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE   PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
RANGE OF CREDIT SCORES      LOANS         DATE        CUT-OFF DATE   BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----     --------------  ------------   -------     ------       ---        ----      -----      -----
N/A..................          33   $   3,568,688         0.49%      $108,142     8.541%      78.85%     N/A       73.55%     3.75%
500  -  519..........         255      46,185,830         6.38        181,121     8.483       72.68      510       65.19      0.18
520  -  539..........         236      37,315,693         5.16        158,117     8.417       73.06      530       70.60      0.85
540  -  559..........         273      47,506,140         6.57        174,015     7.812       73.42      549       64.94      1.17
560  -  579..........         280      53,686,499         7.42        191,737     7.418       77.13      570       63.15      0.68
580  -  599..........         422      83,637,363        11.56        198,193     7.064       78.89      589       70.29      0.73
600  -  619..........         552     117,998,272        16.31        213,765     6.902       81.40      609       68.40      1.10
620  -  639..........         430      96,908,374        13.39        225,368     6.723       80.22      628       52.52      1.23
640  -  659..........         313      74,024,351        10.23        236,500     6.502       81.06      649       51.03      1.52
660  -  679..........         216      54,927,181         7.59        254,293     6.407       79.48      670       41.02      0.30
680  -  699..........         175      46,077,331         6.37        263,299     6.360       80.81      689       37.43      1.23
700  -  719..........         100      24,812,374         3.43        248,124     6.326       83.11      708       43.96      0.30
720  -  739..........          68      16,534,996         2.29        243,162     6.374       83.58      729       44.05      0.59
740  -  759..........          48      10,640,610         1.47        221,679     6.322       81.17      750       27.07      0.00
760  -  779..........          31       7,128,363         0.99        229,947     6.273       83.48      770       40.44      0.00
780  -  799..........           7       1,489,553         0.21        212,793     6.455       88.94      784       89.01      0.00
800  -  819..........           5       1,062,217         0.15        212,443     6.680       75.22      807       12.47      0.00
                            -----    ------------       ------
  Total*.............       3,444    $723,503,836       100.00%      $210,077     7.021%      79.03%     616       57.66%     0.91%
                            =====    ============       ======

----------------------
(1) The weighted average credit score of the Group II Mortgage Loans that had credit scores was approximately 616.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

          REMAINING TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                 WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING   AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
  RANGE OF REMAINING       MORTGAGE   OF THE CUT-OFF    AS OF THE   PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
    TERMS (MONTHS)          LOANS         DATE        CUT-OFF DATE   BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----     --------------  ------------   -------     ------       ---        ----      -----      -----
180 or less..........          43    $  4,364,787         0.60%     $101,507      7.552%      69.13%     616       54.67%     3.05%
181  -  240..........          28       2,363,121         0.33        84,397      8.180       71.03      612       83.64     10.02
301  -  360..........       3,373     716,775,928        99.07       212,504      7.014       79.11      616       57.59      0.87
                            -----    ------------       ------
  Total*.............       3,444    $723,503,836       100.00%     $210,077      7.021%      79.03%     616       57.66%     0.91%
                            =====    ============       ======

--------------------
(1) The weighted average remaining term to maturity of the Group II Mortgage Loans was approximately 354 months.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                  PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                 WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING   AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE   PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
    PROPERTY TYPE           LOANS         DATE        CUT-OFF DATE   BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----     --------------  ------------   -------     ------       ---        ----      -----      -----
Single Family........       2,556    $536,762,079        74.19%     $210,001      6.999%      78.50%     612       57.58%     0.98%
PUD (1)..............         330      79,306,436        10.96       240,323      7.020       81.15      615       59.65      0.85
2-4 Family...........         172      45,468,020         6.28       264,349      7.022       81.10      646       40.79      0.78
Low Rise Condo.......         163      34,180,407         4.72       209,696      7.140       79.79      620       48.55      0.63
Manufactured Housing.         208      23,472,470         3.24       112,848      7.333       78.74      643       97.25      0.00
High Rise Condo......          14       4,186,714         0.58       299,051      7.040       78.62      633       68.04      1.86
Coop.................           1         127,709         0.02       127,709      8.870       80.00      514        0.00      0.00
                            -----    ------------       ------
  Total*.............       3,444    $723,503,836       100.00%     $210,077      7.021%      79.03%     616       57.66%     0.91%
                            =====    ============       ======

--------------------
(1) PUD refers to a home or "unit" in a Planned Unit Development.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

               OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS(1)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                 WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING   AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE   PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
   OCCUPANCY STATUS         LOANS         DATE        CUT-OFF DATE   BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----     --------------  ------------   -------     ------       ---        ----      -----      -----
Owner Occupied.......       3,208      $678,430,032      93.77%      $211,481     6.994%      78.96%     614       59.32%     0.91%
Investor.............         184        31,913,521       4.41        173,443     7.587       81.85      660       31.04      0.98
Second Home..........          52        13,160,283       1.82        253,082     7.058       75.79      637       36.63      0.83
                            -----      ------------     ------
  Total*.............       3,444      $723,503,836     100.00%      $210,077     7.021%      79.03%     616       57.66%     0.91%
                            =====      ============     ======

--------------------
(1) Occupancy as represented by the mortgagor at the time of origination.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                     PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING  AVERAGE     AVERAGE    AVERAGE    WEIGHTED    % OF       % OF
                           MORTGAGE   OF THE CUT-OFF    AS OF THE  PRINCIPAL     GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
       PURPOSE              LOANS         DATE        CUT-OFF DATE  BALANCE     COUPON       LTV        FICO      LOANS      LIENS
----------------------      -----     --------------  ------------  -------     ------       ---        ----      -----      -----
Cash Out Refinance...       2,163      $471,058,618      65.11%    $217,780       7.014%      76.66%     606       55.46%     1.05%
Purchase.............       1,044       207,016,977      28.61      198,292       6.997       84.15      643       59.83      0.74
Rate/Term Refinance..         237        45,428,241       6.28      191,680       7.198       80.18      609       70.64      0.25
                            -----      ------------     ------
  Total*.............       3,444      $723,503,836     100.00%    $210,077       7.021%      79.03%     616       57.66%     0.91%
                            =====      ============     ======

------------------
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

      ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS(1)(2)(3)

                                                          % OF
                                                        AGGREGATE
                                        PRINCIPAL       PRINCIPAL
                            NUMBER       BALANCE         BALANCE                WEIGHTED   WEIGHTED
                              OF      OUTSTANDING AS   OUTSTANDING    AVERAGE   AVERAGE    AVERAGE    WEIGHTED    % OF      % OF
   RANGE OF ORIGINAL       MORTGAGE   OF THE CUT-OFF    AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
LOAN-TO-VALUE RATIOS (%)    LOANS         DATE        CUT-OFF DATE    BALANCE   COUPON       LTV        FICO      LOANS     LIENS
------------------------    -----    --------------   ------------    -------   ------       ---        ----      -----     -----
50.00 or less.........        133      $ 20,134,489       2.78%    $151,387     7.222%      42.55%     587       52.34%     0.00%
50.01- 55.00..........         81        16,606,501       2.30      205,019     6.593       52.79      606       62.12      0.36
55.01- 60.00..........        104        19,801,895       2.74      190,403     6.980       57.93      592       43.85      0.66
60.01- 65.00..........        201        42,458,928       5.87      211,238     7.234       63.67      589       46.88      1.06
65.01- 70.00..........        240        56,241,933       7.77      234,341     6.897       68.98      598       47.98      1.26
70.01- 75.00..........        300        66,962,389       9.26      223,208     7.092       74.07      596       51.02      0.95
75.01- 80.00..........      1,095       223,746,661      30.93      204,335     6.849       79.69      621       56.22      0.64
80.01- 85.00..........        386        77,542,432      10.72      200,887     6.933       84.42      625       59.32      0.66
85.01- 90.00..........        498       120,718,427      16.69      242,406     7.075       89.66      632       55.40      0.30
90.01- 95.00..........        349        69,910,886       9.66      200,318     7.464       94.71      625       85.10      0.50
95.01- 100.00.........         57         9,379,295       1.30      164,549     7.557       99.24      680       89.91     20.64
                            -----      ------------     ------
  Total*.............       3,444      $723,503,836     100.00%    $210,077     7.021%      79.03%     616       57.66%     0.91%
                            =====      ============     ======

------------------
(1) The weighted average original loan-to-value ratio of the Group II Mortgage Loans as of the Cut-off Date was approximately 79.03%.
(2) For a description of the determination of loan-to-value ratio by the originator see "Underwriting Standards of Option One Mortgage Corporation" in this prospectus supplement.
(3) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE
                           GROUP II MORTGAGE LOANS(1)


                                                   % OF
                                                 AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                           NUMBER    BALANCE       BALANCE                   WEIGHTED   WEIGHTED           % OF
                             OF    OUTSTANDING  OUTSTANDING AS   AVERAGE     AVERAGE    AVERAGE   WEIGHTED  FULL     % OF
                          MORTGAGE  AS OF THE   OF THE CUT-OFF  PRINCIPAL     GROSS     ORIGINAL  AVERAGE   DOC      SECOND
        LOCATION           LOANS   CUT-OFF DATE      DATE        BALANCE      COUPON      LTV      FICO    LOANS     LIENS
        --------           -----   ------------ --------------   -------      ------      ---      ----    -----     -----
Southern California...       445    $144,078,922      19.91%     $323,773      6.558%     77.00%    616     45.59%    1.25%
Northern California...       334     108,137,336      14.95       323,764      6.313      78.16     632     58.66     1.21
New York..............       162      53,503,718       7.40       330,270      6.909      80.37     639     40.83     2.65
Florida...............       319      52,078,984       7.20       163,257      7.565      78.95     613     51.69     1.55
Massachusetts.........       145      44,192,370       6.11       304,775      6.790      77.37     628     45.98     1.05
New Jersey............       105      30,937,953       4.28       294,647      7.127      74.79     602     49.83     0.00
Texas.................       230      29,131,420       4.03       126,658      7.880      80.31     595     65.58     0.22
Virginia..............       146      26,077,181       3.60       178,611      7.701      81.27     596     73.88     0.24
Michigan..............       144      18,821,648       2.60       130,706      7.492      82.64     598     76.79     0.00
Illinois..............        81      14,372,356       1.99       177,436      7.560      81.02     604     67.14     0.00
Other.................     1,333     202,171,947      27.94       151,667      7.361      80.65     611     69.79     0.33
                           -----    ------------      -----
  Total*.............      3,444    $723,503,836     100.00%     $210,077      7.021%     79.03%    616     57.66%    0.91%
                           =====    ============     ======

-------------------

(1) The greatest zip code geographic concentration of Mortgage Loans was approximately 0.48% in the 92336 zip code.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

             DOCUMENTATION LEVELS OF THE GROUP II MORTGAGE LOANS(1)


                                                   % OF
                                                  AGGREGATE
                                   PRINCIPAL      PRINCIPAL
                           NUMBER   BALANCE        BALANCE                    WEIGHTED  WEIGHTED           % OF
                             OF    OUTSTANDING  OUTSTANDING AS   AVERAGE      AVERAGE    AVERAGE WEIGHTED   FULL     % OF
                          MORTGAGE  AS OF THE   OF THE CUT-OFF  PRINCIPAL     GROSS     ORIGINAL  AVERAGE   DOC     SECOND
  DOCUMENTATION LEVEL      LOANS   CUT-OFF DATE      DATE        BALANCE      COUPON      LTV      FICO    LOANS    LIENS
  -------------------      -----   ------------ --------------   -------      ------      ---      ----    -----    -----
Full..................     2,273    $417,188,486      57.66%     $183,541      7.065%    80.38%     606   100.00%    0.71%
Limited Income & Asset        13       2,578,705       0.36       198,362      8.625     72.43      564     0.00     0.00
No Income No Asset....        86      18,056,357       2.50       209,958      6.754     78.88      710     0.00     0.00
Stated Documentation..     1,072     285,680,288      39.49       266,493      6.959     77.11      625     0.00     1.27
                           -----    ------------      -----
  Total*.............      3,444    $723,503,836     100.00%     $210,077      7.021%    79.03%     616    57.66%    0.91%
                           =====    ============     ======

--------------------
(1) For a description of each Documentation Level, see "Underwriting Standards of Option One Mortgage Corporation" herein.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

                RISK CATEGORIES OF THE GROUP II MORTGAGE LOANS(1)

                                                    % OF
                                                  AGGREGATE
                                   PRINCIPAL      PRINCIPAL
                           NUMBER   BALANCE        BALANCE                    WEIGHTED  WEIGHTED           % OF
                             OF    OUTSTANDING  OUTSTANDING AS    AVERAGE     AVERAGE   AVERAGE  WEIGHTED  FULL      % OF
                          MORTGAGE  AS OF THE   OF THE CUT-OFF   PRINCIPAL     GROSS    ORIGINAL  AVERAGE   DOC      SECOND
     RISK CATEGORY         LOANS   CUT-OFF DATE      DATE         BALANCE      COUPON     LTV      FICO    LOANS     LIENS
  -------------------      -----   ------------ --------------   -------      ------      ---      ----    -----     -----
A.....................       219    $ 43,929,280       6.07%     $200,590       7.609%     75.62%   558      65.30%    0.53%
AA....................       409      87,243,739      12.06       213,310       7.302      78.16    582      61.52     1.91
AA+...................     2,433     535,290,935      73.99       220,013       6.731      80.37    634      55.80     0.86
B.....................       187      30,421,431       4.20       162,681       8.328      73.51    544      53.43     0.21
C.....................        97      13,357,011       1.85       137,701       8.810      70.12    555      66.68     0.00
CC....................        96      12,515,932       1.73       130,374      10.340      62.06    538      86.42     0.00
NG....................         3         745,509       0.10       248,503       6.981      86.39    619      21.67     0.00
                           -----    ------------     ------
  Total*.............      3,444    $723,503,836     100.00%     $210,077      7.021%     79.03%   616      57.66%    0.91%
                           =====    ============     ======

--------------------
(1) For a description of each risk category, see "Underwriting Standards of Option One Mortgage Corporation" herein.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.



       CURRENT MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS(1)

                                                     % OF
                                                  AGGREGATE
                                    PRINCIPAL     PRINCIPAL
                           NUMBER    BALANCE       BALANCE                    WEIGHTED   WEIGHTED           % OF
                            OF     OUTSTANDING  OUTSTANDING AS    AVERAGE     AVERAGE    AVERAGE  WEIGHTED  FULL     % OF
    RANGE OF CURRENT      MORTGAGE  AS OF THE   OF THE CUT-OFF   PRINCIPAL    GROSS      ORIGINAL AVERAGE   DOC     SECOND
   MORTGAGE RATES (%)      LOANS   CUT-OFF DATE      DATE         BALANCE     COUPON      LTV      FICO    LOANS    LIENS
  -------------------      -----   ------------ --------------   -------      ------      ---      ----    -----    -----
4.501-  5.000.........        40   $ 13,604,486        1.88%     $340,112      4.919%     75.95%    661     73.72%    0.00%
5.001-  5.500.........       126     40,356,269        5.58       320,288      5.314      75.79     658     67.71     0.00
5.501-  6.000.........       345    104,268,777       14.41       302,228      5.841      75.99     644     57.55     0.00
6.001-  6.500.........       441    126,982,837       17.55       287,943      6.300      78.32     635     52.06     0.00
6.501-  7.000.........       591    141,405,840       19.54       239,265      6.799      80.35     625     50.85     0.00
7.001-  7.500.........       431     86,994,527       12.02       201,843      7.290      80.59     608     58.16     0.00
7.501-  8.000.........       489     90,055,430       12.45       184,162      7.769      81.52     595     57.53     0.28
8.001-  8.500.........       266     37,380,047        5.17       140,526      8.263      82.30     582     65.65     1.19
8.501-  9.000.........       267     34,121,309        4.72       127,795      8.769      81.24     568     62.70     2.68
9.001-  9.500.........       115     12,818,404        1.77       111,464      9.257      78.30     558     72.35     6.21
9.501-  10.000........       136     14,734,862        2.04       108,345      9.786      76.11     553     67.04    11.78
10.001- 10.500........        78      9,109,825        1.26       116,793     10.251      75.71     547     70.98     9.59
10.501- 11.000........        61      5,782,091        0.80        94,788     10.758      73.93     539     72.20    13.71
11.001- 11.500........        37      4,141,103        0.57       111,922     11.292      71.12     533     63.31    10.75
11.501- 12.000........        14      1,104,482        0.15        78,892     11.754      66.05     523     54.84    13.57
12.001- 12.500........         7        643,546        0.09        91,935     12.280      67.42     528     71.61    28.39
                           -----     ----------       -----
  Total*.............      3,444   $723,503,836       100.00%    $210,077      7.021%     79.03%    616     57.66%    0.91%
                           =====   ============       ======

--------------------
(1) The weighted average current Mortgage Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 7.021% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

         GROSS MARGINS OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                             % OF
                                                          AGGREGATE
                                           PRINCIPAL      PRINCIPAL
                                 NUMBER     BALANCE        BALANCE                 WEIGHTED   WEIGHTED            % OF
                                  OF      OUTSTANDING AS OUTSTANDING    AVERAGE    AVERAGE    AVERAGE   WEIGHTED  FULL      % OF
     RANGE OF GROSS             MORTGAGE  OF THE CUT-OFF  AS OF THE    PRINCIPAL    GROSS     ORIGINAL  AVERAGE   DOC      SECOND
      MARGINS (%)                LOANS        DATE       CUT-OFF DATE  BALANCE      COUPON     LTV       FICO     LOANS    LIENS
  -------------------            -----   --------------  ------------  -------      ------     ---      ------  -------    -----
Less than or equal to 4.000....   388     $120,052,544      19.10%     $309,414       5.707%    75.94%    656     61.82%    0.00%
4.001-  4.500..................   434      116,736,632      18.57       268,978       6.287     77.27     629     51.29     0.00
4.501-  5.000..................   493      119,542,192      19.02       242,479       6.757     80.61     623     49.66     0.00
5.001-  5.500..................   486      101,282,437      16.11       208,400       7.231     82.26     605     55.78     0.00
5.501-  6.000..................   374       69,044,501      10.98       184,611       7.648     84.32     597     58.48     0.00
6.001-  6.500..................   249       41,308,860       6.57       165,899       8.076     84.32     573     61.38     0.00
6.501-  7.000..................   141       20,377,641       3.24       144,522       8.651     80.05     551     66.37     0.00
7.001-  7.500..................    70       10,355,338       1.65       147,933       9.036     78.36     545     60.45     0.00
7.501-  8.000..................   142       18,690,556       2.97       131,624       9.919     75.00     533     74.12     0.00
8.001-  8.500..................    50        6,639,190       1.06       132,784      10.169     72.92     537     67.06     0.00
8.501-  9.000..................    24        3,060,483       0.49       127,520      10.489     68.21     527     82.98     0.00
9.001-  9.500..................    14        1,245,493       0.20        88,964      11.158     62.67     521     80.44     0.00
9.501-  10.000.................     3          322,381       0.05       107,460      11.721     69.68     519     22.46     0.00
                                -----     ------------     ------
  Total*....................... 2,868     $628,658,247     100.00%     $219,197       6.988%    79.61%    614     56.85%    0.00%
                                =====     ============     ======

--------------------
(1) The weighted average Gross Margin of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 5.012% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

    NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                   AGGREGATE
                                     PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                  WEIGHTED   WEIGHTED           % OF
                            OF    OUTSTANDING AS  OUTSTANDING    AVERAGE    AVERAGE    AVERAGE  WEIGHTED   FULL     % OF
                         MORTGAGE OF THE CUT-OFF   AS OF THE    PRINCIPAL   GROSS     ORIGINAL  AVERAGE    DOC      SECOND
  NEXT ADJUSTMENT DATE    LOANS        DATE       CUT-OFF DATE   BALANCE    COUPON      LTV      FICO     LOANS     LIENS
  -------------------     -----   --------------  ------------  -------    ------       ---      ------  -------    -----
June 1, 2005..........         1   $    574,731        0.09%    $574,731     5.490%     90.00%    613    100.00%    0.00%
July 1, 2005..........         4      1,471,709        0.23      367,927     6.643      60.92     562     18.77     0.00
June 1, 2006..........         1        269,450        0.04      269,450     6.950      80.00     603      0.00     0.00
July 1, 2006..........         1        314,525        0.05      314,525     6.100      90.00     655      0.00     0.00
October 1, 2006.......         1        358,738        0.06      358,738     7.900      70.00     533    100.00     0.00
November 1, 2006......         4      1,496,562        0.24      374,140     5.668      76.01     630     36.54     0.00
December 1, 2006......       239     62,335,173        9.92      260,817     6.654      80.96     622     67.22     0.00
December 4, 2006......         1         94,793        0.02       94,793    11.400      45.89     520      0.00     0.00
December 7, 2006......         1        145,805        0.02      145,805     9.440      75.00     552    100.00     0.00
December 13, 2006.....         1        137,218        0.02      137,218     9.000      89.35     566    100.00     0.00
December 17, 2006.....         1         86,061        0.01       86,061     9.050      75.00       0    100.00     0.00
December 20, 2006.....         2        510,425        0.08      255,212     8.422      72.84     610     21.62     0.00
January 1, 2007.......     2,393    509,079,709       80.98      212,737     7.070      79.56     611     55.90     0.00
February 1, 2007......         5        588,659        0.09      117,732     7.896      77.35     598     67.89     0.00
June 1, 2007..........         1        356,586        0.06      356,586     6.890      80.00     594    100.00     0.00
December 1, 2007......        18      4,488,872        0.71      249,382     6.260      80.09     655     53.92     0.00
January 1, 2008.......       192     45,884,503        7.30      238,982     6.621      78.92     630     54.50     0.00
January 1, 2020.......         2        464,727        0.07      232,364     8.189      94.28     666    100.00     0.00
                           -----   ------------     -------
  Total*.............      2,868   $628,658,247      100.00%    $219,197     6.988%     79.61%    614     56.85%    0.00%
                           =====   ============      ======

--------------------
(1) The weighted average months until the next Adjustment Date for the Adjustable-Rate Mortgage Loans as of the Cut-off Date is approximately 21 months.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

    MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                     % OF
                                                   AGGREGATE
                                     PRINCIPAL     PRINCIPAL
                          NUMBER     BALANCE       BALANCE                 WEIGHTED   WEIGHTED             % OF
                           OF     OUTSTANDING AS  OUTSTANDING    AVERAGE    AVERAGE   AVERAGE   WEIGHTED   FULL     % OF
    RANGE OF MAXIMUM     MORTGAGE OF THE CUT-OFF   AS OF THE    PRINCIPAL   GROSS     ORIGINAL  AVERAGE    DOC      SECOND
   MORTGAGE RATES (%)     LOANS        DATE       CUT-OFF DATE   BALANCE    COUPON      LTV      FICO     LOANS     LIENS
  -------------------     -----   --------------  ------------  -------    -------      ---      ------  -------    ------
10.501-  11.000.......      40    $ 13,604,486        2.16%     $340,112      4.919%     75.95%    661     73.72%    0.00%
11.001-  11.500.......     121      38,916,367        6.19      321,623       5.313      75.87     656     68.48     0.00
11.501-  12.000.......     286      86,670,212       13.79      303,043       5.833      77.50     639     55.17     0.00
12.001-  12.500.......     379     111,321,162       17.71      293,723       6.288      78.86     633     51.44     0.00
12.501-  13.000.......     490     120,692,490       19.20      246,311       6.794      81.51     624     49.88     0.00
13.001-  13.500.......     372      78,181,370       12.44      210,165       7.284      81.08     606     56.84     0.00
13.501-  14.000.......     416      80,108,455       12.74      192,568       7.772      81.86     592     56.34     0.00
14.001-  14.500.......     229      32,333,616        5.14      141,195       8.258      82.15     576     66.06     0.00
14.501-  15.000.......     205      28,196,277        4.49      137,543       8.770      81.96     559     62.37     0.00
15.001-  15.500.......      90      10,726,948        1.71      119,188       9.238      77.43     548     72.70     0.00
15.501-  16.000.......      91      11,050,367        1.76      121,433       9.779      74.62     542     65.31     0.00
16.001-  16.500.......      61       7,722,436        1.23      126,597      10.238      74.07     538     71.71     0.00
16.501-  17.000.......      42       4,276,442        0.68      101,820      10.759      71.90     525     71.24     0.00
17.001-  17.500.......      29       3,509,114        0.56      121,004      11.291      68.57     525     67.83     0.00
17.501-  18.000.......      11         887,656        0.14       80,696      11.701      66.54     515     52.82     0.00
18.001-  18.500.......       6         460,847        0.07       76,808      12.292      66.40     518    100.00     0.00
                         -----     -----------      -------
  Total*.............    2,868    $628,658,247      100.00%    $219,197       6.988%     79.61%    614     56.85%    0.00%
                         =====     ===========      ======

--------------------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 12.991% per annum.

* Or average, weighted average or percentage of aggregate principal balance, as applicable.


    MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                     PRINCIPAL      PRINCIPAL
                          NUMBER      BALANCE        BALANCE                 WEIGHTED   WEIGHTED           % OF
                            OF    OUTSTANDING AS   OUTSTANDING    AVERAGE    AVERAGE    AVERAGE   WEIGHTED FULL      % OF
    RANGE OF MINIMUM     MORTGAGE OF THE CUT-OFF    AS OF THE    PRINCIPAL    GROSS     ORIGINAL  AVERAGE   DOC     SECOND
   MORTGAGE RATES (%)     LOANS        DATE        CUT-OFF DATE   BALANCE    COUPON      LTV       FICO    LOANS    LIENS
  -------------------     -----   --------------   ------------  -------     ------      ---      ------  -------    -----
 4.501 -  5.000.........     40    $ 13,604,486        2.16%     $340,112      4.919%    75.95%    661     73.72%    0.00%
 5.001 -  5.500.........    124      39,952,655        6.36       322,199      5.322     76.00     656     67.13     0.00
 5.501 -  6.000.........    287      87,047,687       13.85       303,302      5.831     77.46     639     55.36     0.00
 6.001 -  6.500.........    376     110,388,738       17.56       293,587      6.297     78.85     632     51.37     0.00
 6.501 -  7.000.........    490     120,692,490       19.20       246,311      6.794     81.51     624     49.88     0.00
 7.001 -  7.500.........    371      77,700,031       12.36       209,434      7.289     81.14     607     57.20     0.00
 7.501 -  8.000.........    416      80,108,455       12.74       192,568      7.772     81.86     592     56.34     0.00
 8.001 -  8.500.........    229      32,333,616        5.14       141,195      8.258     82.15     576     66.06     0.00
 8.501 -  9.000.........    206      28,289,921        4.50       137,330      8.769     82.00     559     62.49     0.00
 9.001 -  9.500.........     89      10,633,304        1.69       119,475      9.243     77.28     547     72.46     0.00
 9.501 - 10.000.........     91      11,050,367        1.76       121,433      9.779     74.62     542     65.31     0.00
10.001 - 10.500.........     61       7,722,436        1.23       126,597     10.238     74.07     538     71.71     0.00
10.501 - 11.000.........     42       4,276,442        0.68       101,820     10.759     71.90     525     71.24     0.00
11.001 - 11.500.........     29       3,509,114        0.56       121,004     11.291     68.57     525     67.83     0.00
11.501 - 12.000.........     11         887,656        0.14        80,696     11.701     66.54     515     52.82     0.00
12.001 - 12.500.........      6         460,847        0.07        76,808     12.292     66.40     518    100.00     0.00
                          -----    ------------      ------
  Total*................  2,868    $628,658,247      100.00%     $219,197      6.988%    79.61%    614     56.85%    0.00%
                          =====    ============      ======

------------------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 6.988% per annum.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

   INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                       % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                           NUMBER      BALANCE        BALANCE                 WEIGHTED   WEIGHTED            % OF
                            OF      OUTSTANDING AS  OUTSTANDING    AVERAGE    AVERAGE    AVERAGE   WEIGHTED  FULL     % OF
 INITIAL PERIODIC RATE    MORTGAGE  OF THE CUT-OFF   AS OF THE    PRINCIPAL    GROSS     ORIGINAL  AVERAGE   DOC     SECOND
        CAP (%)            LOANS        DATE        CUT-OFF DATE   BALANCE     COUPON      LTV      FICO    LOANS    LIENS
-----------------------   --------  --------------  ------------  ---------   ---------  --------  -------  ------   -------
1.000.................         9     $  3,543,002      0.56%      $393,667      6.044%     72.01%    599     39.45%    0.00%
3.000.................     2,859      625,115,245      99.44       218,648      6.994      79.65     614     56.95     0.00
                           -----     ------------     ------
  Total*.............      2,868     $628,658,247     100.00%     $219,197      6.988%     79.61%    614     56.85%    0.00%
                           =====     ============     ======

------------------

(1) Relates solely to initial rate adjustments.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.

 SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                     % OF
                                                   AGGREGATE
                                     PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED   WEIGHTED             % OF
                           OF       OUTSTANDING AS  OUTSTANDING    AVERAGE   AVERAGE    AVERAGE   WEIGHTED   FULL     %  OF
  SUBSEQUENT PERIODIC    MORTGAGE   OF THE CUT-OFF   AS OF THE    PRINCIPAL   GROSS     ORIGINAL  AVERAGE    DOC      SECOND
      RATE CAP (%)        LOANS          DATE       CUT-OFF DATE   BALANCE    COUPON      LTV      FICO     LOANS     LIENS
-----------------------   --------  --------------  ------------  ---------   ---------  --------  -------  ------   -------
1.000.................     2,864     $627,161,685     99.76%     $218,981       6.992%     79.62%   614     56.90%    0.00%
1.500.................         4        1,496,562      0.24       374,140       5.668      76.01    630     36.54     0.00
                           -----     ------------    ------
  Total*.............      2,868     $628,658,247    100.00%     $219,197       6.988%     79.61%   614     56.85%    0.00%
                           =====     ============    ======

------------------

(1) Relates to all rate adjustments subsequent to initial rate adjustments.
* Or average, weighted average or percentage of aggregate principal balance, as applicable.


            UNDERWRITING STANDARDS OF OPTION ONE MORTGAGE CORPORATION

         The information set forth in this section with regard to the originator's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the originator. None of the depositor, the trustee, the seller, the underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

         The Mortgage Loans will have been originated generally in accordance with Option One's Guidelines (the "Option One Underwriting Guidelines"). The Option One Underwriting Guidelines are primarily intended to assess (i) the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan and (ii) the creditworthiness of the related mortgagor. The mortgage loans were also generally underwritten with a view toward resale in the secondary market. The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

         On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

         Each applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Freddie Mac. The Option One Underwriting Guidelines require a review of the appraisal by a loan underwriter, who may request a written review by an independent appraiser retained by Option One.

         The mortgage loans were originated under four separate origination programs known as "Legacy," "Legacy Plus", "Legacy Latitude" and "Latitude Advantage." Each of the Legacy, Legacy Plus and Latitude Advantage programs requires that all borrowers have a FICO Score (as defined below) of 500 or higher, provided, however, that with respect to approximately 0.42% of the mortgage loans originated under the Legacy, Legacy Plus and Latitude Advantage programs, no FICO Score was available. Legacy Latitude is a FICO Score based program that has no assignment of risk grades but provides for trade line requirements and loan-to-value ratio limitations based on mortgage delinquency at the time of funding, open Chapter 13 bankruptcies and recently dismissed bankruptcies. Under the Legacy Latitude program, there is a minimum FICO Score of 560 and the maximum loan-to-value ratio is determined by income documentation, property type, occupancy status, credit score and mortgage rating. A "FICO Score" is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and the three national credit data repositories--Equifax, TransUnion and Experian.

         The mortgage loans were originated consistent with and generally conform to the Option One Underwriting Guidelines' "Full Documentation," "Lite Documentation," "Stated Income Documentation" and "No Documentation" residential loan programs. Under each of the programs, Option One reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate (the "Qualifying Rate") has been created under the Option One Underwriting Guidelines that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. The maximum loan amount for mortgage loans originated under the programs varies by state and may be originated up to $1,200,000. The Option One Underwriting Guidelines permit one- to four-family loans to have loan-to-value ratios (each, an "loan-to-value ratio") at origination as described below, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. References to loan-to-value ratio's in this section include the principal balance of the senior lien when referring to a second lien mortgage loan. With respect to mortgage loans where the review of the appraisal results in a valuation of the mortgaged property that is more than (i) 10% less in the case of mortgage loans with loan-to-value ratio's less than or equal to 85% or
(ii) 5% less in the case of mortgage loans with loan-to-value ratio's in excess of 85% or (iii) 3% less in the case of mortgage loans with loan-to-value ratios in excess of 95%, the loan-to-value ratio of the related mortgage loan is based on the valuation obtained in the review of the original appraisal. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of such mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

         The "No Documentation" program is only available under the AA+ credit grade for owner occupied single family residences, planed unit developments, condominiums, and 2-unit properties and second home single family residences, planned unit developments and condominiums. The credit criteria for a borrower under the No Documentation program is the same for a borrower under the AA+ credit grade but the program does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower's credit score and credit trade lines.

         If any related senior lien mortgage loan has a balloon payment, the second lien mortgage loan must mature before such balloon payment. Under the Full Documentation program, applicants generally are required to submit verification of stable income for 12 months. Under the Lite Documentation program, applicants generally are required to submit 3 months' bank statements or a paystub as verification of income. Under the Stated Income Documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that with respect to salaried employees there be a telephone verification of the applicant's employment. Verification of the seasoning or source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required.

         The Option One Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. The risk grades set forth below apply to mortgage loans originated under the Legacy and the Legacy Plus programs:

         "AA" Risk. Under the "AA" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. Open collection accounts or open charge-offs filed within the last 12 months may remain open after the funding of the loan up to $100 per account. No bankruptcies or foreclosures may have occurred during the preceding three years; provided, however, that if the mortgagor's chapter 13 bankruptcy has been discharged during the past three years and the mortgagor has a credit history otherwise complying with the credit parameters set forth in this paragraph and the mortgage loan's loan-to-value ratio is equal to or less than 80%, then the mortgagor may qualify as a "AA" risk. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on a single family, condominium or two-unit owner-occupied property. A maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 70% for mortgage loans originated under the Stated Income Documentation program) is permitted on an owner-occupied three- to four-family residential property (or 75% for mortgage loans on a non-owner-occupied property under the Full Documentation program or 70% for mortgage loans on a non-owner-occupied property under the Lite Documentation program). A maximum loan-to-value ratio of 85% is permitted for a second lien mortgage loan. The maximum debt service-to-income ratio is generally less than 55%. In addition, under the Legacy Plus "AA" risk category, the applicant must have a FICO Score of 580 or higher and no bankruptcies or foreclosures may have occurred during the preceding two years.

         "A" Risk. Under the "A" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Open collection accounts or open charge-offs filed within the last 12 months may remain open after funding of the loan up to $500 per account. No bankruptcies may have occurred during the preceding two years; provided, however, that if the mortgagor's chapter 13 bankruptcy has been discharged during the past two years and the mortgagor has a credit history otherwise complying with the credit parameters set forth in this paragraph and the mortgage loan's loan-to-value ratio is equal to or less than 80%, then the mortgagor may qualify as a "A" risk. No foreclosures may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for any second lien mortgage loan) is permitted for a mortgage loan on a single family, condominium or two-unit owner-occupied property. A maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 70% for mortgage loans originated under the Stated

Income Documentation program) is permitted for a mortgage loan on an owner-occupied three- to four-family residential property. A maximum loan-to-value ratio of 75% (or 70% for mortgage loans originated under the Lite Documentation program or 60% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The maximum debt service-to-income ratio is generally less than 55%. In addition, under the Legacy Plus "A" risk category, the applicant must have a FICO Score of 560 or higher.

         "B" Risk. Under the "B" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of four 30-day late payments or, if the loan-to-value ratio is less than or equal to 80%, two 30-day and one 60-day late payments, within the last 12 months, is acceptable on an existing mortgage loan. If the loan-to-value ratio is greater than 80%, under the Legacy "B" risk category, a maximum of one 60-day late payment within the last 24 months is acceptable on an existing mortgage loan and under the Legacy Plus "B" risk category, a maximum of one 60-day late payment within the last 18 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Generally, no more than $1,500 per account in open charge-offs or collection accounts filed within the last 12 months may remain open after the funding of the loan. No bankruptcies or foreclosures by the applicant may have occurred during the preceding 18 months if the loan-to-value ratio is less than or equal to 80% or 24 months (or 18 months with respect to any mortgage loan originated under the Legacy Plus "B" category) if the loan-to-value ratio is greater than 80%; provided, however, that if the mortgagor's chapter 13 bankruptcy has been discharged during the past 18 months and the mortgagor has a credit history otherwise complying with the credit parameters set forth in this paragraph and the mortgage loan's loan-to-value ratio is equal to or less than 80%, then the mortgagor may qualify as a "B" risk. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on an owner-occupied single family, condominium or two-unit property. A maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 65% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied three- to four- family residential property. A maximum loan-to-value ratio of 75% (or 70% for mortgage loans originated under the Lite Documentation program or 60% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The maximum debt service-to-income ratio is generally less than 55%. In addition, under the Legacy Plus "B" risk category, the applicant must have a FICO Score of 540 or higher.

         "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, one 60-day late payment and one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. However, six 30-day late payments and two 60-day late payments are acceptable if there are no 90-day late payments within the last 12-months. . An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. No more than $3,000 per account in open charge-offs or collection accounts filed within the last 12 months may remain open after the funding of the loan. No bankruptcies or foreclosures by the applicant may have occurred during the preceding 12 months; provided, however, that if the mortgagor's chapter 13 bankruptcy has been discharged during the past 12 months and the mortgagor has a credit history otherwise complying with the credit parameters set forth in this paragraph, then the mortgagor may qualify as a "C" risk. The mortgaged property must be in adequate condition. Generally, a maximum loan-to-value ratio of 75% (or 70% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs) for a mortgage loan on an owner-occupied single family, condominium or two-unit property is permitted. A maximum loan-to-value ratio of 75% (or 70% for mortgage loans originated under the Lite Documentation program or 65% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied three- to four-family residential property. A maximum loan-to-value ratio of 70% (or 65% for mortgage loans originated under the Lite Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The maximum debt service-to-income ratio is generally less than 60%. In addition, under the Legacy Plus "C" risk category, the applicant must have a FICO Score of 520 or higher.

         "CC" Risk. Under the "CC" risk category, an applicant may have experienced significant credit problems in the past. As to mortgage credit, mortgage delinquency, including foreclosure proceedings, will be considered on a case-by-case basis. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts may remain open after the funding of the loan. The mortgaged property may exhibit some deferred maintenance. A maximum loan-to-value ratio of 65% (or 60% non-owner-occupied for mortgage loans originated under the Lite Documentation program) is permitted for a mortgage loan on either an owner-occupied property or a non-owner-occupied property. The maximum debt service-to-income ratio is generally less than 60%.

         Latitude Advantage is a FICO score based program that provides for trade line requirements and loan-to-value ratio limitations based on mortgage delinquency. The maximum loan-to-value ratio is based on the income documentation, property type, occupancy status, credit score and mortgage late payments.

         Under the Latitude Advantage program bankruptcies must be discharged, dismissed or paid off at or prior to funding. The payoff of a Chapter 13 is permitted to a maximum of 95% loan-to-value ratio. Bankruptcy filings that have been dismissed within the last 6 months are limited to 80% loan-to-value ratio. Charge-offs, collections and judgments are disregarded if they are more than 12 month old. Single items less than 12 months old must be paid at or prior to closing if the balance is grater than $5,000. The debt service to income ratio is generally less than 55%.

         Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant's credit score in determining the Qualifying Rate; provided, however, to the extent the co-applicant's credit score exceeds the primary applicant's credit score by more than 100 points, then the qualifying credit score will be the primary applicant's credit score plus 100 points. Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum loan-to-value ratio of 95%. Score Advantage requires the co-applicant's contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt service-to-income ratio for this program is 5% less than the maximum debt service-to-income ratio allowed under the corresponding non-Score Advantage Latitude Advantage program.

         The following risk grades describe the credit requirements of the Latitude Advantage program:

         "AA+" Risk. Under the "AA+" risk category, the applicant must have no 30-day late payments within the last 12 months on an existing mortgage loan. A maximum loan-to-value ratio of 100% is permitted on a owner-occupied single family, condominium or two-unit property. The maximum debt service-to-income ratio is generally less than 55%.

         "AA" Risk. Under the "AA" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted.

         "A" Risk. Under the "A" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted

         "B" Risk. Under the "B" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of four 30-day late payments or two 30-day and one 60-day late payments is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted.

         "C" Risk. A maximum of six 30-day late payments, one 60-day late payment and one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. However, six 30-day late payments and two 60-day late payments within the last 12 months are acceptable if there are no 90-day late payments within the last 12 months. An existing mortgage loan is not required to be current at the time the application is submitted.

         "CC" Risk. Under the "CC" risk category, mortgage delinquency, including foreclosure proceedings, will be considered on a case-by-case basis.

          Exceptions. As described above, the foregoing risk categories and criteria are Underwriting Guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, a FICO score exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: a relatively lower loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment or ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

                               THE MASTER SERVICER

         The information set forth in the following paragraphs has been provided by the master servicer. None of the depositor, the seller, the trustee or the underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

         The master servicer, a California corporation headquartered in Irvine, California, will serve as the master servicer pursuant to the Pooling and Servicing Agreement for the Mortgage Loans.

         The master servicer was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of the master servicer is the origination, sale and servicing of non-conforming mortgage loans.

         The master servicer is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

         The following tables set forth, as of December 31, 2001, 2002, 2003 and 2004 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                        DELINQUENCIES AND FORECLOSURES(1)
                             (DOLLARS IN THOUSANDS)

                                 AT YEAR ENDED DECEMBER 31, 2001                AT YEAR ENDED DECEMBER 31, 2002
                                 -------------------------------                -------------------------------
                                                  PERCENT    PERCENT BY                          PERCENT   PERCENT BY
                           BY NO.     BY DOLLAR    BY NO.      DOLLAR     BY NO.     BY DOLLAR    BY NO.      DOLLAR
                          OF LOANS     AMOUNT     OF LOANS     AMOUNT    OF LOANS     AMOUNT     OF LOANS    AMOUNT
                          --------     ------     --------     ------    --------     ------     --------    ------
Total Portfolio..........  191,998    $21,403,400    N/A         N/A      226,286   $28,070,873      N/A       N/A
Period of Delinquency
30-59 days...............    3,968        400,922   2.07%       1.87%       4,536       494,896     2.00%     1.76%
60-89....................    2,220        226,156   1.16        1.06        2,345       249,011     1.04      0.89
90 days or more..........   10,892      1,003,217   5.67        4.69       14,075     1,371,377     6.22      4.89
                            ------    -----------   -----       ----       ------   -----------     ----      ----
Total Delinquent Loans(1)   17,080    $ 1,630,294   8.90%       7.62%      20,956   $ 2,115,285     9.26%     7.54%
Loans in Foreclosure(2)..    8,752    $   817,455   4.56%       3.82%      10,491   $ 1,059,786     4.64%     3.78%


                                 AT YEAR ENDED DECEMBER 31, 2003               AT YEAR ENDED DECEMBER 31, 2004
                                 -------------------------------               -------------------------------
                                                  PERCENT   PERCENT BY                           PERCENT   PERCENT BY
                           BY NO.    BY DOLLAR     BY NO.     DOLLAR     BY NO.     BY DOLLAR     BY NO.     DOLLAR
                          OF LOANS     AMOUNT     OF LOANS    AMOUNT    OF LOANS      AMOUNT     OF LOANS    AMOUNT
                          --------     ------     --------    ------    --------      ------     --------    ------
Total Portfolio..........  301,778    $41,364,855    N/A        N/A      386,770    $59,156,057      N/A       N/A
Period of Delinquency
30-59 days...............    5,207        604,945    1.73%      1.46%      6,495        819,245     1.68%     1.38%
60-89....................    2,564        293,412    0.85       0.71       2,989        359,917     0.77      0.61
90 days or more..........   15,387      1,597,177    5.10       3.86      15,940      1,722,996     4.12      2.91
                            ------    -----------    ----       ----      ------     ----------     ----      ----
Total Delinquent Loans(1)   23,158    $ 2,495,534    7.68%      6.03%     25,424     $2,902,158     6.57%     4.91%
Loans in Foreclosure(2)..   10,764    $ 1,161,361    3.57%      2.81%      9,361     $1,044,624     2.42%     1.77%

-------------------
(1)  The sum in any column may not equal the total indicated due to rounding.
(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)


                              AT YEAR ENDED          AT YEAR ENDED         AT YEAR ENDED          AT YEAR ENDED
                            DECEMBER 31, 2001      DECEMBER 31, 2002     DECEMBER 31, 2003      DECEMBER 31, 2004
                            -----------------      -----------------     -----------------      -----------------
                           BY NO.    BY DOLLAR    BY NO.    BY DOLLAR   BY NO.    BY DOLLAR    BY NO.    BY DOLLAR
                          OF LOANS    AMOUNT     OF LOANS    AMOUNT    OF LOANS     AMOUNT    OF LOANS     AMOUNT
                          --------    ------     --------    ------    --------     ------    --------     ------
Total Portfolio........    191,998  $21,403,400   226,286   $28,070,873  301,778  $41,364,855   386,770  $59,156,057
Foreclosed Loans(1)....      2,466  $   202,012     3,461   $   282,689    3,361  $   293,629     2,536  $   225,362
Foreclosure Ratio(2)...      1.28%        0.94%     1.53%         1.01%    1.11%        0.71%     0.66%        0.38%

-------------------
(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.
(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

   LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                                                AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                -------------------------------------
                                                     2001              2002             2003               2004
                                                     ----              ----             ----               ----
Total Portfolio(1)..........................       $21,403,400     $28,070,873         $41,364,855     $ 59,156,057
Net losses(2)(3)............................       $    85,326     $   167,535         $   239,019     $    246,662
Net Losses as a Percentage of Total Portfolio            0.40%           0.60%               0.58%            0.42%

-------------------
(1) "Total Portfolio" on the date stated above is the aggregate of the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments and MI proceeds. The information in this table reflects costs and recoveries through December 31, 2004.
(3) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through December 31, 2004.

         It is unlikely that the delinquency experience of the Mortgage Loans included in the Mortgage Pool will correspond to the delinquency experience of the master servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the master servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans included in the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the master servicer. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the offered certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The trust will issue (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates, (ii) the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates (iii) the Class CE Certificates, (iv) the Class P Certificates, (v) the Class R Certificates and (vi) the Class R-X Certificates. Only the Class A Certificates and the Mezzanine Certificates are offered hereby.

         The offered certificates will have the Original Certificate Principal Balances specified in the chart entitled "The Series 2005-OPT1 Certificates," subject to a permitted variance of plus or minus five percent.

The Class CE Certificates will have an Original Certificate Principal Balance equal to the excess of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over the Original Certificate Principal Balances of the offered certificates and the Class P Certificates. The Class P Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates. The Residual Certificates will not have Original Certificate Principal Balances and will not bear interest.

         The offered certificates will be issued in book-entry form as described below. The offered certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. The assumed final maturity date for the offered certificates is the Distribution Date in March 2035.

         Distributions on the offered certificates will be made by the trustee on each Distribution Date, to the persons in whose names such certificates are registered at the close of business on the Record Date.

BOOK-ENTRY CERTIFICATES

         The offered certificates will be book-entry certificates. Certificate Owners will hold book-entry certificates through DTC (in the United States), or upon request through Clearstream, or Euroclear (in Europe), if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no Certificate Owner acquiring a book-entry certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

         The Certificate Owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee through DTC and participants of DTC. While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants of DTC on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants of DTC and indirect participants with whom Certificate Owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the book-entry certificates, DTC's rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants by instructing such participants of DTC and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective participants of DTC. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants of DTC at DTC will be debited and credited, as appropriate. Similarly, the participants of DTC and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant of DTC will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant participants of Euroclear or Clearstream on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants of DTC will occur in accordance with DTC rules. Transfers between participants of Clearstream and Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream and Euroclear may not deliver instructions directly to the depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant of DTC in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to DTC's rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between participants of Euroclear through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C., which establishes policy for Euroclear on behalf of participants of Euroclear. Participants of Euroclear include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions only on behalf of participants of Euroclear, and has no record of or relationship with persons holding through participants of Euroclear.

         Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures. Each participant of DTC will be responsible for disbursing such distributions to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the Certificate Owners of the book-entry certificates that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Backup Withholding" and "--Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a Certificate Owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such Certificate Owners are credited.

         DTC has advised the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of a servicer event of default, Certificate Owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the participants of DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the depositor, the seller, the master servicer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of offered certificates will be made on each Distribution Date from Available Funds. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates.

         The Group I Certificates represent an interest in the Group I Mortgage Loans and the Group II Certificates represent an interest in the Group II Mortgage Loans.

         Interest Distributions on the Offered Certificates

         I. On each Distribution Date, the trustee will withdraw from the distribution account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following distributions in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date.

         (i) concurrently, to the holders of each class of Group I Certificates, on a pro rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates for such Distribution Date; and

         (ii) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

         II. On each Distribution Date, the trustee will withdraw from the distribution account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following distributions in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

         (i) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates for such Distribution Date; and

         (ii) concurrently, to the holders of each class of Group I Certificates, on a pro rata basis based on the entitlement of each such class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

         III. On each Distribution Date, following the distributions made pursuant to clauses I and II above, the trustee will make the following distributions in the order of priority described below, in each case to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Monthly Interest Distributable Amount.

         On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. THE HOLDERS OF THE OFFERED CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS.

         Principal Distributions on the Offered Certificates

         I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Group I Certificates (allocated among the Group I Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

         (ii) second, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

         II. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

         (ii) second, to the holders of the Group I Certificates (allocated among the Group I Certificates in the priority described below), after taking into account the distribution of the Group I Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

         III. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

         IV. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Group I Certificates (allocated among the Group I Certificates in the priority described below), the Group I Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

         (ii) second, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount, as described herein, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

         V. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

         (ii) second, to the holders of the Group I Certificates (allocated among the Group I Certificates in the priority described below), after taking into account the distribution of the Group I Principal Distribution Amount, as described herein, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

         VI. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) second, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (iii) third, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (iv) fourth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (v) fifth, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (vi) sixth, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (vii) seventh, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (viii) eighth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (ix) ninth, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (x) tenth, to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

         (xi) eleventh, to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

         With respect to the Group I Certificates, all principal distributions will be distributed on a pro rata basis based on the Certificate Principal Balance of each such class, with the exception that if a Sequential Trigger Event is in effect, principal distributions will be allocated sequentially to the Class A-1 Certificates and Class A-2 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

         With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

         Notwithstanding anything contained herein to the contrary, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all distributions of principal to the Group I Certificates or Group II Certificates, as applicable, will be distributed on a pro rata basis based on the Certificate Principal Balance of each such class.

         The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described below, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" herein, crosscollateralization as described under "--Allocation of Available Funds" above and two primary mortgage insurance policies as described under "--PMI Policies" herein.

         The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions.

         In addition, the rights of the holders of the Mezzanine Certificates with lower numerical designations to receive distributions will be senior to the rights of holders of the Mezzanine Certificates with higher numerical designations, and the rights of the holders of the Mezzanine Certificates to receive distributions will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

ALLOCATION OF LOSSES; SUBORDINATION

         Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificate, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates.

         The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled and such certificates may become undercollateralized.

         Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

         Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" below.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest distributable to the holders of the offered certificates and the fees and expenses payable by the trust. The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow be distributed as follows:

         (i) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount, as applicable, as described under "--Allocation of Available Funds--Principal Distributions on the Offered Certificates" above;

         (ii) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount and second up to the Allocated Realized Loss Amount, for each such class of Certificates for such Distribution Date;

         (iii) to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required to distribute to the holders of the offered certificates any Net WAC Rate Carryover Amounts for such classes, after taking into account amounts received under the cap contracts for the benefit of the holders of the offered certificates;

         (iv) to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement;

         (v) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

         (vi) any remaining amounts to the holders of the Residual Certificates as provided in the Pooling and Servicing Agreement.

         On each Distribution Date, the trustee will withdraw from the distribution account all amounts representing prepayment charges, if any, in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

PASS-THROUGH RATES

         The Pass-Through Rate on any Distribution Date with respect to the offered certificates will equal the lesser of (a) the related Formula Rate and
(b) the related Net WAC Rate for such Distribution Date. With respect to the offered certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The Formula Rate for the offered certificates is the lesser of (a) the sum of the Certificate Index as of the related LIBOR Determination Date plus a related certificate margin and (b) the Maximum Cap Rate.

         The certificate margin with respect to each class of offered certificates will be as set forth below.

                                                  MARGIN (%)
                                                  ----------
                    CLASS                 (1)                 (2)
                    -----                 ---                 ---
                     A-1                 0.305               0.610
                     A-2                 0.260               0.520
                     A-3                 0.090               0.180
                     A-4                 0.180               0.360
                     A-5                 0.310               0.620
                     M-1                 0.400               0.600
                     M-2                 0.420               0.630
                     M-3                 0.460               0.690
                     M-4                 0.500               0.750
                     M-5                 0.600               0.900
                     M-6                 0.680               1.020
                     M-7                 0.920               1.380
                     M-8                 1.000               1.500
                     M-9                 1.750               2.625
                     M-10                2.500               3.750
                     M-11                3.500               5.250

-------------------
(1) For each Distribution Date through and including the Optional Termination Date.
(2)  For each Distribution Date after the Optional Termination Date.


         The Net WAC Rate for any Distribution Date and the Group I Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans.

         The Net WAC Rate for any Distribution Date and the Group II Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans.

         The Net WAC Rate for any Distribution Date and the Mezzanine Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans and the Group II Mortgage Loans, weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group the current Certificate Principal Balance of the related Class A Certificates.

         The Maximum Cap Rate for any Distribution Date and the Group I Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans.

         The Maximum Cap Rate for any Distribution Date and the Group II Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans.

         The Maximum Cap Rate for any Distribution Date and the Mezzanine Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and the Group II Mortgage Loans, weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group the current Certificate Principal Balance of the related Class A Certificates.

         If on any Distribution Date, the Pass-Through Rate for a class of offered certificates is the Net WAC Rate, then any Net WAC Rate Carryover Amount on the offered certificates will be distributed on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under "--Overcollateralization Provisions."

         On the Closing Date, the trustee will establish the Net WAC Rate Carryover Reserve Account from which distributions in respect of Net WAC Rate Carryover Amounts on the offered certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Overcollateralization Provisions" above and after deposit in the Net WAC Rate Carryover Reserve Account of any payments received under the cap contracts, the trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the offered certificates any Net WAC Rate Carryover Amounts in the following order of priority:

         (A) concurrently, to the Group I Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount for each such class, the Net WAC Rate Carryover Amount for each such class, but only to the extent of amounts paid under the Group I Cap Contract;

         (B) concurrently, to the Group II Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount for each such class, the Net WAC Rate Carryover Amount for each such class, but only to the extent of amounts paid under the Group II Cap Contract;

         (C) concurrently, to the Mezzanine Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount for each such class, but only to the extent of amounts paid under the Mezzanine Cap Contract; and

         (D) to the offered certificates, any related unpaid Net WAC Rate Carryover Amount (after taking into account distributions pursuant to (A), (B) and (C) above), distributed in the following order of priority:

             (i) concurrently, to the Class A Certificates, on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such class; and

             (ii) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates, in that order, the Net WAC Rate Carryover Amount for each such class.

THE CAP CONTRACTS

         The Group I Certificates will have the benefit of the Group I Cap Contract. The Group II Certificates will have the benefit of the Group II Cap Contract. The Mezzanine Certificates will have the benefit of the Mezzanine Cap Contract. Pursuant to each such cap contract, Bear Stearns Financial Products, Inc. (together with any successor, the "Counterparty" or "Cap Provider") will agree to pay to the Trust a monthly payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR as defined in the related cap contract (subject to maximum one-month LIBOR as set forth in the related cap contract) over the rate set forth in the related cap contract for the related Distribution Date, (2) the lesser of (a) the related notional amount set forth in the related cap contract for the related Distribution Date and (b) the aggregate Certificate Principal Balance of the certificates benefited by such cap contract; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. The Counterparty is rated "AAA" by S&P and "Aaa" by Moody's.

CALCULATION OF ONE-MONTH LIBOR

         On each interest determination date, which is the second LIBOR business day preceding the commencement of each Accrual Period with respect to the offered certificates, the trustee will determine One-Month LIBOR. One-Month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If that rate does not appear on that page, the trustee will determine One-Month LIBOR, in the manner set forth in the Pooling and Servicing Agreement, on the basis of the rates at which one month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

         The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the offered certificates for the related Accrual Period will, absent manifest error, be final and binding.

THE PMI INSURERS

Mortgage Guaranty Insurance Corporation

         Mortgage Guaranty Insurance Corporation, or MGIC, a Wisconsin corporation with its principal offices in Milwaukee, Wisconsin, is a monoline private mortgage insurance company and a wholly-owned subsidiary of MGIC Investment Corporation. MGIC is licensed in 50 states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. MGIC is rated "AA" by S&P, "AA+" by Fitch and "Aa2" by Moody's with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. For further information regarding MGIC, investors are directed to MGIC Investment Corporation's periodic reports filed with the Securities and Exchange Commission, which are publicly available.

Radian Guaranty Inc.

         Radian Guaranty Inc., or Radian, a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. Radian is licensed in all 50 states, in the District of Columbia and Guam to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian's financial strength is rated "AA" by S&P and Fitch and "Aa3" by Moody's. Radian's financial strength currently is not rated by any other rating agency. Each financial strength rating of Radian should be evaluated independently. The ratings reflect the respective rating agencies' current assessments of the creditworthiness of Radian and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of offered certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market prices of the offered certificates. Radian does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

         Copies of Radian's quarterly and annual statutory financial statements, which are based on accounting principles that differ in significant respects from generally accepted accounting principles, are available upon request to Radian at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian's telephone number is (215) 231-1000.

THE PMI POLICIES

         Approximately 22.54% of the Group I Mortgage Loans and approximately 30.41% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), will be insured by MGIC, pursuant to the MGIC PMI Policy. Approximately 51.22% of the Group I Mortgage Loans and approximately 34.92% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), will be insured by Radian, pursuant to the Radian PMI Policy. The amount of coverage provided by each of the PMI Policies (the "Insured Percentage of the Claim") varies on a loan-by-loan basis based upon the original loan-to-value ratio of the Mortgage Loan, with the actual coverage amounts ranging from 1% to 40%.

         Each PMI Policy will only cover those Mortgage Loans which meet certain underwriting criteria as determined by the related PMI Insurer. Each PMI Policy will be required to remain in force with respect to each related PMI Mortgage Loan until (i) the principal balance of the PMI Mortgage Loan is paid in full or liquidated or (ii) any event specified in the PMI Policy occurs that allows for the termination of that PMI Policy by the related PMI Insurer.

         Each PMI Policy generally will require that delinquencies on any PMI Mortgage Loan must be reported to the related PMI Insurer within ten (10) days after such loan is four (4) months in default (with respect to the MGIC PMI Policy) or fifteen (15) days after such loan is three (3) months in default (with respect to the Radian PMI Policy), and appropriate proceedings to obtain title to the property securing such PMI Mortgage Loan must be commenced within six months of default. The PMI Policies under which the PMI Mortgage Loans are insured will contain provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the related PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the related PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date such claim is presented by the insured, and certain expenses; (iii) when a claim is presented the related PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan; and
(v) a claim generally must be paid within 60 days after the claim is filed by the insured.

         Unless approved in writing by the related PMI Insurer, the insured under each PMI Policy will not be permitted to make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, mortgage rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by the terms of the related PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured's approval, each PMI Insurer's liability for coverage of the PMI

Mortgage Loan under the related PMI Policy generally will terminate as of the date of such assumption, unless the applicable PMI Insurer approves the assumption in writing.

         Each PMI Policy specifically excludes coverage of: (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (iii) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the related PMI Policy or of its obligations as imposed by operation of law and (iv) certain other claims as set forth in the related PMI Policy.

         In issuing the PMI Policies, each PMI Insurer will rely upon certain information and data regarding the PMI Mortgage Loans furnished to the related PMI Insurer by the originator. The PMI Policies will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation or fraud in obtaining such PMI Policy or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the lender or certain other persons involved in the origination of the PMI Mortgage Loan or the application for insurance or (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans. In addition, the PMI Policy will not cover the costs or expenses related to the repair of physical damage to a property securing a PMI Mortgage Loan.

         The preceding description of the PMI Policies is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of each PMI Policy. For a more complete description of these provisions, terms and conditions, reference is made to each of the PMI Policies, copies of which are available upon request from the trustee.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the trustee will provide or make available to each holder of a certificate, the rating agencies and the NIMS Insurer, if any, a statement (based on information received from the master servicer) setting forth, among other things, the information set forth in the prospectus under "Description of the Securities--Statements to Holders of Securities." The trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the trustee's internet website. Assistance in using the website can be obtained by calling the trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee will provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year and the NIMS Insurer, if any, a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of the offered certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the offered certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the master servicer). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included therein and each adjustable-rate Mortgage Loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate Mortgage Loans may differ from that on the adjustable-rate Mortgage Loans because the amount of the monthly payments on the adjustable-rate Mortgage Loans are subject to adjustment on each Adjustment Date. Furthermore, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two or three years after the origination thereof. The prepayment experience of the adjustable-rate Mortgage Loans may differ from that of the fixed-rate Mortgage Loans. The adjustable-rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the adjustable-rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

         The interest only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

         Except in the circumstances described in this prospectus supplement, principal distributions on the Group I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Group II Certificates relate to principal payments on the Group II Mortgage Loans.

         Approximately 62.30% of the Group I Mortgage Loans and approximately 73.91% of the Group II Mortgage Loans (in each case, by aggregate Principal Balance of the related Loan Group as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of offered certificates. Under certain circumstances, as described in the Pooling and Servicing Agreement, the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         To the extent the Net WAC Rate is applied to the offered certificates, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be distributable from cap contracts and the Net Monthly Excess Cashflow, to the extent that the Overcollateralization Target Amount has been reached and only in the priorities described under "Description of the Offered Certificates--Overcollateralization Provisions" in this prospectus supplement.

         The Net WAC Rate for the offered certificates will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on such certificates are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long. For a discussion of other factors that could cause the Pass-Through Rate on the offered certificates to be capped at the Net WAC Rate, see "Risk Factors--Effect of Mortgage Rates on the Offered Certificates" in this prospectus supplement.

ADDITIONAL INFORMATION

         The depositor has filed certain yield tables and other computational materials with respect to the offered certificates with the Securities and Exchange Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the offered certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the structuring assumptions used in this prospectus supplement. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an offered certificate is the average amount of time that will elapse from the closing date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "Description of the Mortgage Loans."

         The assumed final Distribution Date for the offered certificates is as set forth herein under "Description of the Offered Certificates--General." The final Distribution Date with respect to the offered certificates could occur significantly earlier than the related assumed final Distribution Date because
(i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the offered certificates as described herein and (iii) the master servicer may cause a termination of the trust as provided herein.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement assumes a prepayment rate for the fixed-rate Mortgage Loans of 100% of the fixed-rate prepayment vector and a prepayment rate for the adjustable-rate Mortgage Loans of 100% of the adjustable-rate prepayment vector. 100% of the fixed-rate prepayment vector assumes CPR of 4.6% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% (precisely 18.40%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 23%. 100% of the adjustable-rate prepayment vector assumes a CPR of 2% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and building linearly (rounded to the nearest hundredth) to a CPR of 30% in the 12th month. Beginning in the 12th month and until the 22nd month, such prepayment vector assumes a CPR of 30%; in the 23rd month and until the 27th month, such prepayment vector assumes a CPR of 50% and in the 28th month and thereafter during the life of such mortgage loans, a CPR of 35%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the trust.

         Each of the prepayment scenarios in the table below assumes the respective percentages of the fixed-rate prepayment vector or the adjustable-rate prepayment vector, as applicable.

         The tables entitled "Percent of Original Certificate Principal Balance Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual Mortgage Loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the offered certificates may be made earlier or later than indicated in the table.

         The percentages and weighted average lives in the tables entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming the following structuring assumptions: (i) the Mortgage Loans have the characteristics set forth in Annex II to this prospectus supplement, (ii) the closing date for the offered certificates occurs on May 12, 2005 and the offered certificates were sold to investors on such date, (iii) distributions on the certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in June 2005, in accordance with the allocation of Available Funds set forth above under "Description of the Offered Certificates--Allocation of Available Funds," (iv) the prepayment rates are the percentages of the fixed-rate prepayment vector and the adjustable-rate prepayment vector set forth in the "Prepayment Scenarios" table below, (v) prepayments include thirty days' interest thereon, (vi) the originator is not required to substitute or repurchase any of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below,
(vii) the Overcollateralization Target Amount conforms to the definition for such amount set forth herein, (viii) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in June 2005, the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in the month of the closing date, (xi) the Certificate Index is at all times equal to 3.09%, (xii) the Pass-Through Rates for the offered certificates are as set forth herein, (xiii) the Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of Six-Month LIBOR and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xiv) with respect to the adjustable-rate Mortgage Loans, Six-Month LIBOR is equal to 3.49%, (xv) with respect to each adjustable-rate Mortgage Loan, following the initial Adjustment Date, the Mortgage Rate is adjusted every six months and (xvi) the Trustee Fee Rate is equal to 0.0035% per annum, the PMI Insurer Fee Rate is as set forth in the Pooling and Servicing Agreement and the Servicing Fee Rate for each Mortgage Loan is equal to 0.30% per annum for the first 10 Due Periods, 0.40% per annum for the 11th through 30th Due Periods and 0.65% per annum for all Due Periods thereafter, in each case, on the Principal Balance of each Mortgage Loan. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                             PREPAYMENT SCENARIOS(1)

                                     SCENARIO I  SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V   SCENARIO VI   SCENARIO VII
                                     ----------  -----------   ------------   -----------   ----------   -----------   ------------
Fixed-Rate Mortgage Loans:              0%          50%            75%           100%          125%         150%         200%
Adjustable-Rate Mortgage Loans:         0%          50%            75%           100%          125%         150%         200%

-----------------
(1) Percentage of the fixed-rate prepayment vector or the adjustable-rate prepayment vector, as applicable. With respect to any prepayment scenario and any month, prepayments on the mortgage loans are capped at a CPR of 90%.

         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the offered certificates, and set forth the percentages of the Original Certificate Principal Balance of such certificates that would be outstanding after each of the dates shown, at various percentages of the fixed-rate prepayment vector and the adjustable-rate prepayment vector.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                       CLASS A-1
                                                                  PREPAYMENT SCENARIO
                               -----------------------------------------------------------------------------------------------

       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III  SCENARIO IV   SCENARIO V   SCENARIO VI   SCENARIO VII
       -----------------       ----------    -----------   ------------  -----------   ----------   -----------   ------------
  Initial Percentage.........      100%          100%           100%        100%           100%        100%           100%
  May 25, 2006...............       99            85             78          71             64          57             43
  May 25, 2007...............       98            66             51          38             26          14              0
  May 25, 2008...............       97            51             34          19              8           0              0
  May 25, 2009...............       95            40             27          17              8           0              0
  May 25, 2010...............       94            33             20          12              7           0              0
  May 25, 2011...............       93            27             15           8              4           0              0
  May 25, 2012...............       91            22             11           5              2           0              0
  May 25, 2013...............       89            18              9           4              2           0              0
  May 25, 2014...............       87            15              6           3              1           0              0
  May 25, 2015...............       85            13              5           2              *           0              0
  May 25, 2016...............       83            10              4           1              0           0              0
  May 25, 2017...............       80             8              3           1              0           0              0
  May 25, 2018...............       78             7              2           *              0           0              0
  May 25, 2019...............       75             6              2           *              0           0              0
  May 25, 2020...............       72             5              1           0              0           0              0
  May 25, 2021...............       68             4              1           0              0           0              0
  May 25, 2022...............       65             3              *           0              0           0              0
  May 25, 2023...............       61             2              *           0              0           0              0
  May 25, 2024...............       57             2              0           0              0           0              0
  May 25, 2025...............       52             2              0           0              0           0              0
  May 25, 2026...............       47             1              0           0              0           0              0
  May 25, 2027...............       42             1              0           0              0           0              0
  May 25, 2028...............       37             *              0           0              0           0              0
  May 25, 2029...............       33             *              0           0              0           0              0
  May 25, 2030...............       28             0              0           0              0           0              0
  May 25, 2031...............       23             0              0           0              0           0              0
  May 25, 2032...............       18             0              0           0              0           0              0
  May 25, 2033...............       11             0              0           0              0           0              0
  May 25, 2034...............        5             0              0           0              0           0              0
  May 25, 2035...............        0             0              0           0              0           0              0
  Weighted Average Life
  (years) to Maturity(1).....    19.21          4.79           3.28        2.41           1.80        1.30            1.01
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    19.17          4.44           3.01        2.20           1.65        1.30            1.01

-----------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                        CLASS A-2
                                                                   PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........       100%         100%        100%            100%            100%        100%            100%
  May 25, 2006...............        99           85          78              71              64          57              43
  May 25, 2007...............        98           66          51              38              26          14               0
  May 25, 2008...............        97           51          34              19               8           0               0
  May 25, 2009...............        95           40          27              17               8           0               0
  May 25, 2010...............        94           33          20              12               7           0               0
  May 25, 2011...............        93           27          15               8               4           0               0
  May 25, 2012...............        91           22          11               5               2           0               0
  May 25, 2013...............        89           18           9               4               2           0               0
  May 25, 2014...............        87           15           6               3               1           0               0
  May 25, 2015...............        85           13           5               2               *           0               0
  May 25, 2016...............        83           10           4               1               0           0               0
  May 25, 2017...............        80            8           3               1               0           0               0
  May 25, 2018...............        78            7           2               *               0           0               0
  May 25, 2019...............        75            6           2               *               0           0               0
  May 25, 2020...............        72            5           1               0               0           0               0
  May 25, 2021...............        68            4           1               0               0           0               0
  May 25, 2022...............        65            3           *               0               0           0               0
  May 25, 2023...............        61            2           *               0               0           0               0
  May 25, 2024...............        57            2           0               0               0           0               0
  May 25, 2025...............        52            2           0               0               0           0               0
  May 25, 2026...............        47            1           0               0               0           0               0
  May 25, 2027...............        42            1           0               0               0           0               0
  May 25, 2028...............        37            *           0               0               0           0               0
  May 25, 2029...............        33            *           0               0               0           0               0
  May 25, 2030...............        28            0           0               0               0           0               0
  May 25, 2031...............        23            0           0               0               0           0               0
  May 25, 2032...............        18            0           0               0               0           0               0
  May 25, 2033...............        11            0           0               0               0           0               0
  May 25, 2034...............         5            0           0               0               0           0               0
  May 25, 2035...............         0            0           0               0               0           0               0
  Weighted Average Life
  (years) to Maturity(1).....     19.21         4.79        3.28            2.41            1.80        1.30             1.01
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........     19.17         4.44        3.01            2.20            1.65        1.30             1.01

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS A-3
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%         100%           100%            100%         100%           100%           100%
  May 25, 2006...............       98           72             58              45           31             17              0
  May 25, 2007...............       97           34              5               0            0              0              0
  May 25, 2008...............       95            6              0               0            0              0              0
  May 25, 2009...............       93            0              0               0            0              0              0
  May 25, 2010...............       91            0              0               0            0              0              0
  May 25, 2011...............       88            0              0               0            0              0              0
  May 25, 2012...............       85            0              0               0            0              0              0
  May 25, 2013...............       82            0              0               0            0              0              0
  May 25, 2014...............       78            0              0               0            0              0              0
  May 25, 2015...............       74            0              0               0            0              0              0
  May 25, 2016...............       70            0              0               0            0              0              0
  May 25, 2017...............       65            0              0               0            0              0              0
  May 25, 2018...............       60            0              0               0            0              0              0
  May 25, 2019...............       54            0              0               0            0              0              0
  May 25, 2020...............       48            0              0               0            0              0              0
  May 25, 2021...............       42            0              0               0            0              0              0
  May 25, 2022...............       35            0              0               0            0              0              0
  May 25, 2023...............       27            0              0               0            0              0              0
  May 25, 2024...............       19            0              0               0            0              0              0
  May 25, 2025...............       10            0              0               0            0              0              0
  May 25, 2026...............        0            0              0               0            0              0              0
  May 25, 2027...............        0            0              0               0            0              0              0
  May 25, 2028...............        0            0              0               0            0              0              0
  May 25, 2029...............        0            0              0               0            0              0              0
  May 25, 2030...............        0            0              0               0            0              0              0
  May 25, 2031...............        0            0              0               0            0              0              0
  May 25, 2032...............        0            0              0               0            0              0              0
  May 25, 2033...............        0            0              0               0            0              0              0
  May 25, 2034...............        0            0              0               0            0              0              0
  May 25, 2035...............        0            0              0               0            0              0              0
  Weighted Average Life
  (years) to Maturity(1).....    13.68         1.69           1.23            1.00         0.84           0.72            0.58
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    13.68         1.69           1.23            1.00         0.84           0.72            0.58

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                        CLASS A-4
                                                                   PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%          100%           100%           100%        100%           100%           100%
  May 25, 2006...............      100           100            100            100         100            100             86
  May 25, 2007...............      100           100            100             74          43             15              0
  May 25, 2008...............      100           100             63             27           0              0              0
  May 25, 2009...............      100            79             47             24           0              0              0
  May 25, 2010...............      100            62             30             10           0              0              0
  May 25, 2011...............      100            48             18              *           0              0              0
  May 25, 2012...............      100            36              9              0           0              0              0
  May 25, 2013...............      100            26              2              0           0              0              0
  May 25, 2014...............      100            18              0              0           0              0              0
  May 25, 2015...............      100            12              0              0           0              0              0
  May 25, 2016...............      100             6              0              0           0              0              0
  May 25, 2017...............      100             2              0              0           0              0              0
  May 25, 2018...............      100             0              0              0           0              0              0
  May 25, 2019...............      100             0              0              0           0              0              0
  May 25, 2020...............      100             0              0              0           0              0              0
  May 25, 2021...............      100             0              0              0           0              0              0
  May 25, 2022...............      100             0              0              0           0              0              0
  May 25, 2023...............      100             0              0              0           0              0              0
  May 25, 2024...............      100             0              0              0           0              0              0
  May 25, 2025...............      100             0              0              0           0              0              0
  May 25, 2026...............      100             0              0              0           0              0              0
  May 25, 2027...............       86             0              0              0           0              0              0
  May 25, 2028...............       75             0              0              0           0              0              0
  May 25, 2029...............       64             0              0              0           0              0              0
  May 25, 2030...............       52             0              0              0           0              0              0
  May 25, 2031...............       39             0              0              0           0              0              0
  May 25, 2032...............       25             0              0              0           0              0              0
  May 25, 2033...............       10             0              0              0           0              0              0
  May 25, 2034...............        0             0              0              0           0              0              0
  May 25, 2035...............        0             0              0              0           0              0              0
  Weighted Average Life
  (years) to Maturity(1).....    25.08          6.48           4.29           3.00        2.10           1.77            1.39
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    25.08          6.48           4.29           3.00        2.10           1.77            1.39

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS A-5
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%           100%        100%            100%          100%            100%        100%
  May 25, 2006...............      100            100         100             100           100             100         100
  May 25, 2007...............      100            100         100             100           100             100           0
  May 25, 2008...............      100            100         100             100            93               0           0
  May 25, 2009...............      100            100         100             100            93               0           0
  May 25, 2010...............      100            100         100             100            83               0           0
  May 25, 2011...............      100            100         100             100            50               0           0
  May 25, 2012...............      100            100         100              69            30               0           0
  May 25, 2013...............      100            100         100              47            19               0           0
  May 25, 2014...............      100            100          82              32             9               0           0
  May 25, 2015...............      100            100          61              22             3               0           0
  May 25, 2016...............      100            100          46              14             0               0           0
  May 25, 2017...............      100            100          34               7             0               0           0
  May 25, 2018...............      100             90          26               2             0               0           0
  May 25, 2019...............      100             73          19               0             0               0           0
  May 25, 2020...............      100             59          13               0             0               0           0
  May 25, 2021...............      100             48           8               0             0               0           0
  May 25, 2022...............      100             39           4               0             0               0           0
  May 25, 2023...............      100             31           1               0             0               0           0
  May 25, 2024...............      100             25           0               0             0               0           0
  May 25, 2025...............      100             20           0               0             0               0           0
  May 25, 2026...............      100             15           0               0             0               0           0
  May 25, 2027...............      100             10           0               0             0               0           0
  May 25, 2028...............      100              5           0               0             0               0           0
  May 25, 2029...............      100              2           0               0             0               0           0
  May 25, 2030...............      100              0           0               0             0               0           0
  May 25, 2031...............      100              0           0               0             0               0           0
  May 25, 2032...............      100              0           0               0             0               0           0
  May 25, 2033...............      100              0           0               0             0               0           0
  May 25, 2034...............       64              0           0               0             0               0           0
  May 25, 2035...............        0              0           0               0             0               0           0
  Weighted Average Life
  (years) to Maturity(1).....    29.22          16.75       11.51            8.47          6.40            2.62         1.87
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    28.62          12.20        8.20            5.95          4.51            2.62         1.87

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-1
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%           100%         100%            100%         100%           100%            100%
  May 25, 2006...............      100            100          100             100          100            100             100
  May 25, 2007...............      100            100          100             100          100            100              90
  May 25, 2008...............      100            100          100             100          100             76              90
  May 25, 2009...............      100             97           66              42          100             76              57
  May 25, 2010...............      100             80           49              29           16             76              17
  May 25, 2011...............      100             66           37              19           10             57               0
  May 25, 2012...............      100             55           28              13            6             26               0
  May 25, 2013...............      100             45           21               9            2              7               0
  May 25, 2014...............      100             37           15               6            0              0               0
  May 25, 2015...............      100             31           12               4            0              0               0
  May 25, 2016...............      100             25            9               0            0              0               0
  May 25, 2017...............      100             21            7               0            0              0               0
  May 25, 2018...............      100             17            5               0            0              0               0
  May 25, 2019...............      100             14            3               0            0              0               0
  May 25, 2020...............      100             11            0               0            0              0               0
  May 25, 2021...............      100              9            0               0            0              0               0
  May 25, 2022...............      100              7            0               0            0              0               0
  May 25, 2023...............      100              6            0               0            0              0               0
  May 25, 2024...............      100              5            0               0            0              0               0
  May 25, 2025...............      100              3            0               0            0              0               0
  May 25, 2026...............      100              0            0               0            0              0               0
  May 25, 2027...............      100              0            0               0            0              0               0
  May 25, 2028...............       92              0            0               0            0              0               0
  May 25, 2029...............       82              0            0               0            0              0               0
  May 25, 2030...............       70              0            0               0            0              0               0
  May 25, 2031...............       57              0            0               0            0              0               0
  May 25, 2032...............       43              0            0               0            0              0               0
  May 25, 2033...............       28              0            0               0            0              0               0
  May 25, 2034...............       12              0            0               0            0              0               0
  May 25, 2035...............        0              0            0               0            0              0               0
  Weighted Average Life
  (years) to Maturity(1).....    26.41           8.86         6.02            4.89         4.84           5.88             4.18
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.31           8.07         5.45            4.45         4.49           3.46             2.40

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-2
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%          100%           100%           100%         100%           100%           100%
  May 25, 2006...............      100           100            100            100          100            100            100
  May 25, 2007...............      100           100            100            100          100            100            100
  May 25, 2008...............      100           100            100            100          100            100             70
  May 25, 2009...............      100            97             66             42           52            100              3
  May 25, 2010...............      100            80             49             29           16             41              0
  May 25, 2011...............      100            66             37             19           10              3              0
  May 25, 2012...............      100            55             28             13            6              0              0
  May 25, 2013...............      100            45             21              9            0              0              0
  May 25, 2014...............      100            37             15              6            0              0              0
  May 25, 2015...............      100            31             12              1            0              0              0
  May 25, 2016...............      100            25              9              0            0              0              0
  May 25, 2017...............      100            21              7              0            0              0              0
  May 25, 2018...............      100            17              5              0            0              0              0
  May 25, 2019...............      100            14              0              0            0              0              0
  May 25, 2020...............      100            11              0              0            0              0              0
  May 25, 2021...............      100             9              0              0            0              0              0
  May 25, 2022...............      100             7              0              0            0              0              0
  May 25, 2023...............      100             6              0              0            0              0              0
  May 25, 2024...............      100             4              0              0            0              0              0
  May 25, 2025...............      100             0              0              0            0              0              0
  May 25, 2026...............      100             0              0              0            0              0              0
  May 25, 2027...............      100             0              0              0            0              0              0
  May 25, 2028...............       92             0              0              0            0              0              0
  May 25, 2029...............       82             0              0              0            0              0              0
  May 25, 2030...............       70             0              0              0            0              0              0
  May 25, 2031...............       57             0              0              0            0              0              0
  May 25, 2032...............       43             0              0              0            0              0              0
  May 25, 2033...............       28             0              0              0            0              0              0
  May 25, 2034...............       12             0              0              0            0              0              0
  May 25, 2035...............        0             0              0              0            0              0              0
  Weighted Average Life
  (years) to Maturity(1).....    26.41          8.83           5.98           4.78         4.48           5.04            3.26
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.31          8.07           5.44           4.37         4.17           3.62            2.45

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-3
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%          100%           100%           100%         100%           100%           100%
  May 25, 2006...............      100           100            100            100          100            100            100
  May 25, 2007...............      100           100            100            100          100            100            100
  May 25, 2008...............      100           100            100            100          100            100             11
  May 25, 2009...............      100            97             66             42           26            100              0
  May 25, 2010...............      100            80             49             29           16              8              0
  May 25, 2011...............      100            66             37             19           10              0              0
  May 25, 2012...............      100            55             28             13            6              0              0
  May 25, 2013...............      100            45             21              9            0              0              0
  May 25, 2014...............      100            37             15              6            0              0              0
  May 25, 2015...............      100            31             12              0            0              0              0
  May 25, 2016...............      100            25              9              0            0              0              0
  May 25, 2017...............      100            21              7              0            0              0              0
  May 25, 2018...............      100            17              1              0            0              0              0
  May 25, 2019...............      100            14              0              0            0              0              0
  May 25, 2020...............      100            11              0              0            0              0              0
  May 25, 2021...............      100             9              0              0            0              0              0
  May 25, 2022...............      100             7              0              0            0              0              0
  May 25, 2023...............      100             6              0              0            0              0              0
  May 25, 2024...............      100             0              0              0            0              0              0
  May 25, 2025...............      100             0              0              0            0              0              0
  May 25, 2026...............      100             0              0              0            0              0              0
  May 25, 2027...............      100             0              0              0            0              0              0
  May 25, 2028...............       92             0              0              0            0              0              0
  May 25, 2029...............       82             0              0              0            0              0              0
  May 25, 2030...............       70             0              0              0            0              0              0
  May 25, 2031...............       57             0              0              0            0              0              0
  May 25, 2032...............       43             0              0              0            0              0              0
  May 25, 2033...............       28             0              0              0            0              0              0
  May 25, 2034...............       12             0              0              0            0              0              0
  May 25, 2035...............        0             0              0              0            0              0              0
  Weighted Average Life
  (years) to Maturity(1).....    26.41          8.79           5.95           4.71         4.29           4.41            2.88
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.31          8.07           5.44           4.32         3.99           3.62            2.45

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-4
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%          100%           100%           100%           100%           100%         100%
  May 25, 2006...............      100           100            100            100            100            100          100
  May 25, 2007...............      100           100            100            100            100            100          100
  May 25, 2008...............      100           100            100            100            100            100           11
  May 25, 2009...............      100            97             66             42             26             16            0
  May 25, 2010...............      100            80             49             29             16              8            0
  May 25, 2011...............      100            66             37             19             10              0            0
  May 25, 2012...............      100            55             28             13              1              0            0
  May 25, 2013...............      100            45             21              9              0              0            0
  May 25, 2014...............      100            37             15              2              0              0            0
  May 25, 2015...............      100            31             12              0              0              0            0
  May 25, 2016...............      100            25              9              0              0              0            0
  May 25, 2017...............      100            21              3              0              0              0            0
  May 25, 2018...............      100            17              0              0              0              0            0
  May 25, 2019...............      100            14              0              0              0              0            0
  May 25, 2020...............      100            11              0              0              0              0            0
  May 25, 2021...............      100             9              0              0              0              0            0
  May 25, 2022...............      100             6              0              0              0              0            0
  May 25, 2023...............      100             1              0              0              0              0            0
  May 25, 2024...............      100             0              0              0              0              0            0
  May 25, 2025...............      100             0              0              0              0              0            0
  May 25, 2026...............      100             0              0              0              0              0            0
  May 25, 2027...............      100             0              0              0              0              0            0
  May 25, 2028...............       92             0              0              0              0              0            0
  May 25, 2029...............       82             0              0              0              0              0            0
  May 25, 2030...............       70             0              0              0              0              0            0
  May 25, 2031...............       57             0              0              0              0              0            0
  May 25, 2032...............       43             0              0              0              0              0            0
  May 25, 2033...............       28             0              0              0              0              0            0
  May 25, 2034...............       12             0              0              0              0              0            0
  May 25, 2035...............        0             0              0              0              0              0            0
  Weighted Average Life
  (years) to Maturity(1).....    26.41          8.73           5.90           4.62           4.12           4.03          2.65
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.31          8.07           5.43           4.27           3.86           3.62          2.45

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-5
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........     100%          100%           100%            100%           100%         100%         100%
  May 25, 2006...............     100           100            100             100            100          100           100
  May 25, 2007...............     100           100            100             100            100          100           100
  May 25, 2008...............     100           100            100             100            100          100            11
  May 25, 2009...............     100            97             66              42             26           15             0
  May 25, 2010...............     100            80             49              29             16            2             0
  May 25, 2011...............     100            66             37              19             10            0             0
  May 25, 2012...............     100            55             28              13              0            0             0
  May 25, 2013...............     100            45             21               9              0            0             0
  May 25, 2014...............     100            37             15               0              0            0             0
  May 25, 2015...............     100            31             12               0              0            0             0
  May 25, 2016...............     100            25              7               0              0            0             0
  May 25, 2017...............     100            21              0               0              0            0             0
  May 25, 2018...............     100            17              0               0              0            0             0
  May 25, 2019...............     100            14              0               0              0            0             0
  May 25, 2020...............     100            11              0               0              0            0             0
  May 25, 2021...............     100             9              0               0              0            0             0
  May 25, 2022...............     100             0              0               0              0            0             0
  May 25, 2023...............     100             0              0               0              0            0             0
  May 25, 2024...............     100             0              0               0              0            0             0
  May 25, 2025...............     100             0              0               0              0            0             0
  May 25, 2026...............     100             0              0               0              0            0             0
  May 25, 2027...............     100             0              0               0              0            0             0
  May 25, 2028...............      92             0              0               0              0            0             0
  May 25, 2029...............      82             0              0               0              0            0             0
  May 25, 2030...............      70             0              0               0              0            0             0
  May 25, 2031...............      57             0              0               0              0            0             0
  May 25, 2032...............      43             0              0               0              0            0             0
  May 25, 2033...............      28             0              0               0              0            0             0
  May 25, 2034...............      12             0              0               0              0            0             0
  May 25, 2035...............       0             0              0               0              0            0             0
  Weighted Average Life
  (years) to Maturity(1).....   26.40          8.65           5.83            4.55           4.00         3.78          2.50
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........   26.31          8.07           5.42            4.24           3.77         3.59          2.39

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-6
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%          100%           100%           100%           100%           100%         100%
  May 25, 2006...............      100           100            100            100            100            100          100
  May 25, 2007...............      100           100            100            100            100            100          100
  May 25, 2008...............      100           100            100            100            100            100           11
  May 25, 2009...............      100            97             66             42             26             15            0
  May 25, 2010...............      100            80             49             29             16              0            0
  May 25, 2011...............      100            66             37             19              3              0            0
  May 25, 2012...............      100            55             28             13              0              0            0
  May 25, 2013...............      100            45             21              0              0              0            0
  May 25, 2014...............      100            37             15              0              0              0            0
  May 25, 2015...............      100            31             12              0              0              0            0
  May 25, 2016...............      100            25              0              0              0              0            0
  May 25, 2017...............      100            21              0              0              0              0            0
  May 25, 2018...............      100            17              0              0              0              0            0
  May 25, 2019...............      100            14              0              0              0              0            0
  May 25, 2020...............      100            11              0              0              0              0            0
  May 25, 2021...............      100             1              0              0              0              0            0
  May 25, 2022...............      100             0              0              0              0              0            0
  May 25, 2023...............      100             0              0              0              0              0            0
  May 25, 2024...............      100             0              0              0              0              0            0
  May 25, 2025...............      100             0              0              0              0              0            0
  May 25, 2026...............      100             0              0              0              0              0            0
  May 25, 2027...............      100             0              0              0              0              0            0
  May 25, 2028...............       92             0              0              0              0              0            0
  May 25, 2029...............       82             0              0              0              0              0            0
  May 25, 2030...............       70             0              0              0              0              0            0
  May 25, 2031...............       57             0              0              0              0              0            0
  May 25, 2032...............       43             0              0              0              0              0            0
  May 25, 2033...............       28             0              0              0              0              0            0
  May 25, 2034...............       12             0              0              0              0              0            0
  May 25, 2035...............        0             0              0              0              0              0            0
  Weighted Average Life
  (years) to Maturity(1).....    26.39          8.58           5.78           4.50           3.92           3.67         2.42
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.31          8.07           5.42           4.23           3.72           3.51         2.32

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-7
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%         100%          100%            100%          100%            100%          100%
  May 25, 2006...............      100          100           100             100           100             100           100
  May 25, 2007...............      100          100           100             100           100             100           100
  May 25, 2008...............      100          100           100             100           100             100             *
  May 25, 2009...............      100           97            66              42            26              15             0
  May 25, 2010...............      100           80            49              29            16               0             0
  May 25, 2011...............      100           66            37              19             0               0             0
  May 25, 2012...............      100           55            28               9             0               0             0
  May 25, 2013...............      100           45            21               0             0               0             0
  May 25, 2014...............      100           37            15               0             0               0             0
  May 25, 2015...............      100           31             3               0             0               0             0
  May 25, 2016...............      100           25             0               0             0               0             0
  May 25, 2017...............      100           21             0               0             0               0             0
  May 25, 2018...............      100           17             0               0             0               0             0
  May 25, 2019...............      100           12             0               0             0               0             0
  May 25, 2020...............      100            2             0               0             0               0             0
  May 25, 2021...............      100            0             0               0             0               0             0
  May 25, 2022...............      100            0             0               0             0               0             0
  May 25, 2023...............      100            0             0               0             0               0             0
  May 25, 2024...............      100            0             0               0             0               0             0
  May 25, 2025...............      100            0             0               0             0               0             0
  May 25, 2026...............      100            0             0               0             0               0             0
  May 25, 2027...............      100            0             0               0             0               0             0
  May 25, 2028...............       92            0             0               0             0               0             0
  May 25, 2029...............       82            0             0               0             0               0             0
  May 25, 2030...............       70            0             0               0             0               0             0
  May 25, 2031...............       57            0             0               0             0               0             0
  May 25, 2032...............       43            0             0               0             0               0             0
  May 25, 2033...............       28            0             0               0             0               0             0
  May 25, 2034...............        4            0             0               0             0               0             0
  May 25, 2035...............        0            0             0               0             0               0             0
  Weighted Average Life
  (years) to Maturity(1).....    26.37         8.45          5.69            4.41          3.82            3.53          2.34
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.31         8.07          5.42            4.21          3.68            3.41          2.27

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-8
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%         100%          100%            100%          100%           100%          100%
  May 25, 2006...............      100          100           100             100           100            100           100
  May 25, 2007...............      100          100           100             100           100            100           100
  May 25, 2008...............      100          100           100             100           100            100             0
  May 25, 2009...............      100           97            66              42            26              3             0
  May 25, 2010...............      100           80            49              29             5              0             0
  May 25, 2011...............      100           66            37              19             0              0             0
  May 25, 2012...............      100           55            28               0             0              0             0
  May 25, 2013...............      100           45            21               0             0              0             0
  May 25, 2014...............      100           37             5               0             0              0             0
  May 25, 2015...............      100           31             0               0             0              0             0
  May 25, 2016...............      100           25             0               0             0              0             0
  May 25, 2017...............      100           21             0               0             0              0             0
  May 25, 2018...............      100           10             0               0             0              0             0
  May 25, 2019...............      100            0             0               0             0              0             0
  May 25, 2020...............      100            0             0               0             0              0             0
  May 25, 2021...............      100            0             0               0             0              0             0
  May 25, 2022...............      100            0             0               0             0              0             0
  May 25, 2023...............      100            0             0               0             0              0             0
  May 25, 2024...............      100            0             0               0             0              0             0
  May 25, 2025...............      100            0             0               0             0              0             0
  May 25, 2026...............      100            0             0               0             0              0             0
  May 25, 2027...............      100            0             0               0             0              0             0
  May 25, 2028...............       92            0             0               0             0              0             0
  May 25, 2029...............       82            0             0               0             0              0             0
  May 25, 2030...............       70            0             0               0             0              0             0
  May 25, 2031...............       57            0             0               0             0              0             0
  May 25, 2032...............       43            0             0               0             0              0             0
  May 25, 2033...............       28            0             0               0             0              0             0
  May 25, 2034...............        0            0             0               0             0              0             0
  May 25, 2035...............        0            0             0               0             0              0             0
  Weighted Average Life
  (years) to Maturity(1).....    26.34         8.25          5.54            4.30          3.70           3.39          2.25
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.31         8.07          5.42            4.21          3.64           3.33          2.22

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-9
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%          100%           100%           100%           100%         100%           100%
  May 25, 2006...............      100           100            100            100            100          100            100
  May 25, 2007...............      100           100            100            100            100          100             90
  May 25, 2008...............      100           100            100            100            100          100              0
  May 25, 2009...............      100            97             66             42             19            0              0
  May 25, 2010...............      100            80             49             26              0            0              0
  May 25, 2011...............      100            66             37              *              0            0              0
  May 25, 2012...............      100            55             23              0              0            0              0
  May 25, 2013...............      100            45              4              0              0            0              0
  May 25, 2014...............      100            37              0              0              0            0              0
  May 25, 2015...............      100            31              0              0              0            0              0
  May 25, 2016...............      100            16              0              0              0            0              0
  May 25, 2017...............      100             4              0              0              0            0              0
  May 25, 2018...............      100             0              0              0              0            0              0
  May 25, 2019...............      100             0              0              0              0            0              0
  May 25, 2020...............      100             0              0              0              0            0              0
  May 25, 2021...............      100             0              0              0              0            0              0
  May 25, 2022...............      100             0              0              0              0            0              0
  May 25, 2023...............      100             0              0              0              0            0              0
  May 25, 2024...............      100             0              0              0              0            0              0
  May 25, 2025...............      100             0              0              0              0            0              0
  May 25, 2026...............      100             0              0              0              0            0              0
  May 25, 2027...............      100             0              0              0              0            0              0
  May 25, 2028...............       92             0              0              0              0            0              0
  May 25, 2029...............       82             0              0              0              0            0              0
  May 25, 2030...............       70             0              0              0              0            0              0
  May 25, 2031...............       57             0              0              0              0            0              0
  May 25, 2032...............       43             0              0              0              0            0              0
  May 25, 2033...............       24             0              0              0              0            0              0
  May 25, 2034...............        0             0              0              0              0            0              0
  May 25, 2035...............        0             0              0              0              0            0              0
  Weighted Average Life
  (years) to Maturity(1).....    26.24          7.88           5.28           4.08           3.53         3.21           2.15
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.24          7.88           5.28           4.08           3.53         3.21           2.15

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                    CLASS M-10
                                                               PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%          100%           100%           100%          100%           100%           100%
  May 25, 2006...............      100           100            100            100           100            100            100
  May 25, 2007...............      100           100            100            100           100            100              0
  May 25, 2008...............      100           100            100            100           100             71              0
  May 25, 2009...............      100            97             66             40             0              0              0
  May 25, 2010...............      100            80             49              0             0              0              0
  May 25, 2011...............      100            66             21              0             0              0              0
  May 25, 2012...............      100            55              0              0             0              0              0
  May 25, 2013...............      100            45              0              0             0              0              0
  May 25, 2014...............      100            23              0              0             0              0              0
  May 25, 2015...............      100             1              0              0             0              0              0
  May 25, 2016...............      100             0              0              0             0              0              0
  May 25, 2017...............      100             0              0              0             0              0              0
  May 25, 2018...............      100             0              0              0             0              0              0
  May 25, 2019...............      100             0              0              0             0              0              0
  May 25, 2020...............      100             0              0              0             0              0              0
  May 25, 2021...............      100             0              0              0             0              0              0
  May 25, 2022...............      100             0              0              0             0              0              0
  May 25, 2023...............      100             0              0              0             0              0              0
  May 25, 2024...............      100             0              0              0             0              0              0
  May 25, 2025...............      100             0              0              0             0              0              0
  May 25, 2026...............      100             0              0              0             0              0              0
  May 25, 2027...............      100             0              0              0             0              0              0
  May 25, 2028...............       92             0              0              0             0              0              0
  May 25, 2029...............       82             0              0              0             0              0              0
  May 25, 2030...............       70             0              0              0             0              0              0
  May 25, 2031...............       57             0              0              0             0              0              0
  May 25, 2032...............       43             0              0              0             0              0              0
  May 25, 2033...............        0             0              0              0             0              0              0
  May 25, 2034...............        0             0              0              0             0              0              0
  May 25, 2035...............        0             0              0              0             0              0              0
  Weighted Average Life
  (years) to Maturity(1).....    26.01          7.26           4.86           3.78          3.25           3.10           2.04
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    26.01          7.26           4.86           3.78          3.25           3.10           2.04

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                        CLASS M-11
                                                                   PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------------------------------------
       DISTRIBUTION DATE       SCENARIO I    SCENARIO II   SCENARIO III    SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
       -----------------       ----------    -----------   ------------    -----------   ----------    -----------    ------------
  Initial Percentage.........      100%          100%           100%           100%         100%          100%          100%
  May 25, 2006...............      100           100            100            100          100           100           100
  May 25, 2007...............      100           100            100            100          100           100             0
  May 25, 2008...............      100           100            100            100          100             0             0
  May 25, 2009...............      100            97             57              0            0             0             0
  May 25, 2010...............      100            80             14              0            0             0             0
  May 25, 2011...............      100            59              0              0            0             0             0
  May 25, 2012...............      100            29              0              0            0             0             0
  May 25, 2013...............      100             4              0              0            0             0             0
  May 25, 2014...............      100             0              0              0            0             0             0
  May 25, 2015...............      100             0              0              0            0             0             0
  May 25, 2016...............      100             0              0              0            0             0             0
  May 25, 2017...............      100             0              0              0            0             0             0
  May 25, 2018...............      100             0              0              0            0             0             0
  May 25, 2019...............      100             0              0              0            0             0             0
  May 25, 2020...............      100             0              0              0            0             0             0
  May 25, 2021...............      100             0              0              0            0             0             0
  May 25, 2022...............      100             0              0              0            0             0             0
  May 25, 2023...............      100             0              0              0            0             0             0
  May 25, 2024...............      100             0              0              0            0             0             0
  May 25, 2025...............      100             0              0              0            0             0             0
  May 25, 2026...............      100             0              0              0            0             0             0
  May 25, 2027...............      100             0              0              0            0             0             0
  May 25, 2028...............       92             0              0              0            0             0             0
  May 25, 2029...............       82             0              0              0            0             0             0
  May 25, 2030...............       68             0              0              0            0             0             0
  May 25, 2031...............       35             0              0              0            0             0             0
  May 25, 2032...............        0             0              0              0            0             0             0
  May 25, 2033...............        0             0              0              0            0             0             0
  May 25, 2034...............        0             0              0              0            0             0             0
  May 25, 2035...............        0             0              0              0            0             0             0
  Weighted Average Life
  (years) to Maturity(1).....    25.37          6.28           4.21           3.32         3.12          3.04          2.04
  Weighted Average Life
  (years) to Optional
  Termination(1)(2)..........    25.37          6.28           4.21           3.32         3.12          3.04          2.04

-------------------
* If applicable, represents number greater than zero but less than 0.50%, if applicable.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

         If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower payment priority have been reduced to zero, the yield to maturity on remaining class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow), will be allocated to those certificates. The initial undivided interests in the trust evidenced by the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates and the Class CE Certificates are approximately 2.90%, approximately 2.35%, approximately 1.55%, approximately 2.45%, approximately 0.85%, approximately 0.95%, approximately 1.15%, approximately 0.90%, approximately 0.95%, approximately 0.50%, approximately 0.45% and approximately 0.70%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Offered Certificates--Overcollateralization Provisions" in this prospectus supplement.

         Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the offered certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee under all insurance policies, including the PMI Policies, required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the Net WAC Rate Carryover Reserve Account and the trustee's rights under the cap contracts and
(vi) the rights of the depositor under the Mortgage Loan Purchase Agreement.

         The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee's agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

         Within 45 days of the closing date, the trustee will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the originator by the trustee, the originator will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the master servicer for deposit in the collection account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, the originator will be required to remit to the master servicer for deposit in the collection account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

         The originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. In addition, the originator will represent and warrant, on the closing date, that, among other things: (i) each Mortgage Loan, at the time of origination, complied in all material respects with applicable state and federal laws and (ii) the Mortgage Loans, at the time of origination, are not subject to the requirements of the Homeownership Act or any comparable state laws, ordinance or regulation. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and other related documents, the originator will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the originator will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) repurchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

         Pursuant to the Pooling and Servicing Agreement, the master servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The master servicer will establish and maintain or a collection account for the benefit of the certificateholders. Upon receipt by the master servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the master servicer will deposit such amounts in the collection account. Amounts so deposited may be invested in certain permitted investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the distribution account. The trustee will establish a distribution account into which will be deposited amounts withdrawn from the collection account for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the distribution account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trustee or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

ADVANCES

         Subject to the following limitations, the master servicer will be obligated to advance or cause to be advanced on or before each Distribution Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

         Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the master servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         All Advances will be reimbursable to the master servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the master servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the master servicer from general funds in the collection account. The master servicer may recover from amounts in the collection account the amount of any Advance that remains unreimbursed to the master servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trustee for distribution on the certificates. In the event the master servicer fails in its obligation to make any required Advance, the trustee, solely in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement.

         In the course of performing its servicing obligations, the master servicer will also make Servicing Advances. The master servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released Mortgaged

Property proceeds, insurance proceeds and such other amounts as may be collected by the master servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the master servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the master servicer from general funds in the collection account.

         The Pooling and Servicing Agreement provides that (i) the trustee, on behalf of the trust and with the consent of the master servicer and the NIMS Insurer or (ii) the master servicer, with the consent of the NIMS Insurer, may enter into a facility with any person which provides that such person may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by such a person may be reimbursed to such person in the same manner as reimbursements would be made to the master servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the master servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the master servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, prepayment interest excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The master servicer is obligated to deposit into the collection account any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date.

                  THE TRUSTEE

         Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States, will be named trustee pursuant to the Pooling and Servicing Agreement. The trustee will make available a monthly statement to certificateholders containing information regarding the certificates. See "Description of the Offered Certificates--Reports to Certificateholders."

         The principal compensation to be paid to the trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to certain investment earnings on the amounts on deposit in the distribution account and the Trustee Fee accrued at the Trustee Fee Rate on the Principal Balance of the Mortgage Loans. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the Pooling and Servicing Agreement or
(ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee may withdraw amounts owing to it under the Pooling and Servicing Agreement prior to distributions to certificateholders.

VOTING RIGHTS

         At all times 98% of all voting rights will be allocated among the holders of the offered certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

AMENDMENT

         The Pooling and Servicing Agreement may be amended under the circumstances set forth under "Description of the Securities--Amendment" in the prospectus but only with the consent of the NIMS Insurer, if any.

TERMINATION

         The NIMS Insurer, if any, or such other party as specified in the pooling and servicing agreement, will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts. However, this option may only be exercised if the termination price is sufficient to pay (a) all interest accrued on the notes insured by the NIMS Insurer, (b) all amounts necessary to retire the principal balance of the notes insured by the NIMS Insurer and (c) all amounts owed to the NIMS Insurer at the time the option is exercised. In the event the master servicer or the NIMS Insurer, if any, exercises this option, the portion of the purchase price allocable to the offered certificates will be, to the extent of available funds:

         (i) 100% of the then outstanding Certificate Principal Balance of the offered certificates, plus

         (ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the offered certificates at the then applicable Pass-Through Rate for the class, plus

         (iii) any previously accrued but unpaid interest thereon to which the holders of the offered certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account), plus

         (iv) in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

SERVICING OF DELINQUENT MORTGAGE LOANS

         The master servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the master servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

                         FEDERAL INCOME TAX CONSEQUENCES

         One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account and the cap contracts) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

         For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the offered certificates (exclusive of any right of the holder of the offered certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount), the Class CE Certificates and the Class P Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         For federal income tax reporting purposes, the Class A Certificates (other than the Class A-2 Certificates), the Class M-1 Certificates, the Class M-2 Certificates and the Class M-4 Certificates will not, the Class M-10 Certificates and the Class M-11 Certificates will, and the remaining classes of Offered Certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under "Prepayment and Yield Considerations" in this prospectus supplement. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the Class A Certificates and the Mezzanine Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount. The Net WAC Rate Carryover Reserve Account and the cap contracts are not assets of any REMIC.

         The treatment of amounts received by a holder of an offered certificate under such holder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of an offered certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trustee will, as required, treat payments made to the holders of the offered certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the trustee may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount, may be obtained from the trustee upon request to the extent it is provided to the trustee by the underwriter. Under the REMIC regulations, the trustee is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the offered certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trustee's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

         Upon the sale of an offered certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related offered certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount.

         Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

         With respect to the offered certificates, this paragraph is relevant to such certificates exclusive of the rights of such holders to receive certain payments in respect of the Net WAC Rate Carryover Amount. The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The offered certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         Because the Net WAC Rate Carryover Amount is treated as a separate right of the offered certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account will not be qualifying real estate income for real estate investment trusts.

         It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (iii) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trustee. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan, or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the offered certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriter's Exemption (hereinafter defined), as currently in effect. The underwriter's exemption relevant to the offered certificates was granted by the Department of Labor on April 18, 1991 as Prohibited Transaction Exemption, or PTE, 91-22 at 56 Fed. Reg. 15933 and was amended by PTE 2000-58 at 65 Fed. Reg. 67765 (the "Underwriter's Exemption"). The Department of Labor issued a final administrative exemption, PTE 2002-41, at 67 Fed. Reg. 54487 (August 22, 2002), which amended the Underwriter's Exemption and similar exemptions issued to other underwriters. This amendment allows the trustee to be affiliated with the underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the offered certificates be rated at least "BBB-" (or its equivalent) by Fitch, Moody's or S&P at the time of the Plan's purchase and that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Underwriter's Exemption will be satisfied with respect to those certificates.

         Each beneficial owner of a Mezzanine Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificates in reliance on the Underwriter's Exemption, and that it understands that there are certain conditions to the availability of the Underwriter's Exemption, including that the Mezzanine Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or S&P or
(iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Mezzanine Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the depositor, the seller, the trustee, the master servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the offered certificates on behalf of, or with Plan assets of, any Plan should consult with its counsel with respect to: (i) whether, with respect to the offered certificates, the specific and general conditions and the other requirements in the Underwriter's Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the offered certificates to a Plan is in no respect a representation by the depositor or the underwriter that an investment in the offered certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the offered certificates is appropriate for Plans generally or any particular Plan.

         The depositor makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates to the purchase of the Mortgage Loans transferred to the trust.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated May 10, 2005, the depositor has agreed to sell, and the underwriter has agreed to purchase the offered certificates.

         Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately $1,586,563,271. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

         The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

                                     RATINGS

         It is a condition to the issuance of the offered certificates that they receive the ratings set forth in the table entitled "The Series 2005-OPT1 Certificates" in this prospectus supplement.

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

         The depositor has not engaged any rating agency other than Fitch, Moody's and S&P to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Fitch, Moody's and S&P.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

                                  LEGAL MATTERS

         The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                GLOSSARY OF TERMS

         The "Accrual Period" for the offered certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing
Date) and ending on the day immediately preceding such Distribution Date.

         The "Adjustable-Rate Group I Mortgage Loans" are the Group I Mortgage Loans that are adjustable-rate mortgage loans.

         The "Adjustable-Rate Group II Mortgage Loans" are the Group II Mortgage Loans that are adjustable-rate mortgage loans.

         The "Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any fixed-rate Mortgage Loan) as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate, (ii) the Servicing Fee Rate and (iii) the PMI Insurer Fee Rate, if applicable.

         The "Adjusted Net Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate,
(ii) the Servicing Fee Rate and (iii) the PMI Insurer Fee Rate, if applicable.

         The "Adjustment Date" with respect to each adjustable-rate Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

         An "Advance" with respect to any Distribution Date is an amount remitted by the master servicer equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

         An "Allocated Realized Loss Amount" with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

         "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the master servicer or the trustee: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the master servicer or the special servicer, if any, by the Determination Date, after deduction of the Trustee Fee for such Distribution Date, the Servicing Fee for such Distribution Date and any accrued and unpaid Trustee Fees and Servicing Fees in respect of any prior Distribution Dates and the PMI Insurer Fee for such Distribution Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the master servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date.

         The "Certificate Index" means, with respect to the offered certificates, the interbank offered rate for one-month United States dollar deposits in the London market.

         A "Certificate Owner" means any person acquiring beneficial ownership interests in the book-entry certificates.

         The "Certificate Principal Balance" of the Class A Certificates, the Mezzanine Certificates or the Class P Certificates immediately prior to any Distribution Date will be equal to the Original Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof by any Subsequent Recoveries allocated to that class). The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

         The "Class A Principal Distribution Amount" is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

         The "Class M-1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.40% and
(ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.10% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-3 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.20% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-4 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.10% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-5 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-6 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-7 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.00% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-8 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related

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Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-9 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-10 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         The "Class M-11 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.60% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $8,011,950.

         "Clearstream" means Clearstream Banking Luxembourg, formerly known as Cedelbank SA.

         The "Closing Date" means May 12, 2005.

         The "Code" means the Internal Revenue Code of 1986.

         "Compensating Interest" for any Distribution Date is an amount remitted by the master servicer in respect of any Prepayment Interest Shortfall.

         The "Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

         The "Cut-off Date" means May 1, 2005.

         The "Cut-off Date Principal Balance" is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "DTC" means The Depository Trust Company.

         A "Definitive Certificate" is a physical certificate representing a book-entry certificate.

         A "Deleted Mortgage Loan" is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

         A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

         The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

         A "Distribution Date" means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in June 2005.

         The "Due Date" with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

         The "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Euroclear" means the Euroclear System.

         The "Extra Principal Distribution Amount" for any Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and
(y) the Overcollateralization Deficiency Amount for such Distribution Date.

         The "Fixed-Rate Group I Mortgage Loans" are the Group I Mortgage Loans that are fixed-rate mortgage loans.

         The "Fixed-Rate Group II Mortgage Loans" are the Group II Mortgage Loans that are fixed-rate mortgage loans.

         The "Gross Margin" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

         The "Group I Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is the Principal Remittance Amount for such Distribution Date.

         The "Group I Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group I Allocation Percentage.

         The "Group I Cap Contract" mean the interest rate cap contract for the benefit of the holders of the Group I Certificates.

         The "Group I Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

         The "Group I Mortgage Loans" are the fixed-rate and adjustable-rate Mortgage Loans with Principal Balances that conform to Freddie Mac loan limits.

         The "Group I Principal Distribution Amount" with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group I Allocation Percentage.

         The "Group I Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the master servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the master servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the collection account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustment Amount deposited in the collection account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price, representing principal with respect to the Group I Mortgage Loans.

         The "Group I Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 68.60% and (ii) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period), over approximately $4,394,431.

         The "Group II Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is the Principal Remittance Amount for such Distribution Date.

         The "Group II Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group II Allocation Percentage.

         The "Group II Cap Contract" mean the interest rate cap contract for the benefit of the holders of the Group II Certificates.

         The "Group II Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

         The "Group II Mortgage Loans" are the fixed-rate and adjustable-rate Mortgage Loans with Principal Balances that may or may not conform to Freddie Mac loan limits.

         The "Group II Principal Distribution Amount" with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group II Allocation Percentage.

         The "Group II Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the master servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the master servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the collection account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustment Amounts deposited in the collection account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price, representing principal with respect to the Group II Mortgage Loans.

         The "Group II Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 68.60% and (ii) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $3,617,519.

         The "Homeownership Act" means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

         The "Index" with respect to each adjustable-rate Mortgage Loan is Six-Month LIBOR.

         The "Initial Periodic Rate Cap" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy, including the PMI Policies, covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the master servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

         A "Loan Group" means any of Loan Group I or Loan Group II.

         The "Maximum Mortgage Rate" with respect to each adjustable-rate Mortgage Loan is the maximum Mortgage Rate over the life of such Mortgage Loan.

         The "Mezzanine Cap Contract" mean the interest rate cap contract for the benefit of the holders of the Mezzanine Certificates.

         The "MGIC PMI Policy" means the primary mortgage insurance policy issued by Mortgage Guaranty Insurance Corporation.

         The "Minimum Mortgage Rate" means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

         The "Monthly Interest Distributable Amount" for any Distribution Date and each class of offered certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

         A "Mortgage Loan" is any Group I Mortgage Loan or Group II Mortgage Loan included in the trust.

         The "Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement, dated as of May 10, 2005, among the originator, the seller and the depositor.

         The "Mortgage Pool" means the pool of Mortgage Loans included in the trust.

         The "Mortgage Rate" is the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note.

         A "Mortgaged Property" is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

         The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of
(x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

         The "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over
(y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

         The "Net WAC Rate Carryover Reserve Account" means an account established under the Pooling and Servicing Agreement from which payments in respect of Net WAC Rate Carryover Amounts on the offered certificates will be made. Amounts in the Net WAC Rate Carryover Reserve Account will include any amounts received under the cap contracts for the benefit of the holders of the offered certificates. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC.

         A "NIMS Insurer Default" means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

         The "Option One Guidelines" are the underwriting guidelines used by the originator in making a Mortgage Loan.

         "One-Month LIBOR" means the average of interbank offered rates for one-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

         The "Original Certificate Principal Balance" of the Class A Certificates, the Mezzanine Certificates or the Class P Certificates is the Certificate Principal Balance thereof on the Closing Date.

         An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such Distribution Date).

         An "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

         The "Overcollateralization Target Amount" means, with respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 0.70% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (a) approximately 1.40% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) approximately $8,011,950 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

         The "Overcollateralized Amount" for any Distribution Date is an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the offered certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         The "Periodic Rate Cap" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on the Adjustment Date (other than the initial Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         A "Plan" means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

         The "PMI Insurers" means Radian Guaranty Inc. and Mortgage Guaranty Insurance Corporation.

         The "PMI Insurer Fee" with respect to any Distribution Date is an amount equal to the PMI Insurer Fee Rate accrued on the Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period relating to the previous

Distribution Date, to the extent received or advanced) plus any taxes on PMI Mortgage Loans located in West Virginia and Kentucky.

         The "PMI Insurer Fee Rate" is as set forth in the Pooling and Servicing Agreement.

         The "PMI Mortgage Loans" are the Mortgage Loans insured by the PMI Insurers.

         A "PMI Policy" means any one of the primary mortgage insurance policies with respect to the PMI Mortgage Loans.

         The "Pool Balance" as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans in all Loan Groups.

         The "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 1, 2005, among the depositor, the master servicer and the trustee.

         A "Prepayment Interest Shortfall" means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

         The "Prepayment Period" for any Distribution Date is the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from May 1, 2005) and ending on the Determination Date of the calendar month in which such Distribution Date falls.

         The "Principal Balance" of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan, whether received or advanced.

         The "Principal Remittance Amount" for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

         The "Purchase Price" with respect to any Mortgage Loan that is purchased by the originator is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances (if any) and Servicing Advances made by the servicer plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan, (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) be covered by a PMI Policy if the Deleted Mortgage Loan was covered by a PMI Policy; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (viii) have been underwritten or re-underwritten by the originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (ix) be of the same or better credit quality as the Mortgage Loan being replaced and (x) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The "Radian PMI Policy" means the primary mortgage insurance policy issued by Radian Guaranty Inc.

         "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the master servicer or the special servicer, if any, for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

         The "Record Date" means for any certificate issued in book-entry form, the business day immediately preceding such Distribution Date and for any physical certificate or any book-entry certificate that becomes a Definitive Certificate, will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

         The "Relief Act" means the Servicemembers Civil Relief Act.

         An "REO Property" is a property acquired on behalf of the certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

         A "Sequential Trigger Event" is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by Subsequent Recoveries received through the last day of such Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds 2.00%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

         A "Servicing Advance" with respect to any Distribution Date is an amount remitted by the master servicer equal to all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the master servicer or the special servicer, if any, in connection with its responsibilities under the Pooling and Servicing Agreement.

         The "Servicing Fee" with respect to any Distribution Date is an amount equal to the Servicing Fee Rate accrued on the Principal Balance of the Mortgage Loans for such Distribution Date.

         The "Servicing Fee Rate" is 0.30% per annum for the first 10 Due Periods, 0.40% per annum for the 11th through 30th Due Periods and 0.65% per annum for all Due Periods thereafter, in each case, on the Principal Balance of each Mortgage Loan.

         "Six-Month LIBOR" means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

         The "Stepdown Date" means the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2008 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 31.40%.

         "Subordinate Certificates" means the Mezzanine Certificates and the Class CE Certificates.

         "Subsequent Recoveries" are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the master servicer) as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

         The "Substitution Adjustment Amount" with respect to any Mortgage Loan that is purchased by the originator is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

         A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if:

         (a) the percentage obtained by dividing (x) the principal amount of Mortgage Loans Delinquent 60 days or more or are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy by
(y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 48.00% of the Credit Enhancement Percentage; or

         (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

 DISTRIBUTION DATE OCCURRING IN                                  PERCENTAGE
 ------------------------------                                  ----------
June 2008 through May 2009         2.00% for the first month plus an additional 1/12th of 0.50% each month thereafter.
June 2009 through May 2010         2.50% for the first month plus an additional 1/12th of 0.50% each month thereafter.
June 2010 through May 2011         3.00% for the first month plus an additional 1/12th of 0.25% each month thereafter.
June 2011 and thereafter                                           3.25%.

         The "Trustee Fee" with respect to any Distribution Date is an amount equal to the product of one-twelfth of the Trustee Fee Rate and the aggregate Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding such Distribution Date.

         The "Trustee Fee Rate" is 0.0035% per annum.

         The "Unpaid Interest Shortfall Amount" means (i) for each class of offered certificates and the first Distribution Date, zero, and (ii) with respect to each class of offered certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowingthrough Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

         The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 MASTR 2005-OPT1
                                    ANNEX II

                                                                                                                       ORIGINAL
                                ORIGINAL   REMAINING                                    MONTHS TO  INITIAL             INTEREST
          AGGREGATE    GROSS    TERM TO    TERM TO      GROSS     MAXIMUM   MINIMUM       NEXT     PERIODIC  PERIODIC    ONLY
          PRINCIPAL    MORTGAGE MATURITY   MATURITY     MARGIN    MORTGAGE  MORTGAGE    ADJUSTMENT   RATE      RATE      TERMS
GROUP    BALANCE ($)   RATE (%) (MONTHS)   (MONTHS)       (%)     RATE (%)  RATE (%)       DATE     CAP (%)   CAP (%)   (MONTHS)
--------------------------------------------------------------------------------------------------------------------------------
   1       447,918.46  7.1825    180         176        4.8995     13.1825   7.1825          20     3.0000     1.0000        0
   1       298,096.19  7.2632    180         176        4.8885     13.2632   7.2632          20     3.0000     1.0000        0
   1       285,508.98  6.9420    180         176        4.8216     12.9420   6.9420          20     3.0000     1.0000        0
   1       420,919.43  7.0514    180         176        4.9704     13.0514   7.0514          20     3.0000     1.0000        0
   1    53,778,287.98  7.3794    360         356        5.5909     13.3794   7.3794          20     3.0000     1.0000        0
   1   128,969,275.09  6.8780    360         356        5.0016     12.8780   6.8780          20     3.0000     1.0000        0
   1    68,117,489.81  7.6744    360         356        5.6989     13.6744   7.6744          20     3.0000     1.0000        0
   1     9,847,966.38  7.3329    360         356        5.7808     13.3329   7.3329          20     3.0000     1.0000        0
   1    16,573,293.54  6.4493    360         356        4.9055     12.4493   6.4493          20     3.0000     1.0000        0
   1     7,975,150.41  7.1703    360         356        5.4514     13.1703   7.1703          20     3.0000     1.0000        0
   1    58,352,185.11  7.3781    360         356        5.4329     13.3781   7.3781          20     3.0000     1.0000        0
   1   168,055,640.67  6.9725    360         356        4.9986     12.9757   6.9711          20     2.9979     1.0010        0
   1    90,661,480.32  7.6177    360         356        5.5769     13.6209   7.6177          20     2.9936     1.0016        0
   1       155,572.81  7.9500    360         356        5.2000     13.9500   7.9500          20     3.0000     1.0000        0
   1       446,385.20  6.7272    360         356        4.6906     12.7272   6.7272          20     3.0000     1.0000        0
   1       137,307.46  7.7500    360         356        5.6500     13.7500   7.7500          20     3.0000     1.0000        0
   1       260,816.11  6.8944    360         356        4.3477     12.8944   6.8944          20     3.0000     1.0000        0
   1       315,642.91  7.2823    360         356        5.7235     13.2823   7.2823          20     3.0000     1.0000        0
   1    10,715,363.72  6.4530    360         356        4.6399     12.4530   6.4530          20     3.0000     1.0000       60
   1     1,726,067.43  6.4060    360         356        4.5890     12.4060   6.4060          20     3.0000     1.0000       60
   1     4,058,163.93  6.6594    360         356        4.6230     12.6594   6.6594          20     3.0000     1.0000       60
   1     1,775,571.25  6.8958    360         356        5.1405     12.8950   6.8950          20     3.0000     1.0000       60
   1       189,698.53  6.0900    360         356        3.8400     12.0900   6.0900          20     3.0000     1.0000       60
   1    28,794,987.61  6.0856    360         356        4.0879     12.0855   6.0855          20     3.0000     1.0000       60
   1    11,631,447.86  5.9048    360         356        3.9044     11.9048   5.9048          20     3.0000     1.0000       60
   1     8,918,592.50  6.1691    360         356        4.0045     12.1691   6.1691          20     3.0000     1.0000       60
   1     3,896,448.82  6.8704    360         356        5.2936     12.8704   6.8704          32     3.0000     1.0000        0
   1    11,354,343.52  6.6018    360         356        4.8542     12.6276   6.6276          32     3.0000     1.0000        0
   1     5,652,652.04  7.1450    360         356        5.1929     13.1450   7.1450          32     3.0000     1.0000        0
   1     1,121,583.74  7.3627    360         356        5.9794     13.3627   7.3627          32     3.0000     1.0000        0
   1     1,269,284.71  6.2150    360         356        4.4994     12.2150   6.2150          32     3.0000     1.0000        0
   1       540,276.74  5.9206    360         356        5.2553     11.9206   5.9206          32     3.0000     1.0000        0
   1       276,262.47  7.2364    360         356        5.4353     13.2364   7.2364          32     3.0000     1.0000        0
   1       624,165.72  6.3872    360         355        5.3052     12.3872   6.3872          31     3.0000     1.0000        0
   1       291,484.12  6.7500    360         356        4.7000     12.7500   6.7500          32     3.0000     1.0000        0
   1       333,866.18  8.1320    360         356        6.4681     14.1320   8.1320          32     3.0000     1.0000        0
   1       153,086.96  6.9500    360         356        4.7000     12.9500   6.9500          32     3.0000     1.0000        0
   1     3,964,569.04  7.0555    360         356        5.2656     13.0900   7.0463          32     2.9300     1.0175        0
   1    13,108,163.55  6.9915    360         356        4.9314     12.9914   6.9914          32     3.0000     1.0000        0
   1     3,220,089.64  7.4873    360         356        5.4453     13.4868   7.4868          32     3.0000     1.0000        0
   1       611,905.51  6.3495    360         356        4.6778     12.3495   6.3495          32     3.0000     1.0000       60
   1       340,000.00  6.1500    360         356        4.0000     12.1500   6.1500          32     3.0000     1.0000       60
   1       210,000.00  5.9000    360         356        3.4000     11.9000   5.9000          32     3.0000     1.0000       60
   1       254,948.19  5.8750    360         356        4.8500     11.8750   5.8750          32     3.0000     1.0000       60
   1       140,000.00  6.5500    360         356        5.5500     12.5500   6.5500          32     3.0000     1.0000       60
   1       289,600.00  6.4000    360         356        5.0000     12.4000   6.4000          32     3.0000     1.0000       60
   1       339,625.00  7.5000    360         355        5.4000     13.5000   7.5000          31     3.0000     1.0000       60
   1     3,023,128.45  6.1169    360         356        4.2276     12.1169   6.1169          32     3.0000     1.0000       60
   1     1,312,671.13  5.5001    360         356        3.4698     11.4990   5.4990          32     3.0000     1.0000       60
   1     1,222,212.00  5.8725    360         356        3.9817     11.8725   5.8725          32     3.0000     1.0000       60
   1       494,996.70  9.9097    360         356        7.5138     15.9097   9.9097          2      1.0000     1.0000        0
   1       144,430.35  7.1000    360         356        5.2500     13.1000   7.1000          2      1.0000     1.0000        0
   1       351,632.25  8.6055    360         356        6.7240     14.6055   8.6055          2      1.0000     1.0000        0
   1       224,947.29  6.4000    360         355        4.1000     12.4000   6.4000          1      1.0000     1.0000        0
   1        67,846.78  9.8500    120         115           N/A         N/A      N/A          0        N/A       N/A          0
   1       250,003.56  7.1408    120         116           N/A         N/A      N/A          0        N/A       N/A          0
   1       134,557.61  7.7000    120         116           N/A         N/A      N/A          0        N/A       N/A          0
   1       157,464.27  7.8000    120         115           N/A         N/A      N/A          0        N/A       N/A          0
   1       282,761.35  8.9791    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1     1,050,146.88  7.3917    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1     1,252,803.27  7.1260    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1       138,005.21  7.9000    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1       933,633.33  7.2744    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1       403,967.22  7.8950    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1     1,260,553.90  7.2202    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1       497,809.14  7.2890    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1       446,422.98  8.0202    240         235           N/A         N/A      N/A          0        N/A       N/A          0
   1     1,304,875.80  7.6164    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1       280,887.67  8.0906    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1       305,929.72  7.7687    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1       456,471.35  6.5130    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1       676,775.61  6.3423    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1       267,598.34  6.6289    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1       170,575.27  9.5031    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1       889,874.89  7.0441    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1     1,251,937.64  6.5828    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1     2,358,079.50  7.9498    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1    23,503,490.09  7.0615    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1     6,929,163.59  7.3408    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1     7,684,842.96  7.5263    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1    22,117,100.57  6.7143    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1     6,733,021.87  7.0988    360         356           N/A         N/A      N/A          0        N/A       N/A          0

                                 MASTR 2005-OPT1
                                    ANNEX II

                                                                                                                       ORIGINAL
                                ORIGINAL   REMAINING                                    MONTHS TO  INITIAL             INTEREST
          AGGREGATE    GROSS    TERM TO    TERM TO      GROSS     MAXIMUM   MINIMUM       NEXT     PERIODIC  PERIODIC    ONLY
          PRINCIPAL    MORTGAGE MATURITY   MATURITY     MARGIN    MORTGAGE  MORTGAGE    ADJUSTMENT   RATE      RATE      TERMS
GROUP    BALANCE ($)   RATE (%) (MONTHS)   (MONTHS)       (%)     RATE (%)  RATE (%)       DATE     CAP (%)   CAP (%)   (MONTHS)
--------------------------------------------------------------------------------------------------------------------------------
   1       340,078.72  6.8952    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1     1,597,472.14  7.0936    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1       463,694.95  8.2107    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1       180,159.35  7.6000    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1       158,627.42  7.5500    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1     7,755,235.84  7.9263    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1    40,006,097.74  7.1985    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1    13,772,904.03  7.2697    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1       135,034.78  8.5039    120         116           N/A         N/A      N/A          0        N/A       N/A          0
   1       109,888.55  9.8379    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1        53,480.88 11.0000    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1        50,422.62  8.9900    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   1       111,494.71  9.2925    240         235           N/A         N/A      N/A          0        N/A       N/A          0
   1        54,681.55 10.2000    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1       305,095.13  9.4692    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   1     2,209,146.37  9.9815    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1       216,953.76 10.3606    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1       294,704.38  9.5026    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   1     1,589,222.41 10.0582    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2       397,349.38  7.8900    360         356        5.0000     13.8900   7.8900         176     3.0000     1.0000        0
   2        67,377.76  9.9500    360         356        6.8500     15.9500   9.9500         176     3.0000     1.0000        0
   2        49,407.10  7.8500    180         176        5.8500     13.8500   7.8500          20     3.0000     1.0000        0
   2        66,994.72  7.8900    180         175        4.9500     13.8900   7.8900          19     3.0000     1.0000        0
   2       123,407.30  6.9900    180         176        5.3400     12.9900   6.9900          20     3.0000     1.0000        0
   2       292,556.43  7.7199    180         176        5.6608     13.7199   7.7199          20     3.0000     1.0000        0
   2    21,082,268.08  7.5855    360         356        5.7405     13.5855   7.5855          20     3.0000     1.0000        0
   2    49,003,002.99  6.8955    360         356        5.0795     12.8955   6.8849          20     3.0000     1.0000        0
   2    53,476,674.67  7.7486    360         356        5.7629     13.7485   7.7485          20     3.0000     1.0000        0
   2     3,894,188.83  7.9373    360         356        6.1286     13.9373   7.9373          20     3.0000     1.0000        0
   2     5,738,076.82  6.5861    360         356        4.8840     12.5861   6.5861          20     3.0000     1.0000        0
   2     3,948,370.37  8.0087    360         356        5.9672     14.0087   8.0087          20     3.0000     1.0000        0
   2    50,342,389.27  7.4050    360         356        5.3953     13.4146   7.4050          20     2.9809     1.0048        0
   2   107,634,271.53  6.9264    360         356        4.9535     12.9358   6.9280          20     2.9811     1.0047        0
   2   100,078,970.44  7.6181    360         356        5.4666     13.6183   7.6177          20     3.0000     1.0000        0
   2       471,216.54  7.9900    360         356        5.4000     13.9900   7.9900          20     3.0000     1.0000        0
   2       407,884.73  8.3609    360         356        5.5625     14.3609   8.3609          20     3.0000     1.0000        0
   2       393,439.28  8.6301    360         356        6.5632     14.6301   8.6301          20     3.0000     1.0000        0
   2    12,984,009.98  6.9120    360         356        5.0757     12.9120   6.9120          20     3.0000     1.0000       60
   2     1,046,850.00  6.3731    360         356        4.4218     12.3731   6.3731          20     3.0000     1.0000       60
   2     9,248,924.97  6.9984    360         356        4.9144     12.9984   6.9984          20     3.0000     1.0000       60
   2     3,069,316.76  6.2138    360         356        4.5912     12.2138   6.2138          20     3.0000     1.0000       60
   2     2,422,740.34  6.2492    360         356        4.2362     12.2492   6.2492          20     3.0000     1.0000       60
   2    93,869,991.52  6.3072    360         356        4.3848     12.3072   6.3072          20     3.0000     1.0000       60
   2    22,994,212.16  5.9733    360         356        3.9989     11.9733   5.9733          20     3.0000     1.0000       60
   2    32,638,453.71  6.3920    360         356        4.3573     12.3920   6.3920          20     3.0000     1.0000       60
   2       139,500.00  7.6500    360         356        5.5900     13.6500   7.6500          20     3.0000     1.0000       60
   2     2,292,536.38  7.3960    360         356        5.6376     13.3960   7.3960          32     3.0000     1.0000        0
   2     7,343,201.10  6.6371    360         356        4.8626     12.6371   6.6371          32     3.0000     1.0000        0
   2     2,926,598.45  7.0728    360         356        5.1951     13.0728   7.0728          32     3.0000     1.0000        0
   2       358,973.80  7.7500    360         356        6.6000     13.7500   7.7500          32     3.0000     1.0000        0
   2     1,365,372.91  6.6383    360         354        4.8553     12.6383   6.6383          30     3.0000     1.0000        0
   2       109,328.82  8.4500    360         356        7.0750     14.4500   8.4500          32     3.0000     1.0000        0
   2       301,109.53  6.4578    360         356        4.3578     12.4578   6.4578          32     3.0000     1.0000        0
   2     2,631,336.17  7.5435    360         356        5.1361     13.5435   7.5435          32     3.0000     1.0000        0
   2     8,342,361.49  6.4443    360         356        4.4952     12.4443   6.4443          32     3.0000     1.0000        0
   2     3,599,187.21  7.6970    360         356        5.3714     13.6970   7.6970          32     3.0000     1.0000        0
   2     2,880,918.09  6.3185    360         356        4.9124     12.3181   6.3181          32     3.0000     1.0000       60
   2       380,000.00  5.1500    360         356        3.4500     11.1500   5.1500          32     3.0000     1.0000       60
   2     2,045,400.00  6.2428    360         356        4.5057     12.2421   6.2421          32     3.0000     1.0000       60
   2       174,600.00  5.7000    360         356        4.2500     11.7000   5.7000          32     3.0000     1.0000       60
   2       594,650.68  6.3080    360         355        4.0934     12.3080   6.3080          31     3.0000     1.0000       60
   2    10,323,302.65  6.2933    360         356        4.4105     12.2933   6.2933          32     3.0000     1.0000       60
   2     2,363,963.89  5.5738    360         356        3.5176     11.5734   5.5734          32     3.0000     1.0000       60
   2     2,697,119.82  5.9703    360         356        3.6968     11.9691   5.9691          32     3.0000     1.0000       60
   2       169,675.50  8.4697    360         356        5.8939     14.4697   8.4697          2      1.0000     1.0000        0
   2     1,302,033.50  6.4044    360         356        4.4799     12.4044   6.4044          2      1.0000     1.0000        0
   2       574,730.91  5.4900    360         355        3.4900     11.4900   5.4900          1      1.0000     1.0000        0
   2        83,044.90  7.2500    120         116           N/A         N/A      N/A          0        N/A       N/A          0
   2        53,782.93  9.6000    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   2     1,163,456.52  6.7424    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   2       460,505.54  8.4718    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   2       340,585.66  6.7588    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   2     1,013,444.24  7.5815    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   2       584,585.26  7.9362    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   2       275,447.89  7.4154    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   2       164,517.10  9.4081    240         235           N/A         N/A      N/A          0        N/A       N/A          0
   2       229,182.41  7.3777    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   2        58,843.11  7.9900    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   2       749,641.33  8.4726    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   2       648,677.33  7.4449    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   2     2,343,482.62  6.9193    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2    10,895,936.73  7.0437    360         356           N/A         N/A      N/A          0        N/A       N/A          0

                                 MASTR 2005-OPT1
                                    ANNEX II

                                                                                                                       ORIGINAL
                                ORIGINAL   REMAINING                                    MONTHS TO  INITIAL             INTEREST
          AGGREGATE    GROSS    TERM TO    TERM TO      GROSS     MAXIMUM   MINIMUM       NEXT     PERIODIC  PERIODIC    ONLY
          PRINCIPAL    MORTGAGE MATURITY   MATURITY     MARGIN    MORTGAGE  MORTGAGE    ADJUSTMENT   RATE      RATE      TERMS
GROUP    BALANCE ($)   RATE (%) (MONTHS)   (MONTHS)       (%)     RATE (%)  RATE (%)       DATE     CAP (%)   CAP (%)   (MONTHS)
--------------------------------------------------------------------------------------------------------------------------------
   2     5,060,600.11  7.8676    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2     1,197,173.36  7.3672    360         355           N/A         N/A      N/A          0        N/A       N/A          0
   2     4,960,042.42  6.6840    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2     3,618,807.83  6.7438    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2       389,291.19  8.2858    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2       266,313.00  7.0850    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2       455,816.21  6.3986    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2     4,770,081.41  7.2100    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2    24,270,082.24  6.9380    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2    16,061,714.32  7.0876    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2     1,566,000.00  6.7664    360         356           N/A         N/A      N/A          0        N/A       N/A         60
   2       753,998.12  7.0629    360         356           N/A         N/A      N/A          0        N/A       N/A         60
   2       314,999.98  5.8900    360         356           N/A         N/A      N/A          0        N/A       N/A         60
   2     3,337,844.79  6.5072    360         356           N/A         N/A      N/A          0        N/A       N/A         60
   2       274,242.09  7.5331    360         356           N/A         N/A      N/A          0        N/A       N/A         60
   2     1,900,523.97  6.2237    360         356           N/A         N/A      N/A          0        N/A       N/A         60
   2       133,016.52 10.8000    180         176           N/A         N/A      N/A          0        N/A       N/A          0
   2        84,397.13 10.6500    240         235           N/A         N/A      N/A          0        N/A       N/A          0
   2       152,414.56  9.8305    240         236           N/A         N/A      N/A          0        N/A       N/A          0
   2     2,778,707.02  9.6197    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2       129,795.08 10.6000    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2     1,320,285.37  9.7891    360         356           N/A         N/A      N/A          0        N/A       N/A          0
   2     1,984,308.66 10.0592    360         356           N/A         N/A      N/A          0        N/A       N/A          0

                      [This page intentionally left blank]

PROSPECTUS
MARCH 18, 2005

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                    Depositor

                            ASSET-BACKED CERTIFICATES

                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

        Mortgage Asset Securitization Transactions, Inc. from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

        For each series we will establish a trust fund consisting primarily of

        o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

        o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

        The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

        YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

        The securities will not represent obligations of Mortgage Asset Securitization Transactions, Inc. or any of its affiliates. No governmental agency will insure the securities or the collateral securing the securities.

        You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                               UBS Investment Bank

        We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                                   ----------

        This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Summary of Terms.................................................................................................1
Risk Factors.....................................................................................................7
  Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities.......................7
  Assets of Trust Fund Are Limited...............................................................................7
  Credit Enhancement Is Limited in Amount and Coverage...........................................................7
  Yield Is Sensitive to Rate of Principal Prepayment.............................................................7
  Borrower May Be Unable to Make Balloon Payment.................................................................8
  Nature of Mortgages Could Adversely Affect Value of Properties.................................................8
  Violations of Environmental Laws May Reduce Recoveries on Properties...........................................9
  Violations of Federal Laws May Adversely Affect Ability to Collect on Loans...................................10
  Rating of the Securities Are Limited and May be Withdrawn or Lowered..........................................10
  Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values..........11
  Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment................................11
  Unsecured Home Improvement Contracts May Experience Relatively Higher Losses..................................12
  Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses.................12
  Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans..........................12
  Changes in the Market Value of Properties May Adversely Affect Payments on the Securities.....................13
Defined Terms...................................................................................................13
The Trust Funds.................................................................................................13
  Residential Loans.............................................................................................13
  Agency Securities.............................................................................................17
  Stripped Agency Securities....................................................................................20
  Additional Information Concerning the Trust Funds.............................................................21
Use of Proceeds.................................................................................................22
Yield Considerations............................................................................................22
Maturity and Prepayment Considerations..........................................................................24
The Depositor...................................................................................................25
Residential Loans...............................................................................................26
  Underwriting Standards........................................................................................26
  Representations by Unaffiliated Sellers; Repurchases..........................................................26
  Sub-Servicing.................................................................................................27
Description of the Securities...................................................................................27
  General.......................................................................................................27
  Assignment of Assets of the Trust Fund........................................................................28
  Deposits to the Trust Account.................................................................................30
  Pre-Funding Account...........................................................................................30
  Payments on Residential Loans.................................................................................30
  Payments on Agency Securities.................................................................................31
  Distributions.................................................................................................31
  Principal and Interest on the Securities......................................................................32
  Available Distribution Amount.................................................................................33
  Subordination.................................................................................................34
  Advances......................................................................................................35
  Statements to Holders of Securities...........................................................................35
  Book-Entry Registration of Securities.........................................................................36
  Collection and Other Servicing Procedures.....................................................................39
  Realization on Defaulted Residential Loans............... ....................................................40
  Retained Interest, Administration Compensation and Payment of Expenses........................................41
  Evidence as to Compliance................................ ....................................................41
  Certain Matters Regarding the Master Servicer, the Depositor and the Trustee..................................42
  Deficiency Events.............................................................................................44
  Events of Default.............................................................................................45
  Amendment.....................................................................................................47
  Termination...................................................................................................48
  Voting Rights.................................................................................................48
Description of Primary Insurance Coverage.......................................................................48
  Primary Credit Insurance Policies.............................................................................48
  FHA Insurance and VA Guarantees...............................................................................49
  Primary Hazard Insurance Policies.............................................................................50
Description of Credit Support..............................  ...................................................52
  Pool Insurance Policies.......................................................................................52
  Special Hazard Insurance Policies.............................................................................53
  Bankruptcy Bonds..............................................................................................55
  Reserve Funds.................................................................................................55
  Cross-Support Provisions......................................................................................56
  Letter of Credit..............................................................................................56
  Insurance Policies and Surety Bonds...........................................................................56
  Excess Spread.................................................................................................56
  Overcollateralization.........................................................................................56
Certain Legal Aspects of Residential Loans.................  ...................................................56
  General.......................................................................................................57
  Mortgage Loans................................................................................................57
  Cooperative Loans.............................................................................................57
  Tax Aspects of Cooperative Ownership..........................................................................58
  Manufactured Housing Contracts Other Than Land Contracts......................................................58
  Foreclosure on Mortgages......................................................................................60
  Foreclosure on Cooperative Shares.............................................................................62
  Repossession with respect to Manufactured Housing Contracts that are not Land Contracts.......................62
  Rights of Redemption with respect to Residential Properties ..................................................63
  Notice of Sale; Redemption Rights with respect to Manufactured Homes..........................................63
  Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders.................................63
  Junior Mortgages..............................................................................................65
  Consumer Protection Laws......................................................................................65
  "High Cost" Loans and Predatory Lending Laws..................................................................67
  Enforceability of Certain Provisions..........................................................................67
  Prepayment Charges and Prepayments............................................................................68

  Subordinate Financing.........................................................................................68
  Applicability of Usury Laws...................................................................................69
  Alternative Mortgage Instruments..............................................................................69
  Environmental Legislation.....................................................................................69
  Servicemembers Civil Relief Act and the California Military and Veterans Code.................................70
  Forfeiture for Drug, RICO and Money Laundering Violations ....................................................71
Federal Income Tax Consequences.................................................................................71
  General.......................................................................................................71
  REMICs........................................................................................................71
    General.....................................................................................................71
    Taxation of Owners of Regular Securities....................................................................74
    Taxation of Owners of Residual Securities...................................................................80
    Taxes That May Be Imposed on the REMIC Pool.................................................................86
    Liquidation of the REMIC Pool...............................................................................87
    Administrative Matters......................................................................................87
    Limitations on Deduction of Certain Expenses................................................................87
    Taxation of Certain Foreign Investors.......................................................................88
    Backup Withholding..........................................................................................88
    Reporting Requirements......................................................................................89
  Grantor Trust Funds...........................................................................................89
    Classification of Grantor Trust Funds.......................................................................89
    Standard Securities.........................................................................................89
    Stripped Securities.........................................................................................92
    Reporting Requirements and Backup Withholding...............................................................94
  Partnership Trust Funds.......................................................................................95
    Classification of Partnership Trust Funds...................................................................95
    Characterization of Investments in Partnership Securities and Debt Securities...............................95
    Taxation of Holder of Debt Securities.......................................................................95
    Taxation of Owners of Partnership Securities................................................................96
  Reportable Transactions.......................................................................................99
State and Other Tax Consequences................................................................................99
ERISA Considerations............................................................................................99
Legal Investment...............................................................................................102
Plan of Distribution...........................................................................................104
Incorporation of Certain Information by Reference..............................................................105
Legal Matters..................................................................................................105
Financial Information..........................................................................................105
Additional Information.........................................................................................105
Rating.........................................................................................................105
Glossary of Terms..............................................................................................107

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

        Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

        (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

        (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

        IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                                   ----------

        If you require additional information, the mailing address of our principal executive offices is Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is
(212) 713-2000.

                      [This page intentionally left blank.]

                                SUMMARY OF TERMS

        This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

RELEVANT PARTIES

        Depositor............................  Mortgage Asset Securitization Transactions, Inc., the depositor, is a corporation organized under the laws of the State of Delaware. The depositor is a wholly owned limited purpose finance subsidiary of UBS Americas Inc.

        Master Servicer......................  The entity or entities named as master servicer in the related prospectus supplement.

        Trustees.............................  The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

        Issuer of Notes......................  The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate trust. The depositor, and the owner trustee will enter into a separate trust agreement to form each owner trust.

SECURITIES

        Description of Securities............  The depositor will offer asset-backed pass-through certificates or asset-backed notes from time to time. The depositor will offer these securities in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                                               A series of securities may include one or more classes of securities that may be entitled to, among other things:

                                               o   principal distributions, with disproportionate, nominal or no interest distributions;

                                               o   interest distributions, with disproportionate, nominal or no principal distributions;

                                               o   distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                                               o   subordinated distributions of scheduled payments of principal, prepayments of principal, interest or any combination of these payments;

                                               o   distributions only after the occurrence of events specified in the related prospectus supplement;

                                               o   distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                                               o   interest at a fixed rate or a rate that is subject to change from time to time;

                                               o   distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                                               The related prospectus supplement will specify these entitlements.

                                               The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

                                               The related prospectus supplement will specify if each class of securities

                                               o   has a stated principal amount; and

                                               o   is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

        Interest.............................  Interest on each class of securities for a series:

                                               o   will accrue at the applicable security interest rate on its outstanding security principal balance;

                                               o   will be distributed to holders of the securities as provided in the related prospectus supplement on the related distribution date; and

                                               o   may be reduced to the extent of certain delinquencies or other contingencies described in the related prospectus supplement.

                                               Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of the related securities prior to the time when accrued interest becomes payable.

                                               Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                                               See "Yield Considerations," "Maturity and Prepayment Considerations" and
                                               "Description of the Securities" in this prospectus.

        Principal............................  The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                                               Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                                               If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and
                                               Prepayment Considerations" and "Description of the Securities" in this prospectus.

ASSETS

        The Trust Funds......................  Each trust fund will consist of:

                                               o   a segregated pool of residential loans, agency securities and/or mortgage securities; and

                                               o   certain other assets as described in this prospectus and in the related prospectus supplement.

                                               The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers or from sellers affiliated with the depositor. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities--Pre-Funding Account" in this prospectus.

        A. Residential Loans.................  The residential loans will consist of any combination of:

                                               o   mortgage loans secured by first or junior liens on one- to four-family residential properties;

                                               o   mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                                               o   home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                                               o   a manufactured home, which may have a subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                                               o   one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

                                               o   cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                                               o   manufactured housing conditional sales contracts and installment loan agreements which may be secured by either liens on:

                                                   o   new or used manufactured homes; or

                                                   o   the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

                                                   o   in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                                               The mortgaged properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the
                                               territories of Guam or the United States Virgin Islands.

                                               Each trust fund may contain any combination of the following types of residential loans:

                                               o   fully amortizing loans with

                                                   o   a fixed rate of interest and

                                                   o   level monthly payments to maturity;

                                               o   fully amortizing loans with

                                                   o   a fixed interest rate providing for level monthly payments, or

                                                   o   payments of interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

                                               o   fully amortizing loans

                                                   o   with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                                   o   followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years,

                                                   o   followed by level monthly payments;

                                               o   fixed interest rate loans providing for

                                                   o   level payments of principal and interest on the basis of an assumed amortization schedule and

                                                   o   a balloon payment of principal at the end of a specified term;

                                               o   fully amortizing loans with

                                                   o   an interest rate adjusted periodically, and

                                                   o   corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

                                                       These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                                               o   fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

                                               o   adjustable interest rate loans providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                                               o   other types of residential loans as may be described in the related prospectus supplement.

                                               The related prospectus supplement may specify that the residential loans are covered by:

                                               o   primary mortgage insurance policies;

                                               o   insurance issued by the Federal Housing Administration; or

                                               o   partial guarantees of the Veterans Administration.

                                               See "Description of Primary Insurance Coverage" in this prospectus.

        B. Agency Securities.................  The agency securities may consist of any combination of:

                                               o   "fully modified pass-through" mortgage-backed certificates guaranteed by the
                                                   Government National Mortgage Association;

                                               o   guaranteed mortgage pass-through securities issued by the Federal National
                                                   Mortgage Association; and

                                               o   mortgage participation certificates issued by the Federal Home Loan Mortgage
                                                   Corporation.

        C. Mortgage Securities...............  A trust fund may include previously issued:

                                               o   asset-backed certificates;

                                               o   collateralized mortgage obligations; or

                                               o   participation certificates evidencing interests in, or collateralized by, residential loans or agency securities.

        D. Trust Account.....................  Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See "Description of the Securities-- Deposits to the Trust Account" in
                                               this prospectus.

        E. Credit Support....................  One or more classes of securities within any series may be covered by any combination of:

                                               o   a surety bond;

                                               o   a guarantee;

                                               o   a letter of credit;

                                               o   an insurance policy;

                                               o   a bankruptcy bond;

                                               o   a reserve fund;

                                               o   a cash account;

                                               o   reinvestment income;

                                               o   overcollateralization;

                                               o   subordination of one or more classes of securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement;

                                               o   cross-support between securities backed by different asset groups within the same trust fund; or

                                               o   another type of credit support to provide partial or full coverage for certain defaults and losses relating to the residential loans.

                                               The related prospectus supplement may provide that the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds.
                                               See "Description of Credit Support" and "Description of the Securities --
                                               Subordination" in this prospectus.

PRE-FUNDING ACCOUNT..........................  The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

SERVICING AND ADVANCES.......................  The master servicer, directly or through sub-servicers:

                                               o   will service and administer the residential loans included in a trust fund; and

                                               o   if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

                                               Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advances" in this prospectus.

OPTIONAL TERMINATION.........................  The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the
                                               Securities-- Termination" in this prospectus and the related section in the related prospectus supplement.

TAX STATUS...................................  The treatment of the securities for federal income tax purposes will depend on:

                                               o   whether a REMIC election is made with respect to a series of securities; and

                                               o   if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                                               Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                                               See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA CONSIDERATIONS.........................  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974,
                                               as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                                               See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

LEGAL INVESTMENT.............................  The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary
                                               Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                                               See "Legal Investment" in this prospectus and in the related prospectus supplement.

USE OF PROCEEDS..............................  The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                                               o   to purchase the related assets of the trust fund;

                                               o   to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                                               o   to establish any reserve funds described in the related prospectus supplement;
                                                   and

                                               o   to pay costs of structuring, guaranteeing and issuing the securities.

                                               See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

RATINGS......................................  Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                                               o   A security rating is not a recommendation to buy, sell or hold the securities of any series.

                                               o   A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                                               o   A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

                                  RISK FACTORS

        Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.

LIMITED LIQUIDITY OF SECURITIES MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR SECURITIES

        We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

ASSETS OF TRUST FUND ARE LIMITED

        The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

        o       payments with respect to the assets of the trust fund; and

        o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

        You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

        o       all payments due on the securities of your series;

        o adequate provision for future payments on certain classes of securities; and

        o any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

        The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

        Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

        The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

        o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

        o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

        o       the exercise of any right of optional termination; and

        o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

        Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

        The rate of prepayments is influenced by a number of factors, including:

        o       prevailing mortgage market interest rates;

        o       local and national interest rates;

        o       homeowner mobility; and

        o       the ability of the borrower to obtain refinancing.

        Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal and Interest on the Securities" in this prospectus.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

        Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

        o       timely refinance the loan; or

        o       timely sell the related residential property.

        A number of factors will affect a borrower's ability to accomplish either of these goals, including:

        o the level of available mortgage rates at the time of sale or refinancing;

        o       the borrower's equity in the related residential property;

        o       the financial condition of the borrower; and

        o       the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

NATURE OF MORTGAGES COULD ADVERSELY AFFECT VALUE OF PROPERTIES

        Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

        o an overall decline in the residential real estate market in the areas in which the residential properties are located;

        o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

        o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

        Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

        o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

        o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

        o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

        Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

        In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

        If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

        o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

        o incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

        Applicable state laws generally:

        o       regulate interest rates and other charges;

        o       require certain disclosures; and

        o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

        o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

        o       may entitle the borrower to a refund of amounts previously paid;
                and

        o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

VIOLATIONS OF ENVIRONMENTAL LAWS MAY REDUCE RECOVERIES ON PROPERTIES

        Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

VIOLATIONS OF FEDERAL LAWS MAY ADVERSELY AFFECT ABILITY TO COLLECT ON LOANS

        The residential loans may also be subject to federal laws, including:

        o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

        o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

        o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

        o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

        Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

        o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

        o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

        o       affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

        The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

        o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

        o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

        o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

        Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

RATING OF THE SECURITIES ARE LIMITED AND MAY BE WITHDRAWN OR LOWERED

        Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

        o       the adequacy of the value of the assets of the trust fund;

        o       any credit enhancement with respect to the class; and

        o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

        The rating will not be based on:

        o the likelihood that principal prepayments on the related residential loans will be made;

        o the degree to which prepayments might differ from those originally anticipated; or

        o the likelihood of early optional termination of the series of securities.

        You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

        o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

        o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

        We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

        o if in the judgment of the rating agency, circumstances in the future so warrant;

        o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

        o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

        Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

        o that the historical data supporting the actuarial analysis will accurately reflect future experience;

        o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

        o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

ADVERSE CONDITIONS IN THE RESIDENTIAL REAL ESTATE MARKETS MAY RESULT IN A DECLINE IN PROPERTY VALUES

        The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

        o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

        o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

        o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

        Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

        o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

        o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

        o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

        See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

UNSECURED HOME IMPROVEMENT CONTRACTS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

        A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

        o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

        o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

        o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

        o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

        The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

        A mortgage loan made to a "non-conforming credit" means a residential loan that is:

        o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

        o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

        o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

        Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

ASSETS OF THE TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL LOANS

        The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

        o the rate of defaults and prepayments on the residential loans could increase; and

        o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

        See "The Trust Funds-- Residential Loans" in this prospectus.

CHANGES IN THE MARKET VALUE OF PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

        We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

                                  DEFINED TERMS

        We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 107.

                                 THE TRUST FUNDS

        The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, as provided in the related prospectus supplement.

RESIDENTIAL LOANS

        The residential loans may consist of any combination of:

        o Mortgage loans secured by first or junior liens on one- to four-family residential properties;

        o       Multifamily Loans;

        o       Home Improvement Contracts;

        o       Home Equity Loans;

        o       Cooperative Loans; or

        o       Manufactured Housing Contracts

        The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

        (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

        (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

        (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

        (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

        (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

        (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

        (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

        (8) Any other types of residential loans as may be described in the related prospectus supplement.

        The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

        o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

        o       have been issued previously by:

                o       the depositor or an affiliate of the depositor;

                o       a financial institution; or

                o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

        o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

                (1) offered and distributed to the public pursuant to an effective registration statement, or

                (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

        Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of the trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

        o       the mortgage securities;

        o       any related credit enhancement;

        o       the residential loans underlying the mortgage securities; and

        o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

        The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

        The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

        MORTGAGE LOANS. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

        o       detached and attached dwellings;

        o       townhouses;

        o       rowhouses;

        o       individual condominium units;

        o       individual units in planned-unit developments; and

        o       individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

        Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

        o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

                o first, to the payment of court costs and fees in connection with the foreclosure;

                o       second, to real estate taxes; and

                o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

        If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

                o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

                o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

                        o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

                        o the risk of loss if the deficiency judgment is not realized on; and

                        o the risk that deficiency judgments may not be available in certain jurisdictions.

        o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

        Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

        MULTIFAMILY LOANS. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

        The related prospectus supplement may specify that the Multifamily
Loans:

        o       contain a Lockout Period;

        o       prohibit prepayments entirely; or

        o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

        HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

        COOPERATIVE LOANS. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

        MANUFACTURED HOUSING CONTRACTS. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

        The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

        The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

        BUYDOWN LOANS. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

        o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

        o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

        FHA LOANS AND VA LOANS. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

        Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

        There are two primary FHA insurance programs that are available for Multifamily Loans:

        o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.
                Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

        o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old.
                Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

        VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

        LOAN-TO-VALUE RATIO. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

        o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of:

        (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

        (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

        o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

        Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

        We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

AGENCY SECURITIES

        The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

        GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

        Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

        GNMA CERTIFICATES. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

        o       the GNMA guaranty program;

        o       the characteristics of the pool underlying the GNMA
                Certificates;

        o       the servicing of the related pool;

        o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

        o       other relevant matters with respect to the GNMA Certificates.

        Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

        The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

        o collecting payments from borrowers and remitting the collections to the registered holder;

        o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

        o       maintaining primary hazard insurance; and

        o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

        The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

        FANNIE MAE. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

        Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

        FANNIE MAE CERTIFICATES. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

        o must meet the applicable standards of the Fannie Mae purchase program;

        o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

        o is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

        o       the Fannie Mae program;

        o       the characteristics of the pool underlying the Fannie Mae
                Certificates;

        o       the servicing of the related pool;

        o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

        o       other relevant matters with respect to the Fannie Mae
                Certificates.

        Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

        The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

        The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

        FREDDIE MAC. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

        FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

        o       the Freddie Mac guaranty program;

        o       the characteristics of the pool underlying the Freddie Mac
                Certificate;

        o       the servicing of the related pool;

        o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

        o       other relevant matters with respect to the Freddie Mac
                Certificates.

        Except as described below with respect to Stripped Agency Securities:

        o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

        o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

        o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

                o       foreclosure sale;

                o       payment of the claim by any mortgage insurer; and

                o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

        Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

        The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

STRIPPED AGENCY SECURITIES

        The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

        o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

        o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

        To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

        o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

        o the payments of principal and interest on the Stripped Agency Securities and

        o       other relevant matters with respect to the Stripped Agency
                Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

        Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

        o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

        o       the types of related residential properties--e.g.,

                o       one- to four-family dwellings,

                o       multifamily residential properties,

                o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

                o       condominiums and planned-unit development units,

                o       vacation and second homes, and

                o       new or used manufactured homes;

        o       the original terms to maturity;

        o       the outstanding principal balances;

        o       the years in which the loans were originated;

        o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

        o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

        o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

        o the geographical distribution of the residential properties on a state-by-state basis;

        o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

        o information as to the payment characteristics of the residential loans.

        If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

        The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

        The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

        The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

        The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

        o       any applicable trust administration fee payable to the trustee,

        o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

        o any applicable withholding tax required to be withheld by the trustee, and

        o       as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

        The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

        o       to purchase the related assets of the trust fund;

        o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

        o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

        o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

        The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

        The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

        o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

        o       in later months in the case of agency securities; or

        o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

        When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

        Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

        o       payments to senior lienholders,

        o       legal fees and costs of legal action,

        o       real estate taxes, and

        o       maintenance and preservation expenses.

        Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

        o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

        o       entitle the borrower to a refund of amounts previously paid, and

        o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

        The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

        The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

        The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

        Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

        It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

        o       homeowner mobility;

        o       economic conditions;

        o       enforceability of due-on-sale clauses;

        o       market interest rates and the availability of funds;

        o       the existence of lockout provisions and prepayment penalties;

        o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

        o the relative tax benefits associated with the ownership of property; and

        o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

        Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

        o       the amounts of the underlying senior mortgage loans;

        o       the interest rates on the underlying senior mortgage loans;

        o the use of first mortgage loans as long-term financing for home purchase; and

        o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

                o       home improvement;

                o       education expenses; and

                o       purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

        In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

        In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

        With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

        With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

        In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

        The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

        Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

        The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

        Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                RESIDENTIAL LOANS

UNDERWRITING STANDARDS

        The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

        Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

        o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

        o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

        o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

        o that the residential property was free from damage and was in good repair;

        o that there were no delinquent tax or assessment liens against the residential property;

        o that each residential loan was current as to all required payments; and

        o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

        In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

        The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

        o       the unpaid principal balance of the residential loans;

        o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

        o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

        An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

        Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

SUB-SERVICING

        Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

        The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

        Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

        As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

        o residential loans, including any mortgage securities, or agency securities, exclusive of

                o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

                o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

        o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

        o       with respect to trust funds that include residential loans:

                o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

                o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

                o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

                o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

        o if specified in the related prospectus supplement, the reserve fund; and

        o any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

        Each series of securities may consist of any combination of:

        o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

        o       one or more classes of securities which will be entitled to:

                o principal distributions, with disproportionate, nominal or no interest distributions; or

                o interest distributions, with disproportionate, nominal or no principal distributions;

        o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

        o other types of classes of securities, as described in the related prospectus supplement.

        Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

ASSIGNMENT OF ASSETS OF THE TRUST FUND

        At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

        o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

        o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

        o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

        o       the pass-through rate on the agency securities;

        o and with respect to a series of securities evidencing interests in residential loans, for each loan:

                o       information respecting its interest rate;

                o       its current scheduled payment of principal and interest;

                o       its Loan-to-Value Ratio; and

                o       certain other information.

        If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

        MORTGAGE LOANS AND MULTIFAMILY LOANS. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

        o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R)System;

        o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

        o       an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

        HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The related prospectus supplement may specify that the depositor will:

        o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

        o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

        o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

        The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

        With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

        COOPERATIVE LOANS. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

        o       the related cooperative note;

        o       the original security agreement;

        o       the proprietary lease or occupancy agreement;

        o the related stock certificate and related stock powers endorsed in blank; and

        o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

        MANUFACTURED HOUSING CONTRACTS. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

        o the original Manufactured Housing Contract endorsed to the order of the trustee; and

        o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

        AGENCY SECURITIES. Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

        REVIEW OF RESIDENTIAL LOANS. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

        We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

        The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

DEPOSITS TO THE TRUST ACCOUNT

        The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

        The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

PRE-FUNDING ACCOUNT

        The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

PAYMENTS ON RESIDENTIAL LOANS

        The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

        (1) all payments on account of principal, including principal prepayments, on the residential loans;

        (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

        (3)     all proceeds of

                o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

                o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

        (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

        (5) any advances made as described under "--Advances" in this prospectus;

        (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

        (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

        (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

        (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

        (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

        (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

        (12) any distributions received on any mortgage securities included in the related trust fund.

PAYMENTS ON AGENCY SECURITIES

        The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

DISTRIBUTIONS

        Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

        Distributions will be made either:

        o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

        o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

        FINAL DISTRIBUTION DATE. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

        The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

        SPECIAL DISTRIBUTIONS. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

        o substantial payments of principal on the assets of the trust fund,

        o low rates then available for reinvestment of payments on assets of the trust fund,

        o substantial Realized Losses or o some combination of the foregoing, and

        o       based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

        The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

        All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE SECURITIES

        Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

        Some classes of securities will not be entitled to interest payments.

        With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

        The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

        Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

        Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

        Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

        The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

        With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

        Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

AVAILABLE DISTRIBUTION AMOUNT

        As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

        (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

        (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

        (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

        (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

        On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

SUBORDINATION

        A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

        SHIFTING INTEREST SUBORDINATION. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

        All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

        As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

        CASH FLOW SUBORDINATION. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

        The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

        Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

        If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

        Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

        Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

        The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

        SUBORDINATION AND CASH FLOW VALUES. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

        Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

ADVANCES

        The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

        The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

STATEMENTS TO HOLDERS OF SECURITIES

        On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

        (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

        (2)     the amount of the distribution, if any, allocable to interest;

        (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

        (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

        (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

        (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

        (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

        (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

        (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

        (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

        (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

        (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

        (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

        (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

        (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

        Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

        The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

BOOK-ENTRY REGISTRATION OF SECURITIES

        If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

        The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a

Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

        Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

        To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

        Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

        Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

        The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

        We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities

Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

        Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

        (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

        (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

        (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

        If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

        None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. WE CANNOT ASSURE YOU THAT CEDE & CO., DTC OR ANY SECURITIES INTERMEDIARY WILL PROVIDE INFORMATION TO YOU OR ACT IN ACCORDANCE WITH THEIR RESPECTIVE RULES, REGULATIONS, AND PROCEDURES.

COLLECTION AND OTHER SERVICING PROCEDURES

        RESIDENTIAL LOANS. The master servicer, directly or through sub-servicers, will be required to

        o make reasonable efforts to collect all required payments under the residential loans and

        o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

        In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

        The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

        AGENCY SECURITIES. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

REALIZATION ON DEFAULTED RESIDENTIAL LOANS

        As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

        If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

        (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

        (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

        If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

        o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

        o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

        o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

        If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

        In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

        With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

        If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

        The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

        With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

        As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

        With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

        We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

EVIDENCE AS TO COMPLIANCE

        Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted

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accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

        Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

        THE MASTER SERVICER. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

        o the master servicer may resign from its obligations and duties under the related agreement under circumstances set forth in the related agreement, which may include a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans; and

        o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

        o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

        Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected:

        o against any liability for any breach of warranties or representations made in the servicing agreement; or

        o       against any specific liability imposed on the master servicer;
                or

        o       by the terms of the servicing agreement; or

        o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

        o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

        o       entitled to indemnification by the trust fund and

        o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, any representation or warranty regarding the mortgage loans, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than:

                o any loss, liability, or expense related to any specific residential loan or residential loans,

                o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

                o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

        In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in

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

any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

        Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

        The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

        THE DEPOSITOR. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

        Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

        o       the agreement or the securities;

        o       any representation or warranty regarding the mortgage loans;

        o       any Pool Insurance Policy;

        o       any special hazard insurance policy and the Bankruptcy Bond; or

        o       any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

        In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

        Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

        THE TRUSTEES. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

        The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

        DUTIES OF THE TRUSTEES. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

        Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

        Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

DEFICIENCY EVENTS

        With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

        A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

        If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

        The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

        If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

        If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

EVENTS OF DEFAULT

        POOLING AND SERVICING AGREEMENTS. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

        o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

        o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

        o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

        o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

        So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

        If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

        No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

        o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

        o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

        o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

        o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

        o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

        SERVICING AGREEMENT. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

        o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

        o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

        o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

        o any other servicing default specified in the servicing agreement.

        So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

        If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

        INDENTURE. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

        o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

        o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

        o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

        o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

        o any other event of default provided with respect to notes of that series.

        If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

        If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

        o maintain possession of the collateral securing the notes of the series and

        o continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

        In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

        o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

        o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

        o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

        o the trustee satisfies the other requirements as may be set forth in the related indenture.

        If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

        If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

        No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

        o the holder previously has given to the trustee written notice of default and the continuance of a default;

        o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

                o have made written request to the trustee to institute the proceeding in its own name as trustee; and

                o       have offered to the trustee reasonable indemnity;

        o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

        o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

        o exercise any of the trusts or powers vested in it by the indenture or

        o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

AMENDMENT

        With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

        (1)     to cure any ambiguity;

        (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

        (3) to make any other provisions with respect to matters or questions arising under the agreement; and

        (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided, that, the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

                (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

                (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

TERMINATION

        The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

        o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

        o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

        o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

        In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

        The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

VOTING RIGHTS

        Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                   DESCRIPTION OF PRIMARY INSURANCE COVERAGE

        The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

        The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

        The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

        The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

        As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

        o       advance or discharge

                o       hazard insurance premiums; and

                o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

        o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

        o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA INSURANCE AND VA GUARANTEES

        Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

        The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

        HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

        Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

        Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

        With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

        The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

        The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

        Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

        In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

        o       war,

        o       revolution,

        o       governmental actions,

        o       floods and other water-related causes,

        o       earth movement, including earthquakes, landslides and mudflows,

        o       nuclear reactions,

        o       wet or dry rot,

        o       vermin, rodents, insects or domestic animals,

        o       theft, and,

        o       in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

        When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

        (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

        (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

        The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

        (1) the replacement cost of the improvements less physical depreciation; and

        (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

        The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

        The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

        (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

        (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

        The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

        The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

        o       a Pool Insurance Policy;

        o       a special hazard insurance policy;

        o       a Bankruptcy Bond;

        o       a reserve fund; or

        o       a similar credit support instrument.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

        To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

POOL INSURANCE POLICIES

        The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

        Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

        Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

        o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

        o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

        o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

        o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

        Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

        (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

        (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

        Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

        (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

        (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

        The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

        In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

        If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

        Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

SPECIAL HAZARD INSURANCE POLICIES

        The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

        Claims under each special hazard insurance policy will generally be limited to:

        (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

        (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

        (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

        As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

        o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

        o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

        o       normal wear and tear,

        o       war,

        o       civil insurrection,

        o       certain governmental actions,

        o       errors in design,

        o       faulty workmanship or materials,

        o except under certain circumstances, nuclear or chemical reaction or contamination,

        o flood, if the property is located in a federally designated flood area, and

        o       certain other risks.

        Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

        (1)     the cost of repair to the property; and

        (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

                (a) accrued interest at the interest rate to the date of claim settlement and

                (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

        The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

                (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

                (b)     any amount paid as the cost of repair of the property.

        Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

        The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

        A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

        o       Primary Hazard Insurance Policy premiums,

        o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

        o       real estate property taxes, if applicable,

        o       property protection and preservation expenses and

        o       foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

        If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

        Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

        The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

RESERVE FUNDS

        The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

        Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

CROSS-SUPPORT PROVISIONS

        The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

        The coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trust funds.

LETTER OF CREDIT

        The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

INSURANCE POLICIES AND SURETY BONDS

        The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

EXCESS SPREAD

        The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

OVERCOLLATERALIZATION

        The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

        The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

GENERAL

        All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

        (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

        (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

        (3)     Manufactured Housing Contracts evidencing both

                o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

                o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

        The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

        There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

        Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

        o       the law of the state in which the real property is located,

        o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt, and,

        o in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

        The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

        If the Cooperative is unable to meet the payment obligations

        (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

        (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

        The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

        In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

        Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

        The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

        As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

        Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

        The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

        In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

        o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

        o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

        If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

        A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a

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result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

        Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

FORECLOSURE ON MORTGAGES

        Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

        An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

        A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

        Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

        In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

        (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

        (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

        In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former

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Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

        (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

        (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "'reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

        Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

        A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

        The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

        In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

        o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

        o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

        o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

        In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien

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of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

FORECLOSURE ON COOPERATIVE SHARES

        The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

        In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

        Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

        Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

        Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

        (1) Except in those few states where the debtor must receive notice of his right to cure his default - typically 30 days to bring the account current - repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial

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process, which is the repossession pursuant to court-issued writ of replevin.
The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

        (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

        (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

        The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

        Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

        While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

        States have taken a number of approaches to anti-deficiency and related legislation:

        o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

        o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former

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                borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

        o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

        o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

        o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

        A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

        A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

        Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

        In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due

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on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

        Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

        In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

        A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

        Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

        The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

JUNIOR MORTGAGES

        Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure on Mortgages" in this prospectus.

        Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS

        Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

        o       the federal Truth-in-Lending Act and Regulation Z,

        o       Real Estate Settlement Procedures Act and Regulation X,

        o       Equal Credit Opportunity Act and Regulation B,

        o       Fair Credit Billing Act,

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        o       Fair Credit Reporting Act,

        o       Fair Housing Act, Housing and Community Development Act,

        o       Home Mortgage Disclosure Act,

        o       Federal Trade Commission Act,

        o       Fair Debt Collection Practices Act,

        o       Uniform Consumer Credit Code,

        o       Consumer Credit Protection Act,

        o       Riegle Act,

        o       Depository Institutions Deregulation and Monetary Control Act,

        o       Gramm-Leach-Bliley Act, and

        o       related statutes and regulations.

        In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

        o       the disclosures required to be made to borrowers,

        o       licensing of originators of residential loans,

        o       debt collection practices,

        o       origination practices, and

        o       servicing practices.

        These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

        o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

        o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

        o       subject the trust to an administrative enforcement action,

        o       provide the borrower with the right to rescind the loan, and

        o       provide the borrower with set-off rights against the trust.

        Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

        Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

        In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

        The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

        If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"HIGH COST" LOANS AND PREDATORY LENDING LAWS

        Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

        In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

        Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

        Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENFORCEABILITY OF CERTAIN PROVISIONS

        Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

        The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

        The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

        TRANSFER OF MANUFACTURED HOMES. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

        In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

        Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

        o       prohibiting prepayment for a specified period after origination,

        o       prohibiting partial prepayments entirely or

        o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

        The laws of certain states may

        o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

        o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

        Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

SUBORDINATE FINANCING

        When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower - as junior loans often do - and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

        We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

        In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

        Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

        (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

        (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

        (3) all other non-federally chartered housing creditors, including without limitation

                o       state-chartered savings and loan associations,

                o       savings banks and mutual savings banks and

                o       mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

        Title VIII of the Garn-St Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

ENVIRONMENTAL LEGISLATION

        Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

        Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

        Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

                (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

                (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

        Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

        Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period.

Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

        Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

        In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

        The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

        The following discussion addresses securities of four general types:

        (1)     REMIC Securities,

        (2)     Grantor Trust Securities,

        (3)     Partnership Securities, and

        (4)     Debt Securities.

        The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

        (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

        (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

        (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

        The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICS

        GENERAL

        CLASSIFICATION OF REMICS. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor, specified in the related prospectus supplement

("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

        (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

        (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

        In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

        A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

        (i) in exchange for any qualified mortgage within a three-month period after that date; or

        (ii) in exchange for a "defective obligation" within a two-year period thereafter.

        A "defective obligation" includes

        (i) a mortgage in default or as to which default is reasonably foreseeable;

        (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

        (iii)   a mortgage that was fraudulently procured by the borrower; and

        (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

        A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

        Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

        In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

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        (1)     one or more classes of regular interests or

        (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

        o       issued on the Startup Day with fixed terms,

        o       designated as a regular interest,

        o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

        o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

        If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

        CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

        In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

        The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

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        TIERED REMIC STRUCTURES. For certain series of REMIC Securities, tiered
REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

        Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

        TAXATION OF OWNERS OF REGULAR SECURITIES

        GENERAL. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

        To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

        ORIGINAL ISSUE DISCOUNT. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

        Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

        Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is

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possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount - a so-called "super-premium" class - as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

        Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

        A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

        (1)     the sum of:

                (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

                (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

        (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

        The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

        (1)     the yield to maturity of the Regular Security at the issue date,

        (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

        (3)     the Prepayment Assumption.

        For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

        Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

        In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

        (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

        (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

        The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

        ACQUISITION PREMIUM. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

        (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

        (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

        VARIABLE RATE REGULAR SECURITIES. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

        (1) the issue price does not exceed the original principal balance by more than a specified amount, and

        (2) the interest compounds or is payable at least annually at current values of:

                (a)     one or more "qualified floating rates,"

                (b) a single fixed rate and one or more qualified floating rates,

                (c)     a single "objective rate," or

                (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

        A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

        (1)     within the control of the issuer or a related party, or

        (2)     unique to the circumstances of the issuer or a related party.

        A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

        Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

        (1)     a fixed rate, or

        (2)     a variable rate that is:

                (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

                (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

                (c) the weighted average of rates on some or all of the qualified mortgages,

                (d)     the product:

                (i) of a rate in (a) through (c) above and a fixed multiplier, or --

                (ii) plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

                (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

                (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

                (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

                (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

        Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

        The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

        Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

        MARKET DISCOUNT. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

        (1) is exceeded by the then-current principal amount of the Regular Security, or

        (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

        Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

        (1)     on the basis of a constant interest rate, or

        (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

        By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

        PREMIUM. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

        ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

        (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

        (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

        TREATMENT OF LOSSES. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

        Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

        While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

        SALE OR EXCHANGE OF REGULAR SECURITIES. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

        (1)     the cost of the Regular Security to the seller,

        (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security, and

        (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

        Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

        (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

        (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

        (3) to the extent that the gain does not exceed the excess, if any, of:

                (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

                (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

        In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

        TAXATION OF OWNERS OF RESIDUAL SECURITIES

        TAXATION OF REMIC INCOME. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

        (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

        (2)     all bad loans will be deductible as business bad debts, and

        (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

        The REMIC Pool's gross income includes:

        (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

        (2)     reduced by amortization of any premium on the mortgage loans,

        (3) plus income from amortization of issue premium, if any, on the Regular Securities,

        (4) plus income on reinvestment of cash flows and reserve assets, and

        (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

        The REMIC Pool's deductions include:

        (1) interest and original issue discount expense on the Regular Securities,

        (2)     servicing fees on the mortgage loans,

        (3)     other administrative expenses of the REMIC Pool, and

        (4)     realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

        The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

        If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

        BASIS AND LOSSES. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

        (1)     first, by a cash distribution from the REMIC Pool, and

        (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

        A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

        A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

        Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

        TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific

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items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

        ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

        MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

        PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

        LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

        (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

        (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

        For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

        The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

        (1)     could not be offset by net operating losses of its shareholders,

        (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

        (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

        Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

        TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

        (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

        (2) the highest marginal federal income tax rate applicable to corporations.

        The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

        In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

        (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

        (2)     the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

        If an "electing large partnership," as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

        For these purposes,

        (1)     "Disqualified Organization" means:

                (a)     the United States,

                (b) any state or political subdivision of the United States or any state,

                (c)     any foreign government,

                (d)     any international organization,

                (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

                (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

                (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

        (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

        (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

        The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

        (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

        (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

        Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

        NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

        (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

        (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

        The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

        (1)     the transferor

                (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

                (b) found that the transferee historically paid its debts as they came due, and

                (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

        (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

        (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

        (4)     one of the following two tests is satisfied: either

                (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

                (i) the present value of any consideration given to the transferee to acquire the interest;

                (ii) the present value of the expected future distributions on the interest; and

                (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

        For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

                (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

                (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

        Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

        FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

        (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

        (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

        If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

        The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

        SALE OR EXCHANGE OF A RESIDUAL SECURITY. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

        Any gain on the sale of a Residual Security will be treated as ordinary income:

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

        (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

        (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

        The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

        MARK TO MARKET REGULATIONS. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

        TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

        PROHIBITED TRANSACTIONS. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

        (1)     the disposition of a qualified mortgage other than for:

                (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

                (b) foreclosure, default, or imminent default of a qualified mortgage,

                (c)     bankruptcy or insolvency of the REMIC Pool, or

                (d)     a qualified (complete) liquidation,

        (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

        (3)     the receipt of compensation for services, or

        (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

        Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

        (1)     a default or reasonably foreseeable default,

        (2)     an assumption of the mortgage loan,

        (3)     the waiver of a due-on-sale or due-on-encumbrance clause, or

        (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

        CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

        (1)     during the three months following the Startup Day,

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        (2)     made to a qualified Reserve Fund by a Residual Securityholder,

        (3)     in the nature of a guarantee,

        (4)     made to facilitate a qualified liquidation or clean-up call, and

        (5)     as otherwise permitted in Treasury regulations yet to be issued.

        We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

        NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

        LIQUIDATION OF THE REMIC POOL

        If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

        ADMINISTRATIVE MATTERS

        The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

        LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

        An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

        (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

        (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

        In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of

Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

        TAXATION OF CERTAIN FOREIGN INVESTORS

        REGULAR SECURITIES. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

        (1)     is not a "10-percent shareholder" within the meaning of Code
Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C), and

        (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

        If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

        In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

        (1) the certification described above be provided by the partners rather than by the foreign partnership and

        (2) the partnership provide certain information, including a United States taxpayer identification number.

        In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

        RESIDUAL SECURITIES. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

        (1)     the mortgage loans were issued after July 18, 1984, and

        (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

        Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

        BACKUP WITHHOLDING

        Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on

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"reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

        REPORTING REQUIREMENTS

        Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

        o       corporations,

        o       non-calendar year taxpayers,

        o       securities or commodities dealers,

        o       real estate investment trusts,

        o       investment companies,

        o       common trust funds,

        o       thrift institutions and

        o       charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

        The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

        Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

GRANTOR TRUST FUNDS

        CLASSIFICATION OF GRANTOR TRUST FUNDS

        With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

        STANDARD SECURITIES

        GENERAL. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

        (1)     interest at the coupon rate on the mortgage loans,

        (2)     original issue discount, if any,

        (3)     prepayment fees,

        (4)     assumption fees, and

        (5)     late payment charges received by the servicer.

        A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

        (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

        (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

        TAX STATUS. Tax Counsel has advised the depositor that:

        (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

        (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

        (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

        PREMIUM AND DISCOUNT. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

        Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

        Original Issue Discount. The original issue discount rules of Code
Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic

                                      -90-
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inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

        Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

        Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

        RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation --"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

        Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

        SALE OR EXCHANGE OF STANDARD SECURITIES. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

        (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable

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federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

        (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

        Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

        STRIPPED SECURITIES

        GENERAL. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

        (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

        (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

        (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

        In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

        Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

        (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

        (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

        This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

        Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations,

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assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

        (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

        (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

        STATUS OF STRIPPED SECURITIES. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

        (1)     "real estate assets" within the meaning of Code Section
856(c)(5)(B),

        (2) "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

        (3) "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

        TAXATION OF STRIPPED SECURITIES. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

        If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

        As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

        In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

        SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

        PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

        POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

        (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

        (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

        (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

        Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

        Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

        REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

        The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

        On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

        TAXATION OF CERTAIN FOREIGN INVESTORS. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United

States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

        Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

        CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

        With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

        CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT SECURITIES

        For federal income tax purposes:

        (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

        (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

        TAXATION OF HOLDER OF DEBT SECURITIES

        TREATMENT OF THE DEBT SECURITIES AS INDEBTEDNESs. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

        If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

        Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

        (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

        (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

        (3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code
Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

        TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

        TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

        (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

        (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

        A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

        PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

        The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

        (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

        (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

        (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

        That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

        All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

        A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

        Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

        DISCOUNT AND PREMIUM. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

        If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

        SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

        DISPOSITION OF SECURITIES. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

        Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

        If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

        ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

        The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

        SECTION 731 DISTRIBUTIONS. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

        SECTION 754 ELECTION. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

        The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

        ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

        Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

        (1) the name, address and taxpayer identification number of the nominee and

        (2)     as to each beneficial owner:

        (x) the name, address and identification number of the beneficial owner,

        (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

        (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

        In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

        The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

        TAX CONSEQUENCES TO FOREIGN HOLDERS OF PARTNERSHIP SECURITIES. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

        BACKUP WITHHOLDING. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

        The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

REPORTABLE TRANSACTIONS

        Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                        STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

        Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under
Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition,
Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

        Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

        In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

        Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

        Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued an individual exemption, Prohibited Transaction Exemption 91-22, referred to as the "Exemption," on April 18, 1991 to UBS Securities LLC. The Exemption, together with similar exemptions issued to other underwriters, has been amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and
(b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

        (1)     UBS Securities LLC,

        (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and

        (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

        The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

        (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

        (3) the trustee cannot be an affiliate of any other member of the "Restricted Group" other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

        (4)     (a)     the sum of all payments made to and retained by the
underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

                (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

                (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

        (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        The Exemption also requires that the trust fund meet the following requirements:

        (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

        (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

        (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

        A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate. The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

        If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the certificates, an "EXCLUDED PLAN" is an ERISA Plan sponsored by any member of the Restricted Group.

        If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

        (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between UBS Securities LLC or another underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

                (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

                (b)     an affiliate of that person,

        (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

        (3)     the holding of certificates by an ERISA Plan.

        Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

        The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

        Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

        (1) that the certificates constitute "certificates" for purposes of the Exemption and

        (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

        In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95-60, Labor Department Regulation 29 CFR Section 2550.401c-1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95-60.

        Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

        The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which we refer to as SMMEA. Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" ("non-SMMEA securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the non-SMMEA securities constitute legal investments for them.

        Classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

        (1)     depository institutions,

        (2)     insurance companies, and

        (3)     trustees and pension funds,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these types of entities.

        Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA. Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. However, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

        (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by "mortgage related securities",

        (2) federal credit unions may invest in "mortgage related securities," and

        (3) national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R.Section 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.Section 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

        All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA (effective October 1, 1998). The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks), applicable to all securities (including mortgage pass-through securities and mortgage-derivative products), used for investment purposes.

        Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

        (1)     "prudent investor" provisions,

        (2)     percentage-of-assets limits,

        (3) provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and

        (4) with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

        Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

        Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining:

        (1) whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and

        (2) if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

        The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by UBS Securities LLC acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

        Alternatively, the related prospectus supplement may specify that the securities will be distributed by UBS Securities LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If UBS Securities LLC acts as agent in the sale of securities, UBS Securities LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that UBS Securities LLC elects to purchase securities as principal, UBS Securities LLC may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

        The depositor will indemnify UBS Securities LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments UBS Securities LLC and any underwriters may be required to make in respect of any liability.

        The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

        In the ordinary course of business, UBS Securities LLC and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

        The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

        As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, or by telephone at (212) 713-2000.

        The depositor filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

        Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

                                  LEGAL MATTERS

        The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, McKee Nelson LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or such other counsel for the depositor as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

        A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

        This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

        It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

        Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute

        (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

        (2) the degree to which the rate of prepayments might differ from that originally anticipated, or

        (3) the likelihood of early optional termination of the series of securities.

        The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

        We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

        The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

        If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                                GLOSSARY OF TERMS

        "1986 Act" is the Tax Reform Act of 1986.

        "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

        "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

        "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

        (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

        (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

        (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

        (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

        "Available Subordination Amount" is an amount equal to the difference between

        (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

        (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

        "Bankruptcy Bond" is a bond insuring residential loans which covers

        (1)     certain losses resulting from

                (a)     an extension of the maturity of a residential loan, or

                (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

        (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

        "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

        "California Military Code" is the California Military and Veterans Code, as amended.

        "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

        (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

        (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

        (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

        "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

        "Clearstream" is Clearstream Banking, societe anonyme.

        "Code" is the Internal Revenue Code of 1986, as amended.

        "Collateral Value" is

        (1) with respect to a residential property or cooperative unit, it is the lesser of:

                (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

                (b)     the sales price of the property.

        (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

        "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

        "Cooperative Loans" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

        "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

        "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

        "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

        "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

        "DTC" is The Depository Trust Company.

        "Due Period" is the period of time specified in the related prospectus supplement.

        "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

        "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

        "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

        "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

        "FHA" is the Federal Housing Authority.

        "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

        "Freddie Mac Certificates" are mortgage participation certificates issued by the Freddie Mac.

        "Garn-St Germain Act" is the Garn-St Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

        "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

        "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

        "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

        "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

        "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

        "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

        "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

        "IRS" is the federal Internal Revenue Service.

        "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

        "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

        "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

        "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

        "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

        (1)     new or used manufactured homes;

        (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

        (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

        "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

        "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

        "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

        "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

        "OTS" means the federal Office of Thrift Supervision.

        "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

        "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

        "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

        "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

        "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

        "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

        "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

        (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

        (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

        "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

        "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

        "PTCE" is the Prohibited Transaction Class Exemption.

        "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

        "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

        "Refinance Loan" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

        "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

        "Regular Securityholder" is a holder of a Regular Security.

        "Relief Act" is the Servicemembers Civil Relief Act.

        "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

        "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

        "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

        "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

        "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

        "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

        "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

        "Residual Securityholder" is a holder of a Residual Security.

        "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

        "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

        "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

        "SEC" is the U.S. Securities and Exchange Commission.

        "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

        "Security Owner" is a person who has beneficial ownership interests in a security.

        "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

        "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

        "Similar Law" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

        "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

        "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

        "Startup Day" is the date the REMIC securities are issued.

        "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

        (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

        (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

        "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

        "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

        "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

        "U.S. Person" is

        (1)     A citizen or resident of the United States,

        (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

        (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

        (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

        "VA" is the Department of Veteran Affairs.

        "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

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


YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                  TABLE OF CONTENTS

                PROSPECTUS SUPPLEMENT

Summary...........................................S-5
Risk Factors.....................................S-17
Forward Looking Statements.......................S-27
Defined Terms....................................S-27
Description of the Mortgage Loans................S-28
Underwriting Standards of Option One
      Mortgage Corporation.......................S-53
The Master Servicer..............................S-58
Description of the Offered Certificates..........S-60
Prepayment and Yield Considerations..............S-75
The Pooling and Servicing Agreement..............S-95
Federal Income Tax Consequences.................S-100
ERISA Considerations............................S-103
Legal Investment................................S-104
Use of Proceeds.................................S-104
Underwriting....................................S-104
Ratings.........................................S-104
Legal Matters...................................S-105
Glossary of Terms...............................S-106

                    PROSPECTUS

Summary of Terms....................................1
Risk Factors........................................7
Defined Terms......................................13
The Trust Funds....................................13
Use of Proceeds....................................22
Yield Considerations...............................22
Maturity and Prepayment Considerations.............24
The Depositor......................................25
Residential Loans..................................26
Description of the Securities......................27
Description of Primary Insurance Coverage..........48
Description of Credit Support......................52
Certain Legal Aspects of Residential Loans.........56
Federal Income Tax Consequences....................71
State and Other Tax Consequences...................99
ERISA Considerations...............................99
Legal Investment..................................102
Plans of Distribution.............................104
Incorporation of Certain Information by Reference.105
Legal Matters.....................................105
Financial Information.............................105
Additional Information............................105
Rating ...........................................105
Glossary of Terms.................................107


DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS FOLLOWING THE DATE HEREOF.

                                 $1,591,174,000
                                  (APPROXIMATE)


                                  [MASTR LOGO]


                          MASTR ASSET BACKED SECURITIES
                                 TRUST 2005-OPT1


                          MORTGAGE ASSET SECURITIZATION
                               TRANSACTIONS, INC.
                                   (DEPOSITOR)


                         UBS REAL ESTATE SECURITIES INC.
                                    (SELLER)


                         OPTION ONE MORTGAGE CORPORATION
                        (ORIGINATOR AND MASTER SERVICER)

              MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2005-OPT1



                        --------------------------------

                              PROSPECTUS SUPPLEMENT

                        --------------------------------


                           [UBS INVESTMENT BANK LOGO]



                                  MAY 10, 2005